Exhibit 10.19

Execution Version

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated effective as of December 31, 2020, by and among Sotherly Hotels LP, a Delaware limited partnership (the “Company”), Sotherly Hotels Inc., a Maryland corporation operating as a real estate investment trust (the “Guarantor”; the Guarantor and the Company being herein sometimes collectively referred to as the “Obligors”), each investor identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”), and KWHP SOHO, LLC, a Delaware limited liability company, as collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

A.The parties hereto are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

B.Each First Closing Investor, severally and not jointly, wishes to purchase, and the Company wishes to issue to each First Closing Investor, upon the terms and conditions stated in this Agreement, at the First Closing, one or more promissory notes of the Company, substantially in the form attached hereto as Exhibit A-1 (collectively, the “First Closing Notes” and each, individually, a “First Closing Note”), in the aggregate principal amount set forth across from such First Closing Investor’s name under the heading “Principal Amount of First Closing Note” on the Schedule of Investors.

C.On the terms set forth herein, the Company may elect to issue and sell to each Second Closing Investor additional promissory notes of the Company in the form attached hereto as Exhibit A-2 (collectively, the “Second Closing Notes” and each, individually, a “Second Closing Note,” and together with any Second Closing Notes issued hereunder, collectively, the “Notes” and each, individually, a “Note”) in the aggregate principal amount set forth across from such Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors at the Second Closing.

D.Guarantor wishes to guarantee the performance of all obligations of the Company hereunder and the payment of all amounts due under the Notes issuable pursuant to this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors, intending to be legally bound hereby, agree as follows:

ARTICLE I DEFINITIONS

1.1Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Guarantor.

“Agreement” has the meaning set forth in the Preamble.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable Closing Date” means (i) with respect to the First Closing, the First Closing Date, and (ii) with respect to the Second Closing, the Second Closing Date, if any.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Board” means the board of directors of the Guarantor.

“Board Observer Agreement” has the meaning set forth in Section 2.3(a)(iii).

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means each of the First Closing and Second Closing, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means all property (whether real or personal and whether tangible or intangible) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including Pledged Collateral as defined in the Security Agreement.

“Collateral Agent” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Frost Brown Todd LLC.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Guarantor and any of their or the Guarantor’s respective Controlled Affiliates and (b) if the Guarantor has a parent company, such parent company, and its Controlled Affiliates.

“Core Properties” has the meaning set forth in each of the Notes.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Guarantor under section 414 of the Code.

“Event of Default” means any Event of Default as defined in each of the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” has the meaning set forth in Section 3.1(m).

“Expense Cap” has the meaning set forth in Section 4.2(a).

“Expense Deposit” has the meaning set forth in Section 4.2(a).

“First Closing” means the closing of the purchase and sale of the First Closing Notes pursuant to Section 2.1(a).

“First Closing Date” means the first (1st) Trading Day after the date on which this Agreement has been executed and delivered by all parties hereto, unless on such date the conditions set forth in Section 5.1 (other than those to be satisfied at the First Closing) shall not have been satisfied or waived in writing, in which case the First Closing Date shall be on the first (1st) Trading Day after the date on which the last to be satisfied or waived of the conditions set forth in Section 5.1 (other than those to be satisfied at the First Closing) shall have been satisfied or waived.

“First Closing Excess Expenses” has the meaning set forth in Section 4.2(a).

“First Closing Investor” means each Investor set forth under the heading “First Closing Investors” on the Schedule of Investors.

“First Closing Notes” has the meaning set forth in the Recitals.

“Flow of Funds” means a line-item summary of the funds to be disbursed, received, applied, deposited, paid or reimbursed, as applicable, by or for the benefit of the Company, the Collateral Agent, each Investor and any third party vendor or consultant in accordance with the Transaction Documents, as approved by the Company, the Collateral Agent and each Investor and executed and delivered by the Company as of the applicable Closing.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Governmental Authority” means (a) the government of (1) the United States or any state or other political subdivision thereof, or (2) any other jurisdiction in which the Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Guarantor or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantor” has the meaning set forth in the Preamble.

“Guaranty,” “Guaranteed,” “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (1) the purchase of Securities or obligations, (2) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (3) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (4) repayment of amounts drawn down by beneficiaries of letters of credit, or (5) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a material hazard to health and safety, the removal of which may be required by a Governmental Authority or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Indebtedness” means, with respect to any Person, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes (including the First Closing Notes and the Second Closing Notes), bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement, which are required under generally accepted accounting principles to be presented as liabilities or, as to vehicle or equipment leases, current liabilities, and (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though such Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness.

“Interest Reserve” has the meaning set forth in Section 4.3.

“Investor” has the meaning set forth in the Preamble.

“KW” means KWHP SOHO, LLC.

“Legal Opinion” has the meaning set forth in Section 5.1(a)(ix).

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a capitalized lease obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (1) in respect of a lease not constituting a capitalized lease obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (2) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Effect” means any condition, circumstance, or situation that would reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Transaction Documents, (ii) a material adverse effect on the financial condition of the Guarantor and its Subsidiaries, taken as a whole, (iii) a material adverse effect on either Obligor’s authority to perform its obligations hereunder or under any of the Transaction Documents in any material respect on a timely basis, or (iv) a material adverse effect on the rights or remedies of the Investors or the Collateral Agent under any Transaction Document; provided, that, any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (x) effects caused by changes or circumstances affecting general market or other conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates (provided, that such effects are not borne to a materially disproportionate degree by the Company compared to other companies operating in the same industry and similar markets and assets as the Company); (y) effects resulting from or relating to the announcement or disclosure of the sale of the Notes or other transactions contemplated by the Transaction Documents; or (z) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action required by this Agreement; notwithstanding anything to the contrary contained herein, a foreclosure action (or deed-in-lieu thereof), acceleration of the debt or other exercise of remedies with regards to any mortgage Indebtedness on up to three (3) properties, the ceasing of operations at up to three (3) properties owned by the Subsidiaries or the bankruptcy or insolvency of the Subsidiary owners and/or operators of up to three (3) properties shall not be deemed to have a Material Adverse Effect, so long as no such foreclosure action (or deed-in-lieu thereof), acceleration of the debt, ceasing of operations, bankruptcy or insolvency has occurred with respect to (A) any of the Core Properties or the direct Subsidiary owners thereof, as applicable, or any of the Pledgors pursuant to the Security Agreement or any successor thereof, or (B) any Subsidiary if, as the result thereof, any Obligor incurs liability in respect of such Subsidiary in excess of such Obligor’s contingent liability therefor as of the date hereof.

“Material Contract” means any contract or other arrangement (other than this Agreement and the Notes), whether written or oral, to which either Obligor or any Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Notes” has the meaning set forth in the Recitals.

“Obligations” has the meaning set forth in Section 6.1.

“Obligors” has the meaning set forth in the Preamble.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Organizational Documents” means, with respect to any particular entity: (i) if a corporation, the articles or certificate of incorporation and the bylaws; (ii) if a general partnership, the partnership agreement and any statement of partnership existence; (iii) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (iv) if a limited liability company, the articles of organization or certificate of formation and operating agreement; (v) if a trust, the trust agreement and any other formation documents; (vi) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (vii) all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (viii) any amendment or supplement to any of the foregoing.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Guarantor or any ERISA Affiliate or with respect to which the Guarantor or any ERISA Affiliate may have any liability.

“Press Release” has the meaning set forth in Section 4.5.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.

“Required Holders” means at any time (a) prior to any Closing, the Investors and (b) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding. “Schedule of Investors” means the list of Investors attached hereto as Annex A.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.1(d).

“Second Closing” means the closing of the purchase and sale of the Second Closing Notes pursuant to Section 2.1(b).

“Second Closing Date” has the meaning set forth in Section 2.1(b)(ii).

“Second Closing Election Notice” has the meaning set forth in Section 2.1(b)(ii).

“Second Closing Excess Expenses” has the meaning set forth in Section 4.2(b).

“Second Closing Investor” means each Investor set forth under the heading “Second Closing Investors” on the Schedule of Investors.

“Second Closing Notes” has the meaning set forth in the Recitals.

“Securities” or “Security” shall have the same meaning as in Section 2(1) of the Securities Act.

“Securities Act” has the meaning set forth in the Recitals.

“Security Agreement” has the meaning set forth in Section 2.3(a)(ii).

“Security Documents” means, collectively, the Security Agreement and any other security agreement, collateral access agreement, landlord waiver, account control agreement or other agreement or instrument entered into in connection with this transaction, pursuant to or in connection with which the Company grants or perfects a security interest to the Collateral Agent for the benefit of the Investors.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsequent Closing Deadline” means the first anniversary of the First Closing Date.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Guarantor and includes the Company.

“Termination Date” has the meaning set forth in Section 9.1(a)(ii).

“Trading Day” means a day on which the common stock of the Guarantor is traded on a Trading Market.

“Trading Market” means whichever of the NYSE American, New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the

OTCBB on which the common stock of the Guarantor is listed or quoted for trading on the date in question, which, for the avoidance of doubt, as of the date hereof, is the Nasdaq Global Market.

“Transaction Documents” means this Agreement, including the schedules, annexes and exhibits attached hereto, the Notes, the Security Documents, the Board Observer Agreement and each of the other agreements or instruments entered into or executed by the parties hereto in connection with the transactions contemplated by this Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent for the benefit of the Investors pursuant to the applicable Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

ARTICLE II

PURCHASE AND SALE

2.1Purchase and Sale of the Notes; Closings.

(a)First Closing. Subject to the terms and conditions set forth in this Agreement, at the First Closing, the Company shall issue and sell to each First Closing Investor, and each First Closing Investor shall, severally and not jointly, purchase from the Company, First Closing Notes in the principal amount set forth across from such First Closing Investor’s name under the heading “Principal Amount of First Closing Note” on the Schedule of Investors, at a purchase price equal to the principal face amount thereof. At the First Closing, the Company shall pay to each of the Investors (or offset in the Flow of Funds), as applicable, (i) a one percent (1%) origination fee on the “Aggregate First Closing Purchase Price” as set forth across from such First Closing Investor’s name on the Schedule of Investors, in consideration of such Investors’ purchase of the First Closing Notes, and (ii) a one percent (1%) commitment fee on the “Aggregate Second Closing Purchase Price” as set forth across from such Second Closing Investor’s name on the Schedule of Investors, in consideration of such Investors’ commitment to purchase Second Closing Notes if elected by the Company in accordance with the terms of this Agreement, which fees shall be deemed fully earned by and payable to such Investors as of the First Closing Date. The date and time of the First Closing shall be 10:00 a.m. (New York time) on the First Closing Date. The First Closing shall take place by delivery of the items to be delivered at the First Closing by facsimile or other electronic transmission.

(b)Second Closing.

(i)The Company shall have the right, but not the obligation, to elect that the Second Closing Investors agree to purchase $10,000,000 in aggregate principal amount of Second Closing Notes at any time on or prior to the Subsequent Closing Deadline in accordance with this Section 2.1(b).

(ii)In the event that the Company desires to elect that the Second Closing Investors purchase the Second Closing Notes pursuant to this Section 2.1(b), the Company shall deliver each Second Closing Investor written notice of such election (a “Second Closing Election Notice”) on or prior to the date that is 45 calendar days prior to the Subsequent Closing Deadline, which Second Closing Request shall (x) set forth the Company’s irrevocable offer to sell the Second Closing Notes to the Second Closing Investors in accordance with this Section 2.1(b), and (y) specify the closing date for such sale of Second Closing Notes hereunder (the “Second Closing Date”), which Second Closing Date (A) shall not be earlier than the 30th calendar day following the delivery of the Second Closing Election Notice to the Company, and (B) shall not be later than the Subsequent Closing Deadline.

(iii)In the event that the Company shall timely deliver a Second Closing Election Notice to the Second Closing Investors in accordance with the foregoing, each Second Closing Investor shall have the obligation to purchase all of the Second Closing Notes in the principal amount equal to the amount set forth across from such Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors.

(iv)Upon the Second Closing Investors’ receipt of the Second Closing Election Notice pursuant to clause (ii) above, the Company shall become irrevocably obligated to issue, sell and deliver to the Second Closing Investors their respective Second Closing Notes on the Second Closing Date on the terms and conditions set forth herein.

(v)Subject to the terms and conditions set forth in this Agreement, at the Second Closing, the Company shall issue and sell to each Second Closing Investor, and each such Second Closing Investor shall, severally and not jointly, purchase from the Company, each such Second Closing Investor’s Second Closing Notes in the principal amount set forth across from each such Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors, at a purchase price equal to the principal face amount thereof. The date and time of the Second Closing shall be 10:00 a.m. (New York time) on the Second Closing Date. The Second Closing shall take place by delivery of the items to be delivered at the Second Closing by facsimile or other electronic transmission.

2.2Guaranty. The obligations of the Company under this Agreement, the Notes and other Transaction Documents are unconditionally and irrevocably guaranteed by the Guarantor pursuant to Article VI of this Agreement.

2.3First Closing Deliverables.

(a)First Closing. At the First Closing, the Obligors shall deliver or cause to be delivered:

(i)a First Closing Note to each First Closing Investor in the principal amount set forth across from such First Closing Investor’s name under the heading “Principal Amount of First Closing Note” on the Schedule of Investors, duly executed by the Company;

(ii)a Pledge and Security Agreement to the Collateral Agent, substantially in the form attached hereto as Exhibit B (the “Security Agreement”), duly executed by the Company and its Subsidiaries Capitol Hotel Associates, L.P., L.L.P., a Virginia limited partnership, and MHI GP LLC, a Delaware limited liability company;

(iii)a Board Observer Agreement, substantially in the form attached hereto as Exhibit C (the “Board Observer Agreement”), duly executed by the Guarantor; and

(iv)all other deliverables specified in Section 5.1(a).

(b)At the First Closing, the First Closing Investors (as applicable) shall deliver or cause to be delivered to the Obligors the following:

(i)the aggregate purchase price for the First Closing Notes purchased by such First Closing Investor hereunder, as set forth across from such First Closing Investor’s name under the heading “Aggregate First Closing Purchase Price” on the Schedule of Investors – less, if offset in the Flow of Funds, a one percent (1%) origination fee on “Aggregate First Closing Purchase Price”, as set forth across from such First Closing Investor’s name on the Schedule of Investors, and a one percent (1%) commitment fee on the “Aggregate Second Closing Purchase Price”, as set forth across from such Second Closing Investor’s name on the Schedule of Investors, all as more particularly set forth in Section 2.1(a) – in U.S. dollars and in immediately available funds, by wire transfer to an account designated in writing to such First Closing Investor by the Company for such purpose;

(ii)the Security Agreement, duly executed by the Collateral Agent; and

(iii)the Board Observer Agreement, executed by the individual designated by KW to serve as a board observer thereunder.

2.4Second Closing Deliverables. At the Second Closing, if applicable, pursuant to the terms and conditions set forth in this Agreement:

(a)the Obligors shall deliver or cause to be delivered to each Second Closing Investor a Second Closing Note in the principal amount set forth across from such Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors, duly executed by the Company;

(b)each Second Closing Investor shall deliver or cause to be delivered to the Company the aggregate purchase price for the Second Closing Notes purchased by such Second Closing Investor hereunder, as set forth across from such Second Closing Investor’s name under the heading “Aggregate Second Closing Purchase Price” on the Schedule of Investors, in U.S. dollars and in immediately available funds, by wire transfer to an account designated in writing to such Second Closing Investor by the Company for such purpose; and

(c)the Obligors shall deliver or cause to be delivered all other deliverables specified in Section 5.2(a).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1Representations and Warranties of the Company. Each Obligor hereby represents and warrants to the Investors, as of the date hereof and as the date of each Closing, as follows:

(a)Organization and Qualification.

(i)The Company is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

(ii)The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

(iii)Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(b)Authorization; Enforcement.

(i)This Agreement, the Notes and all other Transaction Documents to which the Company is a party have been duly authorized by all necessary limited partnership action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note and all other Transaction Documents will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii)This Agreement and all other Transaction Documents to which the Guarantor is a party have been duly authorized by all necessary corporate action on the part of the Guarantor, and this Agreement constitutes, and upon execution and delivery thereof all other Transaction Documents will constitute, a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)Ownership of Shares of Subsidiaries; Affiliates.

(i)Schedule 3.1(c) contains (except as noted therein) complete and correct lists of (1) the Guarantor’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Guarantor and each other Subsidiary, (2) the Guarantor’s Affiliates, other than Subsidiaries, and (3) each Obligor’s directors and senior officers.

(ii)All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 3.1(c) as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Guarantor or Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(d)SEC Reports; Financial Statements. The Obligors have filed all reports, schedules, forms, statements, and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the “SEC Reports”). As of their respective dates (or, if amended or superseded by a filing prior to the First Closing Date, then on the date of such filing), the SEC Reports filed by the Obligors complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the First Closing Date, then on the date of such filing) by the Obligors, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Obligors included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the First Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Guarantor and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All Material Contracts to which the Guarantor or any of its Subsidiaries is a party or to which the property or assets of the Guarantor or any of its Subsidiaries are subject are included as part of or identified in the SEC Reports. The Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed in the financial statements of the Obligors included in the SEC Reports.

(e)Compliance with Laws, Other Instruments, Etc. The execution and delivery by (i)the Company of this Agreement and the Notes, and (ii) the Guarantor of this Agreement will not (A) constitute a default under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Guarantor or any Subsidiary is bound, (B) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary.

(f)Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (i) the Company of this Agreement or the Notes or (ii) the Guarantor of this Agreement, other than any registrations, filings or declarations required as a result of Guarantor’s status as a publicly-traded company.

(g)Litigation; Observance of Agreements, Statutes and Orders.

(i)There are no actions, suits, investigations or proceedings pending or, to the best knowledge of either Obligor, threatened against or affecting the Guarantor or any Subsidiary or any property of the Guarantor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)Neither the Guarantor nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 3.1(n)), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)Taxes; REIT Status.

(i)The Guarantor and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (1) the amount of which, individually or in the aggregate, is not Material or (2) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither Obligor knows of any basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals, and reserves on the books of the Guarantor and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Guarantor and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2016.

(ii)The Guarantor has operated, and intends to continue to operate in a manner so as to permit it to qualify as a REIT. The Guarantor has elected treatment as a REIT. Each Subsidiary of the Guarantor is either (1) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (2) a REIT, (3) a Taxable REIT Subsidiary within the meaning of Section 856(l) of the Code, (4) a partnership under Treasury Regulation Section 301.7701-3 or (5) an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3.

(i)Title to Property; Leases. The Company and its Subsidiaries have good and  marketable title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheets of the Obligors in the SEC Reports or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

(j)Licenses, Permits, Etc.

(i)The Guarantor and its Subsidiaries own, possess or have the contractual right to use all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are necessary to the conduct of its businesses, without known conflict with the rights of others.

(ii)To the actual knowledge of each Obligor, no product or service of the Guarantor or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(iii)To the actual knowledge of each Obligor, there is no Material violation by any Person of any right of the Guarantor or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by the Guarantor or any of its Subsidiaries.

(k)Compliance with Employee Benefit Plans.

(i)The Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(ii)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(iii)The Guarantor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(iv)The expected postretirement benefit obligation (determined as of the last day of the Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Guarantor and its Subsidiaries is not Material.

(v)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

(vi)The Guarantor and its Subsidiaries do not have any Non-U.S. Plans.

(l)Private Offering by the Company. Neither Obligor or anyone acting on their behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes, or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Investors, each of which has been offered the Notes at a private sale for investment. Neither Obligor nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

(m)Existing Indebtedness; Future Liens.

(i)Except as described therein, Schedule 3.1(m) sets forth a complete and correct list of all outstanding Indebtedness of the Guarantor and its Subsidiaries as of September 30, 2020 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof) (collectively, the “Existing Indebtedness”), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Guarantor or its Subsidiaries. No lender on any Existing Indebtedness has (1) issued an uncured letter of default, (2) accelerated any Indebtedness or (3) filed any foreclosure action or similar legal proceeding or otherwise exercised remedies (provided that the triggering of any springing obligations pursuant to the express terms of the applicable loan documentation, such as implementation of cash management as the result of decreased property performance, shall not be deemed an exercise of remedies).

(ii)Except as disclosed in Schedule 3.1(m), neither the Guarantor nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by this Agreement.

(iii)Neither the Guarantor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing material Indebtedness of the Guarantor or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which expressly limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of either Obligor under the Notes or any other Transaction Document.

(n)Foreign Assets Control Regulations, Etc.

(i)Neither the Guarantor nor any Controlled Entity (A) is a Blocked Person, (B) has been notified that its name appears or may in the future appear on a State Sanctions List or (C) is a target of sanctions that have been imposed by the United Nations or the European Union.

(ii)Neither the Guarantor nor any Controlled Entity (A) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (B) to either Obligor’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(iii)No part of the proceeds from the sale of the Notes hereunder:

(A)

constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Guarantor or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause any Investor to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws;

(B)	will be used, directly or indirectly, in violation of, or cause any Investor to be in violation of, any applicable Anti-Money Laundering Laws; or
(C)

will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Investor to be in violation of, any applicable Anti-Corruption Laws.

(iv)The Guarantor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Guarantor and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws;

No representation is being made hereby with regards to the ownership of any publicly traded shares of the Guarantor.

(o)Status under Certain Statutes. Neither the Guarantor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

(p)Environmental Matters.

(i)Neither the Guarantor nor any Subsidiary has knowledge of any claim or has received any written notice of any claim and no proceeding is known to have been instituted asserting any claim against the Guarantor or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(ii)Neither the Guarantor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(iii)Neither the Guarantor nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(iv)Neither the Guarantor nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v)All buildings on all real properties now owned, leased, or operated by the Guarantor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(q)Ranking of Notes. Except as set forth on Schedule 3.1(q), no Indebtedness of the Company will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(r)Security Interest in Collateral. The provisions of this Agreement and the other Transaction Documents create legal, valid and enforceable Liens on, and security interests in, all of the Company’s right, title and interest in and to all the Collateral in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Investors, and upon (x) the making of the filings, recordings and other similar actions specified in the Security Documents, and (y) the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Liens shall constitute perfected and continuing Liens on, and security interests in, the Collateral, securing the Obligations, enforceable against the Obligors and all third parties, and, except as set forth on Schedule 3.1(r), having priority over all other Liens on the Collateral; provided that Collateral Agent and the Investors acknowledge that the exercise of the pledge in the Equity Interest of Philadelphia Hotel Associates LP pursuant to the Security Agreement requires the approval of the mortgage lender under the applicable mortgage loan for the Philadelphia hotel property.

(s)Disclosure. Each Obligor understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in Notes of the Company. All of the written disclosures furnished by or on behalf of the Obligors to the Investors regarding the Guarantor and its Subsidiaries and their respective businesses and the transactions contemplated hereby, including the Schedules to this Agreement, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Obligor acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

3.2Representations and Warranties of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Obligors as follows:

(a)Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Notes hereunder and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement and the Transaction Documents to which such Investor is a party or has or will execute have been duly executed and delivered by such Investor and constitute the valid and binding obligations of such Investor, enforceable against it in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)Purchase for Investment.Each Investor severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Investor or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Investor’s or their property shall at all times be within such Investor’s or their control. Each Investor understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

(c)Accredited Investor.Each Investor severally represents that it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Investor further severally represents that such Investor has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.

(d)Experience of Such Investor; Risk of Loss. Such Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of its investment in the Notes, and is able to bear such risk and is able to afford a complete loss of such investment.

(e)Access to Information. Such Investor acknowledges that it has been furnished with all materials relating to the business, finances and operations of the Obligors and materials relating to the offer and sale of the Notes that have been requested by such Investor. Such Investor has been afforded the opportunity to ask questions of the Company and receive answers from representatives of the Obligors concerning the Obligors and the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Obligors’ representations and warranties contained herein or in any other Transaction Document.

(f)No Governmental Review. Such Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes or the fairness or suitability of the investment in the Notes nor have such authorities passed upon or endorsed the merits of the offering of the Notes.

(g)Reliance on Exemptions. Such Investor understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein and in the other Transaction Documents in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Notes.

(h)Foreign Assets Control Regulations, Etc.

(i)No Investor (A) is a Blocked Person, (B) has been notified that its name  appears or may in the future appear on a State Sanctions List or (C) is a target of sanctions that have been imposed by the United Nations or the European Union.

(ii)No Investor (A) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (B) to such Investor’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(iii)No part of the proceeds from payment on the Notes hereunder:

(D)

constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Investor, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause Guarantor or any Subsidiary to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws;

(E)	will be used, directly or indirectly, in violation of, or cause Guarantor or any Subsidiary to be in violation of, any applicable Anti-Money Laundering Laws; or
(F)

will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause Guarantor or any Subsidiary to be in violation of, any applicable Anti-Corruption Laws.

(iv)Each Investor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that such Investor is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1Use of Proceeds; Margin Regulations. The Company will apply the net proceeds of the sale of the Notes hereunder in any manner it deems appropriate to support the continued operation of the business conducted by the Company, the Guarantor or its Subsidiaries, provided that Company will not distribute the proceeds of the sale of the Notes hereunder to its investors or shareholders, and provided, further, that the Company will deposit the Interest Reserve with Collateral Agent as more particularly set forth in Section 4.3. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

4.2Reimbursement of Transaction Expenses.

(a)On the First Closing Date, the Obligors shall pay to the Collateral Agent, for distribution to the First Closing Investors for reimbursement, as applicable, an amount equal to (i) the total reasonable costs and expenses incurred by Collateral Agent, the Investors and their Affiliates in connection with the First Closing, including, without limitation, all reasonable legal and due diligence costs, up to a maximum of Three Hundred Thousand Dollars ($300,000) (“Expense Cap”), less (ii) One Hundred Thousand Dollars ($100,000) paid by the Company to the Collateral Agent, for distribution to the First Closing Investors for reimbursement, as applicable, upon the execution of the Summary of Terms on October 21, 2020 by such parties (“Expense Deposit”) (which, if any, shall be referred to as the “First Closing Excess Expenses”). Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, the Expense Deposit paid by the Company to the Collateral Agent in clause (ii) above is non-refundable (and neither the Collateral Agent nor any Investors shall have any obligation to return any of the $100,000 to either Obligor) regardless of whether or not the transactions contemplated hereby are consummated or any sale of Notes occurs pursuant to this Agreement.

(b)On the earlier of (i) the date on which the aggregate principal amount of all Second Closing Notes actually issued and sold by the Company to the Investors pursuant to Section 2.1(b), and (ii) the Trading Day after the Subsequent Closing Deadline, the Obligors shall pay to the Collateral Agent, for distribution to the Second Closing Investors in proportion to the principal amount set forth across from such Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors, an amount equal to (x) the total reasonable costs and expenses incurred by the Collateral Agent, the Investors and their Affiliates in connection with the transactions contemplated by the Agreement, including, without limitation, all reasonable legal and due diligence costs, up to the Expense Cap, less (y) the Expense Deposit, and less (z) any First Closing Excess Expenses paid by the Company to the Collateral Agent at the First Closing pursuant Section 4.2(a) above (which, if any, shall be referred to as the “Second Closing Excess Expenses”).

4.3Interest Reserve. On the First Closing Date, the Company shall pay and deliver to the Collateral Agent (or offset in the Flow of Funds), and thereafter shall maintain at all times until all amounts due and payable under the Notes have been paid in full, the sum sufficient to fully escrow all Interest (as defined in the Notes) that will accrue (excluding any of the same following any payment thereof in accordance with the terms of the Notes) pursuant to the terms of the Notes, including all Interest that will accrue during the period commencing on the First Closing Date and ending on the Maturity Date and, if the Maturity Date is extended in accordance with Section 3 of the Notes, the period commencing on the date immediately succeeding the Initial Maturity Date and ending on the Extended Maturity Date, all as reasonably determined by the Collateral Agent on the First Closing Date (with respect to the payments of Interest due through the Initial Maturity Date) or Second Closing Date (with respect to the payments of Interest due from the Initial Maturity Date through the Extended Maturity Date, if applicable) (the “Interest Reserve”). If the Collateral Agent reasonably determines that the Interest Reserve is at any time in excess of the amount required to fully fund the Interest Reserve, whether as the result of any prepayment of the Notes or otherwise, any such excess will be disbursed from the Interest Reserve and applied in accordance with the terms of the Notes, provided that the Collateral Agent acknowledges and agrees that it will reasonably cooperate with the Company to apply any projected excess in connection with any prepayment in accordance with the terms of the Notes. (By way of example only, if the Company coordinates with the Collateral Agent for a $1,000,000.00 prepayment on the first anniversary of the First Closing Date, and if such prepayment would entitle the Company to a $120,000.00 reduction in the Interest Reserve, the Company would be permitted to tender the net amount of $880,000.00, which the Collateral Agent would combine with the disbursement of the $120,000.00 reduction to the Interest Reserve for a total prepayment of $1,000,000.00.) The Collateral Agent shall escrow the Interest Reserve pending application in accordance with the terms and conditions of this Agreement. Provided no Event of Default has occurred and is continuing and except as otherwise provided in this Agreement, the Collateral Agent shall make disbursements from the Interest Reserve to make quarterly payments of accrued interest in accordance with the terms of the Notes. The Company hereby pledges, assigns and grants a security interest to the Collateral Agent, as security for payment and the performance of all Obligations, in all of the Company’s right, title and interest in and to the Interest Reserve and in and to any deposit account in which the same is deposited, which security interest is prior to all other Liens. Other than pursuant to the Transaction Documents, the Company has not sold or otherwise conveyed the Interest Reserve or any interest therein. The funds contained in the Interest Reserves shall be under the sole dominion and control of the Collateral Agent.

The Collateral Agent or a designated representative of the Collateral Agent shall have the sole right to make withdrawals from the Interest Reserve and any such deposit account in accordance with the terms hereof and the Notes. Promptly following any request of the Collateral Agent, the Company shall execute and deliver any deposit account control agreement or take any other actions, which the Company hereby authorizes and directs (including, without limitation, the filing of a financing statement and the payment of any costs or expenses in connection therewith at the Company’s expense) that the Collateral Agent reasonably requires in order to perfect its security interest in the Interest Reserve and any such deposit account.

4.4Blue Sky. The Company, on or before each Applicable Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Notes for sale to the Investors at such Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Notes required under applicable securities or “blue sky” laws of the states of the United States following the Applicable Closing Date and shall provide copies to any Investor who so requests.

4.5Securities Laws Disclosure; Publicity. The Guarantor and the Company shall, on or before 9:30 a.m. (New York time), on the fifth (5th) Business Day after the date of this Agreement, issue a press release (the “Press Release”), the contents of which shall be subject to prior review and reasonable approval of the Investors, disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:30 a.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, the Guarantor and the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, without limitation, this Agreement and the form of Notes). Without the prior written consent of an Investor, which consent shall not be unreasonably withheld, conditioned or delayed, the Guarantor and the Company shall not publicly disclose the name of such Investor, or include the name of such Investor in any filing with the SEC or any regulatory agency or Trading Market; provided, however, that without such Investor’s consent, the Guarantor and the Company may publicly disclose the name of such Investor, or include the name of such Investor in any filing with the SEC or any regulatory agency or Trading Market (a) as required by federal securities law in connection with any registration statement contemplated by this Agreement or (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (b).

4.6Non-Public Information. Except with respect to (i) the material terms and conditions of the transactions contemplated by the Transaction Documents and (ii) information provided to the Observer or any member of the Board appointed by KW, each Obligor covenants and agrees that neither it nor any other Person acting on their behalf will provide any Investor or its agents or counsel with any information that the Obligors believe constitutes material non-public information from and after the filing of the Press Release, unless prior thereto such Investor shall have entered into a written agreement with the Obligors regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing covenant in effecting any transactions in Securities of the Guarantor.

4.7Amendment or Modification to Existing Indebtedness. Until all of the Notes have been converted, redeemed or otherwise satisfied, in full, in accordance with their terms, the Company and the Guarantor shall not, nor shall they permit any of their Subsidiaries to, amend or modify any loan documentation evidencing any of the Existing Indebtedness secured by the Philadelphia, Wilmington or Savannah hotel assets of the Subsidiaries without the Collateral Agent’s prior written approval in its sole discretion.

4.8Reporting. On the twentieth (20th) day of each month beginning in April 2021, or at such other times as reasonably requested by Collateral Agent upon reasonable notice, the Company shall provide confirmation to the Collateral Agent of compliance with all requirements set forth herein and in the Notes (including without limitation that no Liquidity Event (as defined in the Notes), if applicable, has occurred) along with information reasonably requested by Collateral Agent to confirm such compliance; provided, however, that any requested financial information shall only be required to the extent such reporting is accordance with GAAP and is capable of being provided in the ordinary course of Company’s business and without undue burden.

ARTICLE V

CONDITIONS TO CLOSINGS

5.1Conditions Precedent to the First Closing.

(a)Conditions Precedent to the Obligations of the First Closing Investors. The obligation of each First Closing Investor to purchase the First Closing Notes at the First Closing is subject to the satisfaction, unless waived in writing by such First Closing Investor, at or before the First Closing, of each of the following conditions:

(i)Representations and Warranties. The representations and warranties of the Obligors contained herein and in each other Transaction Document shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the First Closing Date with the same effect as though made on and as of the First Closing Date (except for those representations and warranties that address matters only as of a specific date).

(ii)Performance. The Obligors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the First Closing; provided, that, with respect to covenants, agreements and conditions that are qualified by materiality, the Obligors shall have performed such covenants, agreements and conditions, as so qualified, in all respects.

(iii)Approvals. The Obligors shall have obtained all governmental, regulatory  or third party consents and approvals, if any, necessary for the sale of the First Closing Notes, all of which shall be and remain so long as necessary in full force and effect.

(iv)No Suspensions of Trading; Listing. Trading of the common stock of the Guarantor shall not have been suspended by the SEC or Trading Market at any time since the date of execution of this Agreement and, at any time prior to the First Closing Date; provided that this clause shall not be violated as the result of any general suspension of trading by the applicable Trading Market.

(v)Absence of Litigation. No action, suit or proceeding by or before any court or any Governmental Authority against the Guarantor or any of its Subsidiaries pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the First Closing Date, which action, suit or proceeding would, if determined adversely, have or reasonably be expected to result in, a Material Adverse Effect.

(vi)Transaction Documents. The Obligors shall have executed each of the Transaction Documents to which it is a party and delivered the same to the First Closing Investors and shall have caused any and all Subsidiaries party thereto to have executed and delivered the same.

(vii)No Injunction. No Proceeding shall have been filed and no statute, rule,  regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or Governmental Authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents.

(viii)Legal Opinion. Company Counsel shall have delivered to the First Closing Investors a legal opinion of Company Counsel, approved by Collateral Agent (“Legal Opinion”).

(ix)Officer’s Certificates. Each Obligor shall have delivered to the First Closing Investors a certificate executed by a duly authorized officer of such Obligor certifying the fulfillment of the conditions specified in Sections 5.1(a)(i), 5.1(a)(ii), and 5.1(a)(viii).

(x)Secretary’s Certificates. Each Obligor shall have delivered to the First Closing Investors a certificate executed by the secretary of such Obligor, dated as of the First Closing Date, as to (A) the resolutions attached thereto and other corporate or limited partnership proceedings relating to the authorization, execution and delivery of the Transaction Documents to which each such Obligor is a party, (B) the Organizational Documents of such Obligor as in effect on the First Closing Date, (C) the good standing of such Obligor not more than five (5) days prior to the First Closing Date, and (D) the authority and incumbency of the officers of such Obligor executing the Transaction Documents.

(xi)Collateral Items.

(A)In accordance with the terms of the Security Documents, the Obligors shall have delivered, and shall have authorized, and shall have caused any and all Subsidiaries party to the Security Documents to have authorized, the Collateral Agent and the First Closing Investors to file appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the reasonable opinion of the First Closing Investors, desirable to perfect the security interests purported to be created by each Security Document.

(B)Each document (including any UCC financing statement) required by the Security Documents or reasonably requested by the First Closing Investors to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Investors, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation.

(xii)Flow of Funds; Funding Instructions. (A) the First Closing Investors and the Obligors shall have mutually agreed upon a Flow of Funds with respect to the First Closing, and (B) each First Closing Investor shall have received written instructions from the Obligors directing the manner of the payment of the purchase price for the First Closing Notes and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the First Closing Notes is to be deposited.

(xiii)First Closing Excess Expenses. The Obligors shall have paid and delivered to the Collateral Agent (or offset in the Flow of Funds) the First Closing Excess Expenses in accordance with Section 4.2(a).

(xiv)Delivery of First Closing Escrow Amount. The Obligors shall have paid and delivered to the Collateral Agent (or offset in the Flow of Funds) the Interest Reserve in accordance with Section 4.3.

(xv)General. The Obligors shall have delivered to such First Closing Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

(b)Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the First Closing Notes at the First Closing is subject to the satisfaction or waiver by the Company, at or before the First Closing, of each of the following conditions:

(i)Representations and Warranties. The representations and warranties of the First Closing Investors contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the First Closing Date with the same effect as though made on and as of the First Closing Date (except for those representations and warranties that address matters only as of a specific date).

(ii)Performance. The First Closing Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the First Closing.

(iii)Deliverables. The First Closing Investors and the Collateral Agent shallhave executed each of the Transaction Documents to which it is a party and delivered the same to the Obligors. The First Closing Investors shall have delivered to the Obligors those items required by Section 2.3(b).

5.2Conditions Precedent to the Second Closing.

(a)Conditions Precedent to the Obligations of the Second Closing Investors. The obligation of each Second Closing Investor to purchase such Second Closing Investor’s Second Closing Notes at the Second Closing is subject to the satisfaction, unless waived in writing by such Second Closing Investor, at or before the Second Closing, of each of the following conditions:

(i)Second ClosingElection Notice. The Company shall have timely delivered a Second Closing Election Notice to the Second Closing Investors in accordance with Section 2.2(b).

(ii)Representations and Warranties. The representations and warranties of the Obligors contained herein and in each other Transaction Document shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all respects that would otherwise cause a Material Adverse Effect (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Second Closing Date with the same effect as though made on and as of the Second Closing Date (except for those representations and warranties that address matters only as of a specific date).

(iii)Performance. The Obligors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Second Closing; provided, that, with respect to covenants, agreements and conditions that are qualified by materiality, the Obligors shall have performed such covenants, agreements and conditions, as so qualified, in all respects.

(iv)Approvals. The Obligors shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Second Closing Notes, all of which shall be and remain so long as necessary in full force and effect.

(v)Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Guarantor or any of its Subsidiaries pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Second Closing Date, which action, suit or proceeding would, if determined adversely, have or reasonably be expected to result in, a Material Adverse Effect.

(vi)No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or Governmental Authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents.

(vii)Transaction Documents. The Obligors shall have executed each of the Transaction Documents to which it is a party (applicable to the Second Closing) and delivered the same to the Second Closing Investors.

(viii)Legal Opinion. Company Counsel shall have delivered to the Second Closing Investors a Legal Opinion in connection with the Second Closing.

(ix)Officer’s Certificates. Each Obligor shall have delivered to the Second Closing Investors a certificate executed by a duly authorized officer of such Obligor certifying the fulfillment of the conditions specified in Sections 5.2(a)(ii) and 5.2(a)(iii).

(x)Secretary’s Certificates. Each Obligor shall have delivered to the Second Closing Investors a certificate executed by the secretary of such Obligor, dated as of the Second Closing Date, as to (i) the resolutions attached thereto and other corporate or limited partnership proceedings relating to the authorization, execution and delivery of the Transaction Documents to which each such Obligor is a party (as applicable with respect to the Second Closing), (ii) the Organizational Documents of such Obligor as in effect on the Second Closing Date, (iii) the good standing of such Obligor not more than five (5) days prior to the Second Closing Date, and (iv) the authority and incumbency of the officers of such Obligor executing the Transaction Documents.

(xi)Flow of Funds; Funding Instructions. (A) the Second Closing Investors and the Obligors shall have mutually agreed upon a Flow of Funds with respect to the Second Closing, and (B) each Second Closing Investor shall have received written instructions from the Obligors directing the manner of the payment of the purchase price for the Second Closing Notes and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Second Closing Notes is to be deposited.

(xii)Second Closing Excess Expenses. The Obligors shall have paid and delivered to the Collateral Agent (or offset in the Flow of Funds) the Second Closing Excess Expenses in accordance with Section 4.2(b).

(xiii)General. The Obligors shall have delivered to such Second Closing Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Second Closing Investor or its counsel may reasonably request.

(xiv)No Defaults. No Event of Default has occurred other than an Event of Default that would be cured by application of loan proceeds disbursed pursuant to the Second Closing.

(b)Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Second Closing Notes to an Second Closing Investor at the Second Closing is subject to the satisfaction or waiver by the Company, at or before the Second Closing, of each of the following conditions:

(i)Representations and Warranties. The representations and warranties of such Second Closing Investor contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Second Closing Date with the same effect as though made on and as of the Second Closing Date (except for those representations and warranties that address matters only as of a specific date).

(ii)Performance. Such Second Closing Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Second Closing.

(iii)Deliverables. Such Second Closing Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Obligors. Such Second Closing Investor shall have delivered to the Obligors those items required by Section 2.4(b).

ARTICLE VI

GUARANTY

6.1The Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, to each holder of a Note (a) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Repayment Principal Amount (as such term is defined therein) and interest (including any interest accruing after the commencement of any proceeding in bankruptcy and any additional interest that would accrue but for the commencement of such proceeding) on the Notes and all other obligations of the Company thereunder or under this Agreement and (b) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or observed by the Company, the Guarantor or any of their Subsidiaries under the terms of this Agreement, the Notes and the other Transaction Documents (all the foregoing being hereinafter collectively called the “Obligations”). The Guarantor further agrees (to the extent permitted by applicable law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article VI notwithstanding any extension or renewal of any of the Obligations.

6.2Waiver of Defenses. The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment, except to the extent explicitly required pursuant to the terms hereof. The Guarantor waives notice of any default under this Agreement, the Notes or the other Obligations, except to the extent explicitly required pursuant to the terms hereof. The obligation of the Guarantor hereunder shall not be affected by (a) the failure of any holder of a Note to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Agreement, the Notes, the Security Agreement or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes or any other agreement; (d) the acceptance of any security or Guarantee by any holder of a Note for the Obligations or any of them; (e) the release of any security or Guarantee held by any holder of a Note for the Obligations or any of them; (f) the release of the Company or any other Person from its liability with respect to the Obligations; (g) any act or failure to act with regard to the Obligations; (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedure affecting the Company or any other Person or any of the assets of any of them, or any allegation or contest of the validity of this Agreement, the Notes, the Security Agreement or any other agreement or the disaffirmance of this Agreement, the Notes, the Security Agreement any other agreement in any such proceeding; (i) the invalidity or unenforceability of this Agreement, the Notes, the Security Agreement or any other agreement; (j) the impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, this Agreement, the Security Agreement or any other instrument or agreement; (k) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), acts of terrorists, civil commotions, acts of God or the public enemy, delays or failures of suppliers or carriers, inability to obtain materials, action of any Governmental Authority, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind above specified; or (l) any change in the ownership of the Company. It being understood that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Section 6.2 that the obligations of the Guarantor shall be absolute, unconditional and irrevocable to the extent herein specified and shall not be discharged, impaired or varied except by the payment of the Obligations and then only to the extent of such payment.

6.3Guaranty of Payment. The Guarantor further agrees that the Guaranty herein constitutes a guaranty of payment when due (and not a guaranty of collection) and waives any right to require that any resort be had by any holder of a Note to any other Person or to any security held for payment of the Obligations.

6.4Guaranty Unconditional. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder of a Note or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Agreement, the Notes, the Security Agreement or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

6.5Reinstatement. The Guarantor further agrees that the Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored by any holder of a Note upon the bankruptcy or reorganization of the Company or otherwise.

6.6Payment on Demand. In furtherance of the foregoing and not in limitation of any other right which any holder of a Note has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantor hereby promises to and shall, upon receipt of written demand by any holder of a Note, forthwith pay, or cause to be paid, in cash, to the holders an amount equal to the sum of (a) the unpaid amount of such Obligations then due and owing and (b) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by applicable law).

The Guarantor acknowledges and agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of a Note or this Agreement and that notwithstanding recovery hereunder for or in respect of any given Event of Default, the Guaranty contained in this Article VI shall remain in full force and effect and shall apply to each and every subsequent Event of Default.

6.7Stay of Acceleration. The Guarantor further agrees that, as between itself, on the one hand, and the holders of the Notes, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Agreement for the purposes of the Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (b) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guaranty.

6.8No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of any holder of a Note against the Company or any collateral security or Guarantee or right of offset held by any holder for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Guarantor hereunder, until all amounts owing to the holders of the Notes by the Company on account of the Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the holders of the Notes, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the holders of the Notes in the exact form received by the Guarantor (duly indorsed by the Guarantor to the holders of the Notes, if required), to be applied against the Obligations.

6.9Marshalling. No holder of a Note shall be under any obligation: (a) to marshal any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes and this Agreement or the obligations of the Guarantor hereunder or (b) to pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may lighten the Guarantor’s burden, any right to which the Guarantor hereby expressly waives.

6.10Transfer of Notes. All rights of any holder of a Note under this Article VI shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such holder whether with or without the consent of or notice to the Guarantor under this Article VI or to the Company.

6.11Consideration. The Guarantor has received, or shall receive, direct or indirect benefits from the making of this Guaranty.

ARTICLE VII

COLLATERAL AGENT

7.1Appointment. Each of the Investors hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf, including execution of the other Transaction Documents, and to exercise such powers as are delegated to the Collateral Agent by the terms of the Transaction Documents, together with such actions and powers as are reasonably incidental thereto.

7.2Duties. The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Transaction Documents. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Transaction Documents that the Collateral Agent is required to exercise in writing as directed by the Required Holders, and (c) except as expressly set forth in the Transaction Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Guarantor or any of its Subsidiaries that is communicated to or obtained by the entity serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Holders or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Company or an Investor, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Transaction Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Transaction Document, (iv) the validity, enforceability, effectiveness or genuineness of any Transaction Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in any Transaction Document. The entity serving as the Collateral Agent may generally engage in any kind of business with the Guarantor or any of its Subsidiaries or other Affiliate thereof as if it were not the Collateral Agent hereunder. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Notwithstanding anything to the contrary contained herein, Obligors shall not be required to interact with any parties other than the Collateral Agent with regards to the administration of the transaction contemplated by the Transaction Documents.

7.3Sub-Agents. The Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent, which must be Affiliates of the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of this Article VII shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent, and shall apply to their activities as Collateral Agent.

7.4Successor Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Investors and the Obligors. Upon any such resignation, the Required Holders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Holders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Investors, appoint a successor Collateral Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After the Collateral Agent’s resignation hereunder, the provisions of this Article VII shall continue in effect for the benefit of such retiring Collateral Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

7.5Non-Reliance. Each Investor acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Investor and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Investor also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Investor and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or related agreement or any document furnished hereunder or thereunder.

ARTICLE VIII

EXPENSES, ETC.

8.1Transaction Expenses. In addition to the First Closing Excess Expenses and the Second Closing Excess Expenses (if any) required to be paid by the Obligors in accordance with Section 4.2 of this Agreement, the Obligors shall pay all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Investors and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any other Transaction Document (whether or not such amendment, waiver or consent becomes effective), including: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any other Transaction Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any other Transaction Document or by reason of being a holder of any Note, and (b) the costs and the expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of either Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and other Transaction Agreements; provided that, notwithstanding anything to the contrary contained herein, Obligors shall not be required to pay attorneys’ fees of more than one law firm in connection with any such transaction.

The Obligors shall pay, and shall save each Investor and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders engaged by Obligors, and (2) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting directly from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company in violation of the Transaction Documents, provided that the Obligors shall have no obligation under this clause (2) to any Investor or holder to the extent resulting from the bad faith, gross negligence or willful misconduct of such Investor or holder as determined by a court of competent jurisdiction by final and nonappealable judgment.

8.2Certain Taxes. The Obligors agree to pay any stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement any of the Notes or other Transaction Documents in the United States or any other jurisdiction where either Obligor or any Subsidiary has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement, any of the Notes or other Transaction Documents, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Obligors pursuant to this Section, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Obligors hereunder.

8.3Survival. The obligations of the Obligors under this Article VIII will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes and other Transaction Documents, and the termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

9.1Termination.

(a)Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the First Closing:

(i)by the mutual written consent of the Obligors and the Required Holders; and

(ii)by the Obligors or any Investor, upon written notice to the other parties hereto, if the transactions contemplated hereby have not been consummated on or prior to [●] or such later date, if any, as the Obligors and the Required Holders agree upon in writing (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(a)(ii) is not available to any party whose breach of any provision of this Agreement results in or causes the failure of the transactions contemplated hereby to be consummated by such date;

(b)In the event of a termination of this Agreement in accordance with Section 9.1(a), this Agreement shall become void and there shall be no liability on the part of any party hereto except that the provisions of Section 4.2, Article VIII and this Article IX shall survive such termination and nothing herein shall relieve any party from liability for any willful breach of any provision of this Agreement.

9.2Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 9.4) of evidence reasonably satisfactory to it of the loss, theft or destruction of any Note and of indemnity reasonably satisfactory to it, within ten (10) Business Days thereafter, the Company, at its own expense, shall execute and deliver, in lieu thereof, a new First Closing Note or Second Closing Note, as applicable, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen or destroyed Note if no interest shall have been paid thereon.

9.3Entire Agreement; Further Assurances. The Transaction Documents, together with the Exhibits, Annexes and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Investors will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

9.4Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and provided by email and by deposit with a nationally recognized courier service and shall be deemed given and effective on the earliest of (a) the Trading Date such notice or communication is delivered by such nationally recognized courier service to the party to whom such notice is required to be given, if such notice or communication is delivered at the address specified in this Section 9.4 prior to 6:30 p.m. (New York time) on a Trading Day, or (b) the next Trading Day after the date of delivery, if such notice or communication is delivered by such nationally recognized courier service to the party to whom such notice is required to be given at the address specified in this Section 9.4 on a day that is not a Trading Day or later than 6:30 p.m. (New York time) on any Trading Day.

The addresses and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by any such Person.

9.5Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Obligors, the Collateral Agent and the Required Holders. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.6Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.7Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Obligors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.

9.8No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.9GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

(a)THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(b)EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN MEMPHIS, SHELBY COUNTY, TENNESSEE, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH OF THE PARTIES HERETO AGREES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT A FINAL JUDGMENT IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 9.9(B) BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON IT SUBJECT TO RIGHTS OF APPEAL, AS THE CASE MAY BE, AND MAY BE ENFORCED IN THE COURTS OF THE UNITED STATES OR THE STATE OF TENNESSEE (OR ANY OTHER COURTS TO THE JURISDICTION OF WHICH IT OR ANY OF ITS ASSETS IS OR MAY BE SUBJECT) BY A SUIT UPON SUCH JUDGMENT.

(d)EACH OF THE PARTIES HERETO CONSENTS TO PROCESS BEING SERVED BY OR ON BEHALF OF ANY HOLDER OF NOTES OR ANY OF THE OTHER PARTIES HERETO IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 9.9(B) BY MAILING A COPY THEREOF BY REGISTERED, CERTIFIED, PRIORITY OR EXPRESS MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT OR DELIVERY CONFIRMATION REQUESTED, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 9.4 OR AT SUCH OTHER ADDRESS OF WHICH SUCH HOLDER OR OTHER PARTY SHALL THEN HAVE BEEN NOTIFIED PURSUANT TO SAID SECTION. EACH OF THE PARTIES HERETO AGREES THAT SUCH SERVICE UPON RECEIPT (1) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (2) SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTICES HEREUNDER SHALL BE CONCLUSIVELY PRESUMED RECEIVED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY REPUTABLE COMMERCIAL DELIVERY SERVICE.

(e)NOTHING IN THIS SECTION 9.9 SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE OR ANY OF THE PARTIES HERETO TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW, OR LIMIT ANY RIGHT THAT THE HOLDERS OF ANY OF THE NOTES OR ANY OF THE PARTIES HERETO MAY HAVE TO BRING PROCEEDINGS AGAINST ANY OF THE PARTIES HERETO IN THE COURTS OF ANY APPROPRIATE JURISDICTION OR TO ENFORCE IN ANY LAWFUL MANNER A JUDGMENT OBTAINED IN ONE JURISDICTION IN ANY OTHER JURISDICTION.

(f)THE PARTIES HERETO, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES HERETO AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE PARTIES HERETO ARE EACH HEREBY INDIVIDUALLY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

9.10Survival. Unless this Agreement is terminated under Section 9.1(a) or all indebtedness and other obligations under the Notes and the other Transaction Documents have been paid and performed in full, the representations and warranties, agreements and covenants contained herein shall survive indefinitely and shall not be merged in the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.

9.11Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.12Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Documents. The decision of each Investor to purchase Notes pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Obligors which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.

9.13Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Collateral Agent, the Investors and the Obligors will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

9.14Counterparts. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

SOTHERLY HOTELS LP,
a Delaware limited partnership

By:	SOTHERLY HOTELS INC.,
its general partner

	By:	/s/ DAVID R. FOLSOM
	Name:	David R. Folsom
	Title:	President and Chief Executive Officer

GUARANTOR:

SOTHERLY HOTELS INC.,
a Maryland corporation

By:	/s/ DAVID R. FOLSOM
Name:	David R. Folsom
Title:	President and Chief Executive Officer

Address for Notice to the Company and the Guarantor:

306 S. Henry St., Suite 100
Williamsburg, Virginia 23185
Attention: Scott M. Kucinski
Email: scottkucinski@sotherlyhotels.com

With a copy to, which shall not constitute notice:

Frost Brown Todd LLC
400 West Market Street
32nd Floor
Louisville, Kentucky 40202-3363
Attention: Geoffrey M. White, Esq.
Email: gwhite@fbtlaw.com

Signature Page to Note Purchase Agreement

COLLATERAL AGENT:

KWHP SOHO, LLC,
By:	KEMMONS WILSON HOSPITALITY PARTNERS GP, LLC,
its Manager

	By:	/s/ D. WEBB WILSON
	Name:	D. Webb Wilson
	Title:	Manager

Address for Notice to the collateral Agent:

c/o Kemmons Wilson Hospitality Partners LP
8700 Trail Lake Drive West, Suite 300
Memphis, Tennessee 38125
Attn: Webb Wilson
Email: wwilson@kwilson.com

With a copy to, which shall not constitute notice:

Bass, Berry & Sims PLC
The Tower at Peabody Place
100 Peabody Place, Suite 1300
Memphis, Tennessee 38103
Attention: T. Gaillard Uhlhorn
Email: guhlhorn@bassberry.com

Signature Page to Note Purchase Agreement

Investor Signature Page

IN WITNESS WHEREOF, by its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of that certain Note Purchase Agreement, dated effective as of December 31, 2020 (the “Purchase Agreement”), by and among Sotherly Hotels LP, a Delaware limited partnership, Sotherly Hotels Inc., a Maryland corporation operating as a real estate investment trust, the Investors (as defined therein), and the Collateral Agent (as defined therein), as to the principal amount of the Notes set forth across from such Investor’s name on the Schedule of Investors, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

NAME OF INVESTOR:

KWHP SOHO, LLC,
a Delaware limited liability company

By:	KEMMONS WILSON HOSPITALITY PARTNERS GP, LLC,
its Manager

	By:	/s/ D. WEBB WILSON
	Name:	D. Webb Wilson
	Title:	Manager

Address for Notice:

c/o Kemmons Wilson Hospitality Partners LP
8700 Trail Lake Drive West, Suite 300
Memphis, Tennessee 38125
Attn: Webb Wilson
Email: wwilson@kwilson.com

With a copy to, which shall not constitute notice:

Bass, Berry & Sims PLC
The Tower at Peabody Place
100 Peabody Place, Suite 1300
Memphis, Tennessee 38103
Attention: T. Gaillard Uhlhorn
Email: guhlhorn@bassberry.com

Signature Page to Note Purchase Agreement

Investor Signature Page

IN WITNESS WHEREOF, by its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of that certain Note Purchase Agreement, dated effective as of December 31, 2020 (the “Purchase Agreement”), by and among Sotherly Hotels LP, a Delaware limited partnership, Sotherly Hotels Inc., a Maryland corporation operating as a real estate investment trust, the Investors (as defined therein), and the Collateral Agent (as defined therein), as to the principal amount of the Notes set forth across from such Investor’s name on the Schedule of Investors, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

NAME OF INVESTOR:

MIG SOHO, LLC,
a Delaware limited liability company

By:	/s/ ERIC ROSENTHAL
Name:	Eric Rosenthal
Title:	Managing Partner, MIG

Address for Notice:

609 Greenwich Street, 4th Floor
New York, NY 10014
Attention: Eric Rosenthal
Email: erosenthal@machineinv.com

With a copy to, which shall not constitute notice:

DLA Piper LLP (US)
One Fountain Square
11911 Freedom Drive, Suite 300
Reston, Virginia 20190-5602
Attention: Mark J. Fiekers
Email: mark.fiekers@dlapiper.com

Signature Page to Note Purchase Agreement

ANNEX A

SCHEDULE OF INVESTORS

I.	FIRST CLOSING INVESTORS

Name and Address of Investor	Principal Amount of First Closing Note	Aggregate First Closing Purchase Price
KWHP SOHO, LLC	$10,000,000	$10,000,000
MIG SOHO, LLC	$10,000,000	$10,000,000
TOTAL:	$20,000,000	$20,000,000

II.	SECOND CLOSING INVESTORS

Name and Address of Investor	Principal Amount of Second Closing Note	Aggregate Second Closing Purchase Price
KWHP SOHO, LLC	$5,000,000	$5,000,000
MIG SOHO, LLC	$5,000,000	$5,000,000
TOTAL:	$10,000,000	$10,000,000

Annex A

SCHEDULE 3.1(c)

Sotherly Hotels Inc. Officers

Name	Title
Andrew M. Sims	Chairman of the Board of Directors Director
David R. Folsom	President and Chief Executive Officer Director
Anthony E. Domalski	Chief Financial Officer and Secretary
Scott M. Kucinski	Executive Vice President and Chief Operating Officer
Edward S. Stein	Director
Anthony C. Zinni	Director
G. Scott Gibson IV	Director
Herschel J. Walker	Director
Maria L. Caldwell	Director

Sotherly Hotels LP Full Ownership

Name	Title		Ownership Percentage
Sotherly Hotels Inc.	General Partner		1.00%
Sotherly Hotels Inc.	Limited Partner		91.74%
Jeanette I. Sims Irrevocable Trust	Limited Partner		2.35%
Khersonese Investment (USA), Inc.	Limited Partner		1.92%
TripleZZZ Family Partnership, RLLP	Limited Partner		1.36%
Celia K. Krichman Charitable Trust	Limited Partner		0.83%
Phileo Land Corporation	Limited Partner		0.31%
CLS Family Partnership, RLLP	Limited Partner		0.25%
Edgar Sims, Jr. Irrevocable Trust	Limited Partner		0.20%
IPAX Corporation	Limited Partner		0.04%
MAVAS, LLC	Limited Partner		0.0006%
		Total:	100.00%

Title Owners
TRS Lessees
SOTHERLY HOTELS
OUR TOWN. YOUR HOME.
Public Shareholders
Sotherly Hotels Inc. (MD Corp.)
Unit Holders
100%
MHI Laurel West, LLC (MD LLC)
92.74% GP + LP
Sotherly Hotels LP (DE Limited Partnership)
7.26% LP
Sotherly-Houston GP LLC (DE LLC)
Houston Hotel Associates Limited Partnership, L.L.P. (VA LLP)
Houston Hotel Manager, LLC (DE LLC)
Houston Hotel Owner, LLC (DE LLC)
Brownestone Partners, LLC (NC LLC)
Raleigh Hotel Associates, LLC (DE LLC) (Sotherly Raleigh, LLC in NC)
MHI Hotel Investments Holdings LLC (DE LLC)
Hollywood Hotel Holdings LLC (DE LLC)
Hollywood Hotel Associates LLC (DE LLC)
Philadelphia Hotel Associates LP (PA LP)
MHI GP LLC (DE LLC)
Capitol Hotel Associates L.P., L.L.P. (VA LLP)
Louisville Hotel Associates, LLC (DE LLC)
SOHO Wilmington LLC (DE LLC)
MHI Hospitality TRS Holding, Inc. (MD Corp.)
Savannah Hotel Associates, L.L.C. (VA LLC)
Tampa Hotel Associates LLC (DE LLC)
MHI Jacksonville LLC (DE LLC)
Laurel Hotel Associates LLC (MD LLC)
SOHO Atlanta LLC (DE LLC)
SOHO Arlington LLC (DE LLC)
SOHO Ocean Resort Owner LLC (DE LLC)
SOHO ICW Resort Owner LLC (DE LLC)
Hampton Hotel Associates LLC (MD LLC)
Atlanta Hotel Associates LLC (DE LLC)
MHI Hospitality TRS II, LLC (DE LLC)
Hollywood Hotel TRS LLC (DE LLC)
Hollywood Hotel Associates Lessee LLC (DE LLC)
MHI Hospitality TRS, LLC (DE LLC)
MHI Louisville TRS, LLC (DE LLC)
SOHO Jacksonville TRS LLC (DE LLC)
MHI Raleigh TRS, LLC (DE LLC)
SOHO Atlanta TRS, LLC (DE LLC)
SOHO Ocean Resort TRS LLC (DE LLC)
SOHO Ocean Resort Services TRS LLC (DE LLC)
SOHO Arlington TRS LLC (DE LLC)
SOHO ICW Resort TRS LLC (DE LLC)
SOHO ICW Resort COA TRS LLC (DE LLC)
EJ's Provision Co. LLC (DE LLC)
SOHO Houston Beverage LLC (DE LLC)

SCHEDULE 3.1(m)

Mortgage Debt

(as of September 30, 2020)

Borrower	Lender	Loan Amount	Outstanding Principal Amount	Loan Date	Maturity Date	Collateral	Guarantor
Savannah Hotel Associates, L.L.C.	MONY Life Insurance Company	$35,000,000	$32,820,733	6/27/2016	7/1/2026	The DeSoto	Sotherly Hotels LP (5.0% Guaranty and Bad Boy)
Philadelphia Hotel Associates LP	TD Bank, N.A.	$42,200,000	$41,207,471	7/31/2018	10/31/2023	DoubleTree by Hilton Philadelphia Airport	Sotherly Hotels LP (Full Guaranty)
SOHO Wilmington LLC	MONY Life Insurance Company	$35,000,000	$33,259,067	12/1/2016	1/1/2027	Hotel Ballast Wilmington, Tapestry Collection by Hilton	Sotherly Hotels LP (5.0% Guaranty and Bad Boy)
Houston Hotel Owner, LLC	International Bank of Commerce	$15,000,000	$14,369,389	10/12/2016	2/26/2023	The Whitehall	Sotherly Hotels LP (Bad Boy only)
Raleigh Hotel Associates, LLC (Sotherly Raleigh, LLC in NC)	MetLife Commercial Mortgage Originator, LLC	$23,500,000	$18,300,000	7/27/2018	7/27/2022	DoubleTree by Hilton Raleigh Brownstone-University	Sotherly Hotels LP (Bad Boy only)
Hollywood Hotel Associates LLC and Hollywood Hotel Associates Lessee LLC	Bank of America, N.A.	$60,000,000	$55,878,089	9/28/2015	10/1/2025	DoubleTree Resort by Hilton Hollywood Beach	Sotherly Hotels LP (Bad Boy only)
Louisville Hotel Associates, LLC	Symetra Life Insurance Company	$12,000,000	$11,037,086	11/3/2016	12/1/2026	Sheraton Louisville Riverside	Sotherly Hotels LP (50% Guaranty)
MHI Jacksonville LLC	Wells Fargo Bank, National Association	$35,500,000	$33,803,039	6/29/2017	7/11/2024	DoubleTree by Hilton Jacksonville Riverfront	Sotherly Hotels LP (Bad Boy only)
SOHO Atlanta LLC and SOHO Atlanta TRS, LLC	Bank of America, N.A.	$47,000,000	$42,738,529	5/5/2015	6/1/2025	Georgian Terrace	Sotherly Hotels LP (Bad Boy only)
Tampa Hotel Associates LLC	Fifth Third Bank	$18,237,700	$17,946,480	6/30/2016	6/30/2022	Hotel Alba Tampa, Tapestry Collection by Hilton	Sotherly Hotels LP (Full Guaranty)
Laurel Hotel Associates LLC	Bank of Georgetown	$9,500,000	$8,681,248	8/5/2011	8/5/2021	DoubleTree by Hilton Laurel	Sotherly Hotels LP (Full Guaranty)
SOHO Arlington LLC	MetLife Real Estate Lending LLC	$50,000,000	$48,990,136	9/18/2018	10/1/2028	Hyatt Centric Arlington	Sotherly Hotels LP (Bad Boy only)

Paycheck Protection Program Debt

Borrower	Lender	Loan Amount	Outstanding Principal Amount	Loan Date	Maturity Date	Collateral	Guarantor
MHI Hospitality TRS, LLC	Fifth Third Bank, NA	$9,432,900.00	$9,432,900.00	4/28/2020	4/28/2022	None	None
SOHO Arlington TRS LLC	Fifth Third Bank, NA	$952,700.00	$952,700.00	5/6/2020	5/6/2022	None	None
Sotherly Hotels LP	Village Bank	$333,500	$333,500	4/16/2020	4/16/2022	None	None

Leases

Lessee	Lessor	Current Monthly Payment*	Lease Date	Maturity Date	Renewal Options	Subject
Sotherly Hotels Inc. (Corporate Office)	The Colonial Williamsburg Foundation	$17,708.33	January 2020	January 2030	1 5-year renewal option	Corporate Office Lease
Sotherly Hotels LP (Corporate Office)	Canon Financial Services Inc.	$1,568.80	December 2017	November 2022	None	Corporate Copier Lease
SOHO Arlington LLC (Arlington)	1325 Wilson Ground Owner LLC	$4,166.67 minimum	June 1973	June 2025	Multiple renewal options	Ground Lease
MHI-Carlyle Sian Lessee I LLC (Hollywood)	Saxon Business Systems	$658.05	March 2018	March 2022	None	Copier Lease
DoubleTree Resort Hollywood Beach (Hollywood)	ScentAir Technologies LLC	$635.58	June 2018	June 2021	None	Scented Air Lease
MHI Hospitality TRS, LLC (Savannah)	Pitney Bowes	$310.30	June 2018	June 2023	None	Postage Meter Lease
Savannah Hotel Associates, L.L.C. (Savannah)	DeSoto Properties, L.L.C.	$4,759.56	October 2006	October 2021	Multiple renewal options	Atrium Lease
MHI Hospitality TRS, LLC (Wilmington)	U.S. Bank Equipment Finance	$804.45	October 2016	October 2021	None	Cable Equipment Lease
Sotherly Hotels LP (Laurel)	Canon Financial Services Inc.	$503.58	December 2015	December 2020	None	Copier Lease
Georgian Terrace Hotel (Atlanta)	Atlanta Super Source Inc.	$326.40	June 2105	April 2021	None	Dishwasher Lease
Sotherly Hotels Inc. (Atlanta)	GreatAmerica Financial Services Corporation	$1,257.00 minimum	January 2020	May 2025	None	Copier Lease
SOHO ICW Resort TRS LLC (Hyde Beach House)	4010 South Ocean Condominium Hollywood Association, Inc.	$22,583.33	September 2019	September 2039	Multiple renewal options	Parking/Cabana Use Agreement
Tampa Hotel Associates LLC (Tampa)	State of Florida Department of Transportation	$2,432.00 annually	June 2009	July 2024	Multiple renewal options	Parking Lot Lease

*Subject to adjustment.

SCHEDULE 3.1(q)

•	Guaranteed obligations of Sotherly Hotels LP as indicated on Schedule 3.1(m).
•	Paycheck Protection Program Loan:

Borrower	Lender	Loan Amount	Outstanding Principal Amount	Loan Date	Maturity Date	Collateral
Sotherly Hotels LP	Village Bank	$333,500	$333,500	4/16/2020	4/16/2022	None

•	Leases

Lessee	Lessor	Current Monthly Payment*	Lease Date	Maturity Date	Renewal Options	Subject
Sotherly Hotels LP (Corporate Office)	Canon Financial Services Inc.	$1,568.80	December 2017	November 2022	None	Corporate Copier Lease
Sotherly Hotels LP (Laurel)	Canon Financial Services Inc.	$503.58	December 2015	December 2020	None	Copier Lease

*Subject to adjustment.

SCHEDULE 3.1(r)

Sotherly Hotels LP

•Guaranteed obligations of Sotherly Hotels LP as indicated on Schedule 3.1(m).

•Paycheck Protection Program Loan:

Borrower	Lender	Loan Amount	Outstanding Principal Amount	Loan Date	Maturity Date	Collateral
Sotherly Hotels LP	Village Bank	$333,500	$333,500	4/16/2020	4/16/2022	None

•Leases

Lessee	Lessor	Current Monthly Payment*	Lease Date	Maturity Date	Renewal Options	Subject
Sotherly Hotels LP (Corporate Office)	Canon Financial Services Inc.	$1,568.80	December 2017	November 2022	None	Corporate Copier Lease
Sotherly Hotels LP (Laurel)	Canon Financial Services Inc.	$503.58	December 2015	December 2020	None	Copier Lease

*Subject to adjustment.

Sotherly Hotels Inc.

•Leases

Lessee	Lessor	Current Monthly Payment*	Lease Date	Maturity Date	Renewal Options	Subject
Sotherly Hotels Inc.	The Colonial Williamsburg Foundation	$17,708.33	January 2020	January 2030	1 5-year renewal option	Corporate Office Lease
Sotherly Hotels Inc. (Atlanta Hotel)	GreatAmerica Financial Services Corporation	$1,257.00 minimum	January 2020	May 2025	None	Copier Lease

*Subject to adjustment.

EXHIBIT A-1

Form of First Closing Note

[Attached.]

Exhibit A-1

Final Form – First Closing Note

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

SOTHERLY HOTELS LP

SENIOR SECURED NOTE

Issuance Date: As of December 31, 2020	Original Principal Amount: U.S. $10,000,000.00

FOR VALUE RECEIVED, Sotherly Hotels LP, a Delaware limited partnership (the “Company”), hereby promises to pay to [______________________] or its registered assigns (the “Holder”) in cash the product of the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) and the applicable Repayment Factor (the “Repayment Principal Amount”) when due, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date, the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Note (including all Senior Secured Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of a series of Senior Secured Notes issued pursuant to the Note Purchase Agreement on the Issuance Date and referred to in the Note Purchase Agreement as the First Closing Notes (collectively, the “Notes”). Certain capitalized terms used herein are defined in Section 27.

1.Payments of Principal; Conditional Prepayment. On the Maturity Date, the Company shall pay to the Holder an amount in cash equal to the sum of (i) the Repayment Principal Amount, plus (ii) all accrued and unpaid Interest and accrued and unpaid Late Charges on such Repayment Principal Amount and Interest. Notwithstanding anything herein to the contrary, with respect to any repayment or redemption hereunder, as applicable, the Company shall repay or redeem, as applicable, (i) first, all accrued and unpaid Interest hereunder and under any other Notes held by such Holder, (ii) second, all accrued and unpaid Late Charges on any Repayment Principal Amount and Interest hereunder and under any other Notes held by such Holder, (iii) third, all other amounts (other than the Original Principal) outstanding under any other Notes held by such Holder, and (v) fourth, all of the Repayment Principal Amount outstanding hereunder and under any other Notes held by such Holder, in each case, allocated pro rata among this Note and such other Notes held by such Holder. The indebtedness and other obligations evidenced hereby may be prepaid in part or in full at any time without penalty so long as the Company shall have offered to simultaneously prepay a pro rata portion of all other Notes and Second Closing Notes held by each of the holders thereof on the same terms and conditions. Any and all partial prepayments shall be applied to the reduction of the indebtedness and other obligations evidenced hereby in inverse order of its maturity and shall not abridge or postpone the obligation to make the regular payments as herein provided until the indebtedness and other obligations evidenced hereby have been paid in full.

2.Interest. Interest on this Note shall commence accruing on the Issuance Date at the Interest Rate and shall be computed on the basis of a 360-day year and the actual number of days elapsed per month

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and shall be payable in arrears for each Calendar Quarter on the first (1st) Business Day of each Calendar Quarter after the Issuance Date (each, an “Interest Date”). Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company; provided funds on deposit in the Interest Reserve shall be released to Holder on each Interest Date in accordance with the terms of the Transaction Documents. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest on each Redemption Date and/or in connection with any required payment upon any Bankruptcy Event of Default.

3.Maturity Date. All obligations hereunder shall be due and payable by the Company on December 30, 2023 (the “Initial Maturity Date”). The Company shall have the one-time option (the “Extension Option”) to extend the Maturity Date under all Notes and Second Closing Notes to December 30, 2024 (the “Extended Maturity Date”) on the terms and conditions set forth in this Section 3. Any exercise of the Extension Option will be subject to and conditioned upon (i) the Company’s giving Holder written notice of the exercise of the Extension Option as to all Notes and Second Closing Notes at least sixty (60) days, but no more than one hundred twenty (120) days, prior to the Initial Maturity Date, (ii) both at the time of such exercise (or attempted exercise) and on the Initial Maturity Date, there existing no Event of Default or any uncured default under the terms and conditions of any Transaction Document which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, (iii) the representations and warranties of the Company remaining true and correct in all material respects (or, as to any representations and warranties that are qualified by materiality or Material Adverse Effect, true and correct in all respects), (iv) the Company’s certifying, to Holder’s reasonable satisfaction (including such evidence thereof as Holder reasonably may request), both at the time of such exercise (or attempted exercise) and on the Initial Maturity Date that, for the period of twelve (12) calendar months ending with the most recently completed calendar month preceding each such certification, FFO is equal to or greater than $10,000,000.00, (v) concurrently with the exercise (or attempted exercise) of the Extension Option, the Company’s payment to Holder of an extension fee in the amount of one percent (1.00%) of the Principal under this Note that shall remain outstanding as of the Initial Maturity Date, and (vi) on the Initial Maturity Date, replenishing the Interest Reserve, as more particularly set forth in Section 4.3 of the Note Purchase Agreement, for the period commencing on the date immediately succeeding the Initial Maturity Date and ending on the Extended Maturity Date.

4.Events of Default; Notice; Redemption.

4.1Event of Default. Unless waived in writing by the Holder, each of the following events shall constitute an “Event of Default” and (i) each of the events in clauses (d), (e) and (f) below shall constitute a “Bankruptcy Event of Default” and (ii) the events in clause (b) below shall constitute a “Monetary Event of Default”:

(a)[intentionally omitted];

(b)the Company’s or the Guarantor’s (x) failure to pay to the Holder the Repayment Principal Amount or any other amount of Principal within three (3) Business Days after such amounts were as due under this Note, or (y) failure to pay to the Holder any amount of Interest, Late Charges or other amounts (other than Principal which is covered by clause (x) above), or to pay to or deposit with the Collateral Agent any deposits to the Interest Reserve or other amounts, within five (5) Business Days after such amounts were as due under this Note or the other Transaction Documents, provided, however, that such grace periods shall not be duplicative of any other grace or notice and cure period or other requirement for payment or deposit within any period expressly set forth in the Transaction Documents relating to any such payments or deposits;

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(c)the occurrence of (i) any default under or redemption of any Indebtedness with regards to any Core Property where the Lender accelerates the debt or otherwise demands payment in full or such Indebtedness is not paid in full at maturity or (ii) any default under, redemption of or acceleration prior to maturity of, any Indebtedness of the Company or any of its Subsidiaries or other Affiliates, other than with respect to any Notes or Second Closing Notes, which would reasonably be expected to have a Material Adverse Effect;

(d)bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company, the Guarantor, any direct owner of a Core Property, any of the Pledgors pursuant to the Security Agreement or any successor thereof, any Subsidiary if, as the result thereof, the Company or Guarantor incurs liability in respect of such Subsidiary in excess of the Company’s or Guarantor’s contingent liability therefor as of the date hereof, or more than three other Subsidiaries and, if instituted against any of the foregoing by a third party, shall not be dismissed within ninety (90) days of their initiation;

(e)the commencement by the Company, the Guarantor, any direct owner of a Core Property, any of the Pledgors pursuant to the Security Agreement or any successor thereof, any Subsidiary if, as the result thereof, the Company or Guarantor incurs liability in respect of such Subsidiary in excess of the Company’s or Guarantor’s contingent liability therefor as of the date hereof, or more than three other Subsidiaries of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of any such entities in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or other Affiliate or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing in any proceeding of its inability to pay its debts generally as they become due, the taking of corporate action by any such entities of any such action or the commencement of a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(f)the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company, the Guarantor, any direct owner of a Core Property, any of the Pledgors pursuant to the Security Agreement or any successor thereof, any Subsidiary if, as the result thereof, the Company or Guarantor incurs liability in respect of such Subsidiary in excess of the Company’s or Guarantor’s contingent liability therefor as of the date hereof, or more than three other Subsidiaries, of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging such entities as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary or other Affiliate under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document

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appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such entities or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of ninety (90) consecutive days;

(g)a final judgment for the payment of money in excess of $500,000 is rendered against the Company and/or any of its Subsidiaries or other Affiliates and which judgment is not, within sixty (60) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary or other Affiliate (as the case may be) will receive the proceeds of such insurance or indemnity within sixty (60) days of the final resolution of such judgment;

(h)any default by the Company or the Guarantor in the due performance and observance of any of the covenants or agreements contained in Section 10; provided, that such defaults under Section 10.10 shall not be deemed an Event of Default if such default is cured prior to the tenth (10th) Business Day following the date the Company or the Guarantor becomes aware of the factual circumstances giving rise to the default;

(i)Any express representation or warranty of the Company or any Subsidiary or other Affiliate set forth in any Transaction Document or any express written certification provided by the Company or any Subsidiary or other Affiliate pursuant to any Transaction Document is incorrect or misleading in any material respect when given or, as to any representation, warranty or other written statement that is qualified by materiality or Material Adverse Effect, incorrect or misleading in any respect);

(j)other than as specifically set forth in another clause of this Section 4.1, any material default by the Company or any Subsidiary or other Affiliate in the due performance and observance of any of the covenants or agreements of any Transaction Document, except, in the case of a breach of a covenant that is curable, only if such breach remains uncured for a period of thirty (30) consecutive days; provided that, if such breach is not able to be cured within such thirty (30) day period despite the Company’s diligent efforts, such cure period shall be extended as necessary to effectuate such cure, up to an additional sixty (60) day period, provided, however, that such grace periods shall not be duplicative of any other grace or notice and cure period or other requirement for performance within any period expressly set forth in the Transaction Documents relating to any such obligations;

(k)a false or inaccurate certification by the Company or the Guarantor of which the Company or the Guarantor has actual knowledge of its falsity or inaccuracy when given;

(l)any material provision of any Transaction Document (including the Guaranty pursuant to the Note Purchase Agreement, the Security Agreement and any other Security Document) be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or other Affiliate or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof,

4

or the Company, the Guarantor or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including the Guaranty pursuant to the Note Purchase Agreement, the Security Agreement and any other Security Document) or the Guarantor repudiates, revokes or attempts to revoke its Guaranty pursuant to the Note Purchase Agreement or any joinder thereto;

(m)the Security Agreement or any other Security Document shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral in favor of the Collateral Agent for the benefit of the Holder or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(n)any Event of Default (as defined in the other Notes or Second Closing Notes) occurs with respect to any other Notes or Second Closing Notes; or

(o)any failure to comply with any of the timelines set forth in Section 6.1 within five (5) Business Days following the expiration thereof.

4.2Notice of an Event of Default: Event of Default Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within five (5) Business Days of Company having actual knowledge of such Event of Default deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the twentieth (20th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4.2 shall be redeemed by the Company at a price equal to the Redemption Amount to be redeemed as of the date of the Event of Default (the “Event of Default Redemption Price”). Redemptions required by this Section 4.2 shall be made in accordance with the provisions of Section 8. To the extent redemptions required by this Section 4.2 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of the Company’s redemption of any portion of this Note under this Section 4.2, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

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4.3Mandatory Redemption upon Bankruptcy Event of Default. To the extent permitted by applicable law, notwithstanding anything to the contrary herein, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall promptly pay to the Holder an amount in cash representing all outstanding Repayment Principal Amount, accrued and unpaid Interest, and accrued and unpaid Late Charges on such Repayment Principal Amount and Interest as of the date of the Bankruptcy Event of Default, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity; provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5.Fundamental Transactions; Change of Control.

5.1Fundamental Transactions.

(a)Restrictions. The Company shall not enter into or be party to a Fundamental Transaction unless: either (i) the Company is the surviving Person; or (ii) the Successor Entity (if other than the Company) assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents as provided in Section 5.1(b).

(b)Assumption. To satisfy clause (ii) of Section 5.1(a), (i) the Successor Entity shall assume in writing all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance reasonably satisfactory to the Holder and the Company (or the Successor Entity, as applicable), including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes, respectively, held by such holder, having similar ranking and security to the Notes, and reasonably satisfactory to the Holder and the Company (or the Successor Entity, as applicable) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(c)Waiver. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5.1 to permit the Fundamental Transaction without the assumption of this Note.

(d)Applicability. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions.

5.2Notice of a Change of Control; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of

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Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of ten (10) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Redemption Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5.2 shall be redeemed by the Company in cash at a price (the “Change of Control Redemption Price”) equal to the Redemption Amount being redeemed. Redemptions required by this Section 5.2 shall be made in accordance with the provisions of Section 8 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5.2 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of the Company’s redemption of any portion of this Note under this Section 5.2, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.

6.Additional Remedies. The rights and remedies set forth below are in addition to all other rights and remedies of the Collateral Agent and/or Holder set forth herein or in the other Transaction Documents, all of which are cumulative, non-exclusive and expressly reserved.

6.1Property Selection for Sale or Refinance.

(a)No later than ten (10) days after the occurrence of an Event of Default or a Liquidity Event, and subject to the final sentence of this Section 6.1(a), the Company, by written notice to the Collateral Agent, shall select one or more of the hotel properties owned by the Company’s Subsidiaries for consideration for Disposition or Refinancing of any Indebtedness secured thereby that is reasonably likely to generate sufficient Net Cash Proceeds as the result of such Disposition(s) and/or Refinancing(s) to eliminate the Liquidity Event or cure the Event of Default, as applicable, which shall be applied in accordance with Section 6.1(d) below. Each of the properties so selected shall be submitted by the Company to a commercial broker or MAI appraiser reasonably acceptable to the Collateral Agent with at least five (5) years’ commercial real estate brokerage or appraisal experience either nationally or in the metropolitan area of such property and specializing in hotel and hospitality assets. Within twenty (20) days following the selection of the properties, each of the brokers or appraisers shall provide a written opinion of the market value of each of the selected properties, including the anticipated period for marketing for Disposition, in such form as is reasonably acceptable to the Collateral Agent. Within five (5) Business Days of Company’s receipt of such opinion(s) of value, the Company shall identify one or more hotel properties, based on the anticipated Net Cash Proceeds to be realized from such Disposition or Refinancing, the anticipated length of time for marketing, negotiation and closing of any such Disposition or Refinancing, additional information regarding the credit markets for assets of such location, type and condition, and such other factors as the Company shall determine in the exercise of its good faith business judgment, for Disposition (each, a “Disposition Property”) or Refinancing of any Indebtedness secured thereby (each, a “Refinancing Property”, and any and all Disposition Properties collectively with any and all Refinancing Properties, the “Identified Properties”), each of

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which selection(s) shall be subject to Collateral Agent’s reasonable approval and all of which selection(s) shall be sufficient, as determined by such opinion(s) of value, to generate Net Cash Proceeds as the result of the Disposition or Refinancing thereof to eliminate the Liquidity Event or cure the Event of Default, as applicable, which shall be applied in accordance with Section 6.1(d) below; provided that Collateral Agent will be deemed to have acted reasonably in denying the selection of any of the Philadelphia, Wilmington or Savannah hotel assets as an Identified Property prior to the selection of other properties identified hereinabove, unless the disposition or refinance of such assets, individually or as part of a group of Identified Properties, is reasonably anticipated to result in sufficient Net Cash Proceeds to satisfy all obligations of the Company and the Guarantor under this Note and all of the other Transaction Documents, and, provided, further, that the Disposition(s) of any of the Philadelphia, Wilmington or Savannah hotel assets shall not occur prior to the Disposition(s) or Refinancing(s) of any other Identified Properties without the Collateral Agent’s approval in its sole discretion. Within five (5) Business Days following the Company’s selection of each Identified Property as a Disposition Property or a Refinancing Property, as applicable, the Company and the Guarantor shall, and shall cause each Subsidiary owning an Identified Property to, (x) engage a commercial broker and/or mortgage broker, as applicable, that is reasonably acceptable to the Collateral Agent, to list the Disposition Property for sale or to pursue loan commitments for the Refinancing Property, as applicable, (y) use best efforts to pursue the Disposition and/or Refinancing, as applicable, of such Identified Properties and (z) keep the Collateral Agent apprised of the status thereof. All costs incurred in connection with the determination of the market value of the properties, listing and marketing for Disposition, commissions and any and all other costs and expenses payable to commercial and mortgage brokers or otherwise incurred in connection with any of the foregoing shall be paid by the Company no later than the Disposition or Refinancing of such property, and the Collateral Agent shall have the right to secure opinions of value and to take the other actions set forth above, at the Company’s expense, following any failure of the Company to secure and provide or perform the same within the time periods set forth herein. Notwithstanding the foregoing, if the Company shall propose one or more Dispositions and/or Refinancings which collectively provide for reasonably anticipated Net Cash Proceeds sufficient to satisfy all obligations of the Company and the Guarantor under this Note and all of the other Transaction Documents, the final selection of the Identified Properties shall not require the Collateral Agent’s reasonable approval, provided, however, that the Disposition(s) of any of the Philadelphia, Wilmington or Savannah hotel assets shall not occur prior to the Disposition(s) or Refinancing(s) of the other Identified Properties without the Collateral Agent’s approval in its sole discretion.

(b)If (i) as to a Refinancing Property, the process described in Section 6.1(a) does not result in a signed commitment letter from a Qualified Lender for such refinance within thirty (30) days of the engaging of a mortgage broker for the purpose thereof, (ii) as to any Disposition Property, the process described in Section 6.1(a) does not result in a signed letter of intent from a Qualified Buyer for such Disposition within sixty (60) days of the engaging of a commercial broker for the purpose thereof, (iii) if the applicable Refinance has not been completed within ninety (90) days from the engaging of the applicable mortgage broker or (iv) if the applicable Disposition or Refinance has not been completed within one hundred fifty (150) days from the engaging of the applicable commercial broker, then, in each case, (x) Company shall repeat the process set forth in Section 6.1(a) for the selection of one or more additional properties for Disposition or Refinancing, and (y) the Collateral Agent, in sole discretion, shall have the right to secure and provide or perform any of the actions set forth in Section 6.1(a) and/or Section 6.1(b), at the Company’s expense.

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(c)The Company acknowledges and agrees that it shall be unreasonable for it to reject any letter of intent from a Qualified Buyer – and it shall cause its Subsidiaries owning any Disposition Property to accept any such letter of intent and to promptly close the Disposition of such Disposition Property – so long as such offer is for a purchase price that is no less than ninety percent (90.0%) of the market value thereof as set forth in the opinion of value for such Disposition Property obtained pursuant to Section 6.1(a) above.

(d)Substantially concurrently with the closing of any Disposition or Refinancing of an Identified Property (i) in the event such Disposition or Refinance has occurred due to a Liquidity Event, the Company shall retain Net Cash Proceeds sufficient to cause the Company’s unencumbered and unrestricted liquid assets of cash to be equal to one hundred and ten percent (110%) of the minimum set forth in the definition of Liquidity Event, with the remainder being applied toward prepayment of the obligations of the Company under this Note and the other Transaction Documents (such prepayments to be applied in accordance with Section 1) or (ii) in the event such Disposition or Refinance has occurred due to any Event of Default, the Company shall prepay the obligations of the Company under this Note and the other Transaction Documents in the full amount of the Net Cash Proceeds of such Disposition or Refinancing (such prepayments to be applied in accordance with Section 1); provided, however, that nothing herein shall require application of Net Cash Proceeds in an amount greater than the actual outstanding obligations of the Company pursuant to this Note and the other Transaction Documents.

6.2Cash Management. From and after the occurrence of a Monetary Event of Default, and subject to the provisions of the documents governing the Existing Indebtedness, the Company, the Guarantor and their Subsidiaries will comply with the terms and conditions of Exhibit 6.2, Cash Management Provisions, attached hereto and made a part of this Note.

6.3Security Agreement. In the event that Collateral Agent exercises remedies pursuant to the Security Agreement following a Monetary Event of Default, the proceeds resulting from the resulting UCC sale or similar disposition of the applicable Collateral in accordance with the terms of the Security Agreement shall be treated as a prepayment in the full amount of such proceeds (such prepayment to be applied in accordance with Section 1). If, notwithstanding the foregoing, Collateral Agent’s exercise of remedies pursuant to the Security Agreement does not result in a UCC sale or similar disposition of the applicable Collateral, or if any Affiliate of (i) KW, (ii) Collateral Agent, (iii) any Holder or (iv) or any direct or indirect owner of KW, Collateral Agent or any Holder is the ultimate purchaser at such UCC sale or similar disposition, the exercise of such remedies shall be treated as a prepayment and applied pro rata to each of the Notes and Second Closing Notes, or as otherwise determined by the holders thereof, in the amount of ninety percent (90.0%) of the Appraised Value on the date such Appraised Value is determined.

7.Noncircumvention. The Company hereby covenants and agrees that neither the Company nor the Guarantor will, by amendment of its certificate or articles of incorporation, bylaws or other governing document or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and that it will at all times in good faith carry out all of the provisions of this Note.

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8.Redemptions.

8.1Mechanics.

(a)If the Holder has submitted an Event of Default Redemption Notice in accordance with Section 4.2, the Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (each, an “Event of Default Redemption Date”).

(b)If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5.2, the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within two (2) Business Days after the Company’s receipt of such notice otherwise (each, a “Change of Control Redemption Date”).

(c)In the event of a redemption of less than all of the Redemption Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 14.4) representing the outstanding portion of the Redemption Amount which has not been redeemed.

(d)In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Redemption Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Redemption Amount, and (y) the Company shall promptly return this Note, or issue a new Note (in accordance with Section 14.4), to the Holder; provided, that, notwithstanding the applicable Redemption Notice being deemed null and void and such return or issuance of this Note or a new Note in accordance with the foregoing, a continual Event of Default shall thereafter be deemed to have occurred and be continuing until the subsequent repayment of the Redemption Price. Furthermore, the Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Redemption Amount subject to such notice.

8.2Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the other Notes or Second Closing Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4 or Section 5.2 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than five (5) Business Days after its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is five (5) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company

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shall redeem a pro rata amount from each holder of the Notes (including the Holder) and the Second Closing Notes based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

9.Voting Rights. The Holder shall have no voting rights as the holder of this Note.

10.Covenants. Until all of the Notes have been converted, redeemed or otherwise satisfied, in full, in accordance with their terms:

10.1Rank. All payments due under this Note (a) shall rank pari passu with all other Notes and any Senior Secured Notes issued pursuant to the Note Purchase Agreement following the Issuance Date that are referred to in the Note Purchase Agreement as the Second Closing Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries or other Affiliates (other than the Existing Indebtedness).

10.2Incurrence of Indebtedness. The Company and the Guarantor shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note, the other Notes and any Senior Secured Notes issued pursuant to the Note Purchase Agreement following the Issuance Date that are referred to in the Note Purchase Agreement as the Second Closing Notes. (ii) other Permitted Indebtedness, and (iii) unsecured Indebtedness so long as the Net Cash Proceeds thereof are applied to payment or prepayment of the outstanding Notes in accordance with the Transaction Documents); provided that, for the avoidance of doubt, no additional secured Indebtedness, other than Permitted Indebtedness, shall be permitted without Holder’s prior written consent in its sole discretion and, without limiting the foregoing, any such consent shall require the application of the Net Cash Proceeds thereof to payment or prepayment of the outstanding Notes in accordance with the Transaction Documents.

10.3Existence of Liens. The Company and the Guarantor shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, allow or suffer to exist any Liens which would reasonably be expected to have a Material Adverse Effect upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries or other Affiliates other than Permitted Liens and any Liens which have been bonded over or are being contested in a commercially reasonable manner.

10.4Redemption, Dividends and Distributions. The Company and the Guarantor shall not, and shall cause each of their Subsidiaries to not, directly or indirectly, redeem, repurchase or declare, make or pay any dividend or distribution on any Equity Interests (any of the foregoing, a “Restricted Payment”), other than (i) Restricted Payments made by any Subsidiary or other Affiliate to the Company or any other Subsidiary or other Affiliate of the Company and (ii) any dividend payments or other distributions by the Company or any Subsidiary or other Affiliate payable solely in Equity Interests of such Person; provided that, for the avoidance of doubt, Guarantor may proceed with any capital markets transactions that do not result in a Restricted Payment, provided that the Net Cash Proceeds of such capital markets transactions are applied to payment or prepayment of the outstanding Notes in accordance with the Transaction Documents.

10.5Transfer of Assets. The Company and the Guarantor shall not, and shall cause each of their Subsidiaries to not, directly or indirectly, Dispose of any material assets or rights of the Company, the Guarantor or any Subsidiary whether in a single transaction or a series of related transactions, other than (i) Dispositions of such assets or rights by the Company and its Subsidiaries or other Affiliates in the ordinary course of business consistent with its past practice, provided that

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the Net Cash Proceeds of such Dispositions will be applied to payment or prepayment of the outstanding Notes in accordance with the terms of the Transaction Documents, (ii) sales of inventory and product in the ordinary course of business, (iii) sales or other transfers of assets from the Company, the Guarantor or any Subsidiary (other than the Issuers and Pledgors pursuant to the Security Agreement or any successor Subsidiary owning any of the Philadelphia, Wilmington or Savannah hotel assets or any interest in any Subsidiary owning any of the same) to the Company, the Guarantor or any Subsidiary or (iv) any capital markets transaction, provided the Net Cash Proceeds of such capital markets transaction will be applied to the payment or prepayment of the outstanding Notes in accordance with the terms of the Transaction Documents.

10.6Acquisitions. Without the prior written consent of the Required Holders, the Company and the Guarantor shall not, and shall cause each of their Subsidiaries to not, directly or indirectly, acquire all or substantially all of the assets or Equity Interests of any Person or acquire all or substantially all of the assets of any operating division of any Person that is not a Subsidiary of the Company (each, an “Acquisition”), provided that, for the avoidance of doubt, the Company and the Guarantor shall not, and shall not permit any of their Subsidiaries to, change (x) the Company’s and the Guarantor’s Control, and the Company’s direct or indirect ownership, of all Subsidiaries thereof that own hotel properties and (y) the Pledgors’ ownership of the Issuers under the Security Agreement (excluding any exercise of remedies thereunder by the Collateral Agent).

10.7Change in Nature of Business. The Company and the Guarantor shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries or other Affiliates on the First Closing Date or any business substantially related or incidental thereto. The Company and the Guarantor shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, modify its or their corporate or other organizational structure or purpose in any material respect.

10.8Transactions with Affiliates. The Company and the Guarantor shall not, nor shall they permit any of their Subsidiaries to, (i) enter into any new transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except (i) transactions entered into in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, and (ii) transactions entered into for fair consideration and on terms no less favorable to them or their Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof, or (ii) amend or otherwise modify the terms of any transaction or series of related transactions with any affiliate in a manner that is inconsistent with the foregoing.

10.9Maintenance of Existence; Compliance Laws, Etc. The Company and the Guarantor shall, and shall cause their Subsidiaries to, preserve and maintain its legal existence, comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all taxes, imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Company or its Subsidiary or other Affiliate, as applicable.

10.10Insurance. The Company and the Guarantor shall, and shall cause their Subsidiaries to, maintain:

(a)insurance on its property with financially sound and reputable insurance companies against business interruption, liability, loss and damage in at least the amounts

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(and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Company and its Subsidiaries and other Affiliates; provided that Holder agrees that any insurance reviewed by it on or prior to the date hereof has been judged to satisfy the foregoing requirements; and

(b)all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

10.11Subsidiary Matters. None of the Company, the Guarantor or any Subsidiary shall establish, form, create or acquire any new direct or indirect Subsidiary unless (i) such Subsidiary shall be a Domestic Subsidiary, is directly or indirectly wholly owned by the Company, and is being used to effectuate the refinance of any Existing Indebtedness permitted by the Transaction Documents and (ii) the same does not result in any change in the Pledgors’ ownership of the Issuers under the Security Agreement (excluding any exercise of remedies thereunder by the Collateral Agent).

10.12Maintenance of Authorizations, Intellectual Property, Etc. The Company and the Guarantor shall, and shall cause their Subsidiaries to, (i) maintain in full force and effect all Regulatory Authorizations, authorizations or other rights necessary and material for the operations of its business, and comply with the terms and conditions applicable to the foregoing, excluding the maintenance of any Regulatory Authorizations that are not commercially reasonably necessary or material for the conduct of the business of the Company and its Subsidiaries and other Affiliates; (ii) operate their business and facilities in material compliance with all applicable laws, rules and regulations, including any newly introduced or revised applicable laws, rules and regulations as they may become introduced, altered or otherwise evolve over time; (iii) [intentionally omitted]; (iv) maintain in full force and effect all Intellectual Property owned, developed or controlled (or jointly owned, developed or controlled) by the Company and its Subsidiaries and other Affiliates; (v) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for all Intellectual Property developed or controlled (or jointly owned, developed or controlled) by the Company or any of its Subsidiaries or other Affiliates; and (vi) not permit the activities and business of the Company or any of its Subsidiaries or other Affiliates to knowingly violate, infringe, misappropriate or misuse any Intellectual Property of any other Person.

10.13Books and Records. The Company and the Guarantor shall, and shall cause their Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions.

10.14General and Administrative Expenses. The Company and the Guarantor shall not, nor shall they permit any of their Subsidiaries to, pay, give, distribute or otherwise render any compensation – whether in the form of salary, wages, bonuses, distributions, retirement or other benefits or any other valuable consideration for services rendered – in an aggregate amount that exceeds the aggregate amount paid during the 2019 calendar year (the “G&A Cap”), provided, however, and so long as the G&A Cap is not exceeded, the foregoing shall not restrict the Company, the Guarantor or their Subsidiaries from rehiring staff and resuming contributions to employee retirement programs as they shall determine in their commercially reasonable, good faith business judgment.

10.15Capital Expenditures. The Company and the Guarantor shall not, nor shall they permit any of their Subsidiaries to, make any Capital Expenditures in excess of the aggregate amount of $6,000,000.00 (the “CapEx Limit”) per annum during the period commencing on the

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Issuance Date and expiring on the Maturity Date, provided, however, that non-recurring Capital Expenditures expressly required in a written franchise agreement as a franchisor’s condition of renewal shall be permitted and shall not be included in the aggregate amount subject to the CapEx Limit.

10.16Net Proceeds of Certain Transactions. If the Company, the Guarantor or any of their Subsidiaries Disposes of any property, Refinances any Existing Indebtedness or other Indebtedness permitted hereunder, receives any Extraordinary Receipt or executes on any capital markets transaction, any of which results in the realization by such Person of Net Cash Proceeds, the Company shall prepay an aggregate principal amount of the obligations of the Company under this Note and the other Transaction Documents equal to one hundred percent (100.0%) of such Net Cash Proceeds substantially concurrently with closing (such prepayments to be applied in accordance with Section 1).

10.17Restricted Dispositions and Refinancing. The Company, the Guarantor and their Subsidiaries shall be permitted to conduct a Disposition or Refinance any Existing Indebtedness prior to the Maturity Date without the prior written consent of the Required Holders, provided that the Net Cash Proceeds of any such Disposition or Refinance shall be applied to payment or prepayment of the outstanding Notes in accordance with the Transaction Documents, provided, however, that the Company and the Guarantor shall not, nor shall they permit any of their Subsidiaries to, (i) Refinance any of the Existing Indebtedness secured by the Philadelphia, Wilmington or Savannah hotel assets of the Subsidiaries without such Refinancing lender’s consent to the pledge of the ownership interests in the Subsidiary property owners as set forth in the Security Agreement, in such form as is reasonably acceptable to the Collateral Agent or (ii) Dispose of any interest in any Issuer pursuant to the Security Agreement (or any successor Subsidiary owning any of the Philadelphia, Wilmington or Savannah hotel assets) or in any of the property owned by any such Issuers or successor Subsidiaries.

10.18Default Notices. Promptly, but in any event within five (5) Business Days, following the earlier of (x) receipt by the Company, the Guarantor or any of their Subsidiaries of any notice of (i) default or exercise of remedies by any lender under the Existing Indebtedness (or any Refinancing thereof) or (ii) any litigation relating to the non-payment of any other Indebtedness in the aggregate principal amount of $250,000 or more, and irrespective of any grace or notice and cure period relating to any of the foregoing, or (y) the Company’s having actual knowledge of any such default or exercise of remedies or initiation of any such litigation, the Company shall give written notice thereof to the Collateral Agent pursuant to the Note Purchase Agreement.

10.19Accounts Payable. The Company shall not, beginning on the earlier to occur of (i) the date that is twelve (12) months from the date hereof and (ii) sixty (60) days after the Second Closing Date, until the indebtedness and other obligations evidenced hereby have been paid in full, permit the aggregate accounts payable of the Company, the Guarantor and its Subsidiaries (computed in accordance with GAAP) to exceed more than $5,000,000.00 at any time. In the event that aggregate accounts payable as set forth above exceed $5,000,000.00 upon the date that is twelve (12) months from the date hereof, and provided that the Second Closing Date has not yet occurred, the Company shall be required to proceed with the Second Closing and, within sixty (60) days thereof, reduce the aggregate accounts payable of the Company, the Guarantor and its Subsidiaries (computed in accordance with GAAP) to no more than $5,000,000.00. For the avoidance of doubt, the parties acknowledge and agree that “accounts payable”, as used herein, shall not include obligations for the payment of property taxes and insurance premiums.

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11.Amendments and Waivers.

11.1Except as set forth in Section 11.2 below, the written consent of the Required Holders shall be required for any change or amendment or waiver of any provision to this Note or any of the other Notes or Second Closing Notes; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of the Holder or any holder of any other Notes or Second Closing Notes relative to the comparable rights and obligations of the Holder or any holder of any other Notes or Second Closing Notes, as applicable, shall require the prior written consent of such adversely affected Holder or such adversely affected holder of the other Notes or Second Closing Notes, as applicable. Any change, amendment or waiver by the Company and the Required Holders in accordance with this Section 11.1 shall be binding on the Holder of this Note and all holders of the other Notes and the Second Closing Notes.

11.2Notwithstanding the provisions of Section 11.1 above, the Holder may elect to waive any provision of this Note (other than any provision of Section 10 or this Section 11) solely as to the Holder and this Note specifically in a written instrument executed by the Holder; provided that any such waiver under this Section 11.2 shall not bind or otherwise affect the terms of any Other Note or any holder thereof.

12.Collateral. This Note, the other Notes and the Second Closing Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement and the other Security Documents).

13.Transfer. This Note may be offered, sold, assigned or transferred by the Holder upon notice to, but without the consent of, the Company.

14.Reissuances; New Notes.

14.1Transfer. If this Note is to be transferred in accordance with the terms of this Note, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 14.4), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 14.4) to the Holder representing the outstanding Principal not being transferred.

14.2Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 14.4) representing the outstanding Principal; provided that Holder shall be responsible for the reasonable out-of-pocket costs and expenses of Company in connection with the delivery of such new Note.

14.3Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 14.4) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

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14.4Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 14.1 or Section 14.3, the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Repayment Principal Amount and Interest of this Note, from the Issuance Date.

15.Remedies, Characterizations, other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

16.Payment of Collection, Enforcement and Other Costs. If (a) an Event of Default has occurred and this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

17.Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to

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sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the First Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

18.Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

19.Notices; Currency; Payments.

19.1Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9.4 of the Note Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Equity Interests of the Company or any of its Subsidiaries or other Affiliates, (ii) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all or substantially all of the holders of the Equity Interests of the Company or any of its Subsidiaries or other Affiliates or (iii) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

19.2Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

19.3Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Investors attached to the Note Purchase Agreement); provided, that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid within three (3) Business Days after such amounts were due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fourteen percent (14.0%) per annum from the date such amount was due until the same is paid in full (“Late Charge”); provided, however, that no Late Charge shall be charged as the result of Collateral Agent’s failure to apply funds on deposit in the Interest Reserve to the applicable payments of Interest.

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20.Cancellation. After all Repayment Principal Amount, accrued Interest, Late Charges and other amounts at any time owed on this Note have been satisfied in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

21.Waiver of Notice. To the extent permitted by law and except as expressly set forth herein, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Note Purchase Agreement.

22.GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. THE TERMS AND CONDITIONS OF SECTION 9.9 OF THE NOTE PURCHASE AGREEMENT ARE INCORPORATED HEREIN BY THIS REFERENCE.

23.Attorneys’ Fees. In the event any legal action or other proceeding is brought by one party against the other party to enforce any provision of this Note or in which the subject matter of such legal action or other proceeding arises under, or is with respect to, the provisions of this Note, the prevailing party in any such legal action or other proceeding is entitled to recover from the other party attorneys’ fees and costs associated with defending or prosecuting such legal action or other proceeding, any appeal therefrom, and any ancillary or related proceedings.

24.Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

25.Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries or other Affiliates, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries or other Affiliates, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries or other Affiliates.

26.Usury. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate or in an amount which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate or amount which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate or in an amount in excess of such maximum rate or amount, the rate or amount of interest under this Note shall be deemed to be immediately reduced to such maximum rate or amount and the interest payable shall be computed at such maximum rate or be in such maximum amount and all prior interest payments in excess of such maximum

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rate or amount shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

27.Definitions. As used in this Note, the following terms shall have the following meanings:

27.1“Acquisition” has the meaning specified in Section 10.6; provided, that an Acquisition shall not include any acquisition of assets (other than any such assets constituting (i) any capital stock, membership interests, partnership interests or other Equity Interests of any Person, or (ii) any warrants, convertible instruments or other securities or rights of any Person that are exercisable for, or convertible into, any of the Equity Interests referred to in clause (i)) completed by the Company or any Subsidiary or other Affiliate that is a party to the Security Agreement or the Guaranty pursuant to the Note Purchase Agreement.

27.2“Affiliate” has the meaning specified in the Note Purchase Agreement. For the avoidance of doubt, and without limiting the foregoing, the Guarantor is an Affiliate of the Company.

27.3“Appraised Value” means the Net Cash Proceeds that reasonably would be anticipated to be received upon Disposition of the applicable hotel property at its appraised value as hereinafter determined. Within sixty (60) days of the date of the applicable exercise of remedies pursuant to the Security Agreement, the Company and the Collateral Agent shall attempt to agree on the Appraised Value. Failing such agreement, Appraised Value shall be determined in the following manner:

(i)Within five (5) days of the expiration of the period permitted hereinabove to reach agreement on an Appraised Value, each of the Company and the Collateral Agent shall select an appraiser, and such appraiser shall render a written appraisal within sixty (60) days of the engagement of the appraiser. If the two (2) appraisals are within three percent (3%) of the higher appraisal, then the Appraised Value shall be the average of the two (2) appraisals, but if the difference of the appraisals is in excess of three percent (3%), then the two appraisers so chosen shall select a third appraiser (or, if the two appraisers chosen by the Company and the Collateral Agent cannot agree on a third appraiser, the third appraiser shall be designated by the American Society of Appraisers) within ten (10) Business Days after the appraisals are completed and reconciled, such third appraiser shall render a written appraisal within sixty (60) days of the engagement, the two (2) closest appraisals shall be averaged, and such average appraised value shall be the Appraised Value. The costs and expenses of the appraisers shall be paid by the Company.

(ii)All appraisers shall be members of the Appraisal Institute of the American Society of Appraisers and shall have substantial qualifications and at least five (5) years’ experience with the appraisal of hotel assets.

(iii)After the valuation reports of the two appraisers have been completed, the Company and the Collateral Agent shall simultaneously deliver copies thereof to each other, either in person or in the manner provided in the Note Purchase Agreement for the giving of notices. At the time of appointment, the third appraiser shall be directed to promptly deliver copies of his valuation report to both the Company and the Collateral Agent in an agreed upon manner. Time is of the essence for the appraisal process described herein.

27.4“Bankruptcy Event of Default” has the meaning specified in Section 4.1.

27.5“Business Day” has the meaning specified in the Note Purchase Agreement.

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27.6“Calendar Quarter” means each of: (i) the period beginning on and including January 1 and ending on and including the next occurring March 31; (ii) the period beginning on and including April 1 and ending on and including the next occurring June 30; (iii) the period beginning on and including July 1 and ending on and including the next occurring September 30; (iv) and the period beginning on and including October 1 and ending on and including the next occurring December 31.

27.7“CapEx Limit” has the meaning specified in Section 10.15.

27.8“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

27.9“Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Equity Interests of the Company or any of its Subsidiaries or other Affiliates in which holders of the voting power in such Person immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries or other Affiliates, so long as, in any event set forth above, (x) Collateral Agent is given written notice no less than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation thereof and (y) a first priority Lien on the Collateral is maintained at all times in favor of the Collateral Agent for the benefit of the Holder; provided that, for the avoidance of doubt, no transfers of existing publicly traded shares of the Company shall be deemed a Change of Control.

27.10“Change of Control Date” has the meaning specified in Section 5.2.

27.11“Change of Control Notice” has the meaning specified in Section 5.2.

27.12“Change of Control Redemption Date” has the meaning specified in Section 8.1.

27.13“Change of Control Redemption Notice” has the meaning specified in Section 5.2.

27.14“Change of Control Redemption Price” has the meaning specified in Section 5.2.

27.15“Collateral” has the meaning specified in the Note Purchase Agreement.

27.16“Collateral Agent” has the meaning specified in the Note Purchase Agreement.

27.17“Common Stock” means (i) the Equity Interests constituting common stock of the Guarantor, and (ii) any share capital into which such common stock shall be changed or any share capital resulting from a reclassification of such common stock.

27.18“Company” has the meaning specified in the preamble to this Note.

27.19“Control” has the meaning specified in the Note Purchase Agreement.

27.20“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable

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or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

27.21“Core Property” means any of the hotel properties owned by Savannah Hotel Associates, L.L.C., a Virginia limited liability company, SOHO Wilmington LLC, a Delaware limited liability company, Philadelphia Hotel Associates LP, a Pennsylvania limited partnership, Tampa Hotel Associates LLC, a Delaware limited liability company, MHI Jacksonville LLC, a Delaware limited liability company, or SOHO Atlanta LLC, a Delaware limited liability company.

27.22“Disposition” means the sale, transfer, license, lease, spin-off, split-off, closing, conveyance or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; and the term “Dispose” shall have a meaning correlative to the foregoing.

27.23“Disposition Properties” has the meaning specified in Section 6.1(a).

27.24“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

27.25“Eligible Market” means the NYSE American, New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTCBB.

27.26“Equity Interest” has the meaning specified in the Note Purchase Agreement.

27.27“Event of Default” has the meaning specified in Section 4.1.

27.28“Event of Default Notice” has the meaning specified in Section 4.2.

27.29“Event of Default Redemption Date” has the meaning specified in Section 8.1.

27.30“Event of Default Redemption Notice” has the meaning specified in Section 4.2.

27.31“Event of Default Redemption Price” has the meaning specified in Section 4.2.

27.32“Event of Default Right Expiration Date” has the meaning specified in Section 4.2.

27.33“Exchange Act” means the Securities Exchange Act of 1934, as amended.

27.34“Existing Indebtedness” has the meaning specified in the Note Purchase Agreement.

27.35“Extended Maturity Date” has the meaning specified in Section 3.

27.36“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, condemnation

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awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received or to the extent disposition of such proceeds, awards or payments are governed pursuant to the Existing Indebtedness and are not actually made available to Company, the Guarantor or any of their Subsidiaries and following the Company’s giving written notice to Collateral Agent along with such supporting documentation as Collateral Agent reasonably may request.

27.37“First Closing Date” has the meaning specified in the Note Purchase Agreement.

27.38“FFO” shall mean net income for the Company (computed in accordance with GAAP), excluding (u) depreciation and amortization related to real estate, (v) gains and losses from the sale of certain real estate assets, (w) gains and losses from change in control, (x) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, (y) any and all hotel mortgage and note prepayment or yield maintenance fees paid by the Company during such period, and (z) the write-off of unamortized loan finance costs in connection with a repayment or refinance of such amounts prior to maturity.

27.39“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through any of its subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, (ii) Dispose of all or substantially all of the properties or assets of the Company, the Guarantor or any of their “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities (except with regard to the sale of any asset in accordance with the terms of the Transaction Documents), or (iii) the Company shall cease to own, directly or indirectly, one hundred percent (100%) of the record and beneficial ownership of their Subsidiaries or Guarantor ceases to be the general partner of the Company or fails to own at least the percentage interest in Company that Guarantor owns on the date hereof or (B) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

27.40“G&A Cap” has the meaning specified in Section 10.14.

27.41“GAAP” has the meaning specified in the Note Purchase Agreement.

27.42“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

27.43“Guarantor” has the meaning specified in the Note Purchase Agreement.

27.44“Guaranty” has the meaning specified in the Note Purchase Agreement.

27.45“Holder” has the meaning specified in the preamble to this Note.

27.46“Identified Properties” has the meaning specified in Section 6.1(a).

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27.47“Indebtedness” has the meaning specified in the Note Purchase Agreement.

27.48“Initial Maturity Date” has the meaning specified in Section 3.

27.49“Intellectual Property” means all patents, trademarks, service marks, logos and other business identifiers, trade names, trade styles, trade dress, copyrights, proprietary know-how, processes, computer software and all registrations, applications and licenses therefor.

27.50“Interest” has the meaning specified in the preamble to this Note.

27.51“Interest Date” has the meaning specified in Section 2.

27.52“Interest Rate” means, as to the period of time commencing on the Issuance Date and ending on the Initial Maturity Date, an annual rate per annum equal to six percent (6.00%), and as to the period of time commencing on the date immediately succeeding the Initial Maturity Date and ending on the Extended Maturity Date, an annual rate per annum equal to ten percent (10.00%); provided, that, on any date when an Event of Default shall have occurred and be continuing, the “Interest Rate” shall be the applicable “Interest Rate” determined in accordance with the foregoing plus six percent (6.00%), subject, however, to Section 26 hereof.

27.53“Interest Reserve” has the meaning specified in the Note Purchase Agreement.

27.54“Investment” means, with respect to any Person, any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any guarantee of any obligation of or other contingent liability with respect to the Equity Interests, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interest, general partnership interest, or other Equity Interests of any such other Person.

27.55“Issuance Date” has the meaning specified in the preamble to this Note.

27.56“Late Charge” has the meaning specified in Section 19.3.

27.57“Lien” has the meaning specified in the Note Purchase Agreement.

27.58“Liquidity Event” means the failure of the Company, the Guarantor and their Subsidiaries at any time to maintain unencumbered and unrestricted liquid assets of cash in a minimum amount of $5,000,000; provided that a Liquidity Event will not be deemed to have occurred prior to the date that is eighteen (18) months after the date hereof.

27.59“Maturity Date” shall mean the Initial Maturity Date or, if extended in accordance with the terms of Section 3, the Extended Maturity Date; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date.

27.60“Monetary Event of Default” shall have the meaning specified in Section 4.1 of this Note.

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27.61“Net Cash Proceeds” means (a) with respect to any Disposition by the Company, the Guarantor or any of their Subsidiaries, or any Extraordinary Receipt received or paid to the account of the Company, the Guarantor or any of their Subsidiaries, the excess, if any, of (i) the sum of cash and other proceeds received in connection with such transaction (including any cash and other proceeds received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than the obligations of the Company under this Note and the other Transaction Documents), (B) the reasonable and customary out-of-pocket fees and expenses incurred by the Company, the Guarantor or such Subsidiary in connection with such transaction (including reasonable and customary fees of attorneys, accountants, consultants and investment advisers, reasonable and customary out-of-pocket costs associated with title insurance policies, surveys, lien and judgment searching, recording documents, and transaction and recording taxes and including fees required to be paid or reimbursed to a third-party that is not an Affiliate of the Company or the Guarantor pursuant to the terms of the applicable Indebtedness), (C) income taxes reasonably estimated to be actually payable within two (2) years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to this subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds and (D) amounts held in any reserve created for escrow, holdback, indemnity or similar obligations of the Company, the Guarantor or any of their Subsidiaries in connection with such Disposition (provided that (1) such amounts held in such reserves shall not exceed ten percent (10%) of the gross cash proceeds received with respect to such Disposition and (2) such amounts held in such reserves shall constitute Net Cash Proceeds upon release to, or receipt by, the Company, the Guarantor or any of their Subsidiaries); and (b) with respect to the incurrence or issuance of any Indebtedness by the Company, the Guarantor or any of their Subsidiaries to Refinance any Existing Indebtedness or other Indebtedness permitted hereunder, the excess of (i) the sum of the cash and other proceeds received in connection with such transaction over (ii) the sum of (A) the amount of Existing Indebtedness or other Indebtedness permitted hereunder that is Refinanced thereby and (B) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Company, the Guarantor or such Subsidiary in connection therewith.

27.62“Note” has the meaning specified in the preamble to this Note.

27.63“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of the Issuance Date, by and among the Company, the investors identified therein, and the Collateral Agent, pursuant to which the Company issued, among other securities, the Notes, as such agreement may be amended, restated or otherwise modified from time to time.

27.64“Notes” has the meaning specified in the preamble to this Note.

27.65“Options” means any rights, warrants, grants or options to subscribe for or purchase Equity Interests or Convertible Securities.

27.66“Other Redemption Notice” has the meaning specified in Section 8.2.

27.67“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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27.68“Permitted Indebtedness” means (i) Indebtedness evidenced by this Note, the other Notes and any Senior Secured Notes issued pursuant to the Note Purchase Agreement following the Issuance Date that are referred to in the Note Purchase Agreement as the Second Closing Notes, (ii) the Existing Indebtedness or any Indebtedness incurred in the Refinancing of the Existing Indebtedness, subject, however, to Section 10.16, Section 10.17 and the other terms and conditions hereof, (iii) Indebtedness secured by Permitted Liens under clause (ii) or (iii) of the definition of Permitted Liens in incurred in the ordinary course of business and otherwise in accordance with the terms of the Transaction Documents, and (iv) in addition to the Existing Indebtedness, unsecured Indebtedness for trade payables incurred in the ordinary course of business and otherwise in accordance with the terms of the Transaction Documents. For the avoidance of doubt, the parties acknowledge and agree that “trade payables”, as used herein, shall not include obligations for the payment of property taxes and insurance premiums.

27.69“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iii) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries or other Affiliates to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, or (C) in respect of capitalized lease obligations, provided that the Lien is confined solely to the property leased by the Company or any of its Subsidiaries or other Affiliates pursuant to the applicable capital lease, (iv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (v) Liens arising in connection with the Existing Indebtedness.

27.70“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

27.71“Principal” has the meaning specified in the preamble to this Note.

27.72“Principal Market” means the Nasdaq Capital Market.

27.73“Qualified Buyer” shall mean a potential purchaser that has, or whose principals and/or investors have, at least five (5) years’ experience in acquiring properties of greater or substantially similar value as the subject Disposition Property, tenders a written offer in good faith, provides reasonable evidence of the financial wherewithal to consummate the acquisition of the subject Disposition Property, and is not an Affiliate of the Company.

27.74“Qualified Lender” shall mean a financial institution that has, or whose principals and/or investors have, at least five (5) years’ experience in financing properties of greater or substantially similar value as the subject Refinancing Property, tenders a written commitment in good faith, provides reasonable evidence of the financial wherewithal to consummate the subject Refinance, and is not an Affiliate of the Company.

27.75“Redemption Amount” means the sum of (x) the portion of the Repayment Principal Amount to be redeemed or otherwise with respect to which this determination is being made, (y) all accrued and unpaid Interest with respect to such portion of the Repayment Principal

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Amount, and (z) accrued and unpaid Late Charges with respect to such portion of such Repayment Principal Amount and such Interest, if any.

27.76“Redemption Date” means, as applicable, the Event of Default Redemption Date or the Change of Control Redemption Date.

27.77“Redemption Notice” means, as applicable, an Event of Default Redemption Notice or a Change of Control Redemption Notice.

27.78“Redemption Price” means, as applicable, the Event of Default Redemption Price or the Change of Control Redemption Price.

27.79“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Indebtedness in exchange or replacement for such Indebtedness in whole or in part; and the terms “Refinanced” and “Refinancing” shall have meanings correlative to the foregoing.

27.80“Refinancing Properties” has the meaning specified in Section 6.1(a).

27.81“Regulatory Authorizations” means all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable laws and regulations in order to carry on the business of the Company and its Subsidiaries or other Affiliates as currently conducted or proposed to be conducted, including any newly introduced or revised applicable laws and regulations as they may become introduced, altered or otherwise evolve over time.

27.82 “Repayment Factor” means (x) one and forty-seven hundredths (1.47) at all times on or prior to the Initial Maturity Date and (y) one and sixty-five hundredths (1.65) at all times after the Initial Maturity Date.

27.83“Repayment Principal Amount” has the meaning specified in the preamble to this Note.

27.84“Required Holders” has the meaning specified in the Note Purchase Agreement.

27.85“Restricted Payment” has the meaning specified in Section 10.4.

27.86“SEC” means the United States Securities and Exchange Commission or the successor thereto.

27.87“Second Closing Notes” has the meaning specified in the Note Purchase Agreement.

27.88“Security Agreement” has the meaning specified in the Note Purchase Agreement.

27.89“Security Documents” has the meaning specified in the Note Purchase Agreement.

27.90“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

27.91“Subsidiary” has the meaning specified in the Note Purchase Agreement.

27.92“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if

26

so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

27.93“Trading Day” has the meaning specified in the Note Purchase Agreement.

27.94“Transaction Documents” has the meaning specified in the Note Purchase Agreement.

[Signature Page Follows]

27

IN WITNESS WHEREOF, the Company has executed this Senior Secured Note as of the Issuance Date set out above.

SOTHERLY HOTELS LP,
a Delaware limited partnership

By:	SOTHERLY HOTELS INC., its general partner

By:
	Name:	David R. Folsom
	Title:	President and Chief Executive Officer

Accepted and Agreed:

[______________________]

By:
Name:
Title:

Signature Page to Senior Secured Note

EXHIBIT 6.2

CASH MANAGEMENT PROVISIONS

1.	Defined Terms.
a.	“Cash Management Account” has the meaning specified in Section 3(a) hereof.
b.

“Cash Management Activation Notice” means a written notice from the Collateral Agent to Clearing Bank stating that an Event of Default has commenced and instructing Clearing Bank to transfer all available funds in the Clearing Account to the Cash Management Account in accordance with the Clearing Account Agreement.

c.	“Cash Management Bank” has the meaning specified in Section 3(a) hereof.
d.	“Cash Management Bank Fees” has the meaning specified in Section 3(e) hereof.
e.

“Cash Management Deactivation Notice” means a written notice from the Collateral Agent to Clearing Bank stating that an Event of Default no longer exists and instructing Clearing Bank to transfer all available funds in the Clearing Account to an account designated by the Company in accordance with the Clearing Account Agreement.

f.	“Clearing Account” has the meaning specified in Section 2(a) hereof.
g.	“Clearing Account Agreement” has the meaning specified in Section 2(a) hereof.
h.	“Clearing Bank” has the meaning specified in Section 2(a) hereof.
i.	“Excess Cash Advance” has the meaning specified in Section 4(c) hereof.
j.	“Excess Cash Flow” has the meaning specified in Section 3(b)(v) hereof.
k.	“Excess Cash Flow Account” has the meaning specified in Section 4(a) hereof.
l.	“Excess Cash Requisition” has the meaning specified in Section 4(c) hereof.
m.

“Losses” shall mean any and all losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs and reasonable attorneys’ fees, in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

Exhibit II

n.

“Rents” means all of the rents, royalties, bonuses, issues, profits, revenue, income, deposits, escrow accounts and other benefits derived from the properties of the Company, the Guarantor and their Subsidiaries or arising from the use or enjoyment of any portion thereof or from any existing or future lease or agreement pertaining thereto and liquidated damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of such properties, together with any and all rights that the Company, the Guarantor or any of their Subsidiaries may have against any tenant under such leases or any subtenants or occupants of any part of such properties and any award made hereafter to the Company, the Guarantor or any of their Subsidiaries in any court proceeding involving any of the tenants or occupants or in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court, and all payments by tenants or occupants in lieu of rent other than any payments in lieu of taxes.

o.

“Reserve Accounts” shall mean the Cash Management Account, the Clearing Account, the Excess Cash Flow Account and any other deposit account established by this Note or the other Transaction Documents, including, without limitation, the deposit account for the Interest Reserve.

2.	Clearing Account.
a.

Upon the occurrence of a Monetary Event of Default, the Company shall establish and, thereafter until the Maturity Date, maintain an account (the “Clearing Account”) with a bank selected by the Company and approved by the Collateral Agent (which approval shall not be unreasonably withheld, conditioned or delayed) (the “Clearing Bank”) in trust for the benefit of the Collateral Agent in accordance with an agreement among the Company, the Collateral Agent, the Company and the Clearing Bank in form and substance reasonably acceptable to the Collateral Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (the “Clearing Account Agreement”). The Clearing Account shall be under the sole dominion and control of the Collateral Agent. The Collateral Agent shall have the sole right to make withdrawals from the Clearing Account. All costs and expenses for establishing and maintaining the Clearing Account shall be paid by the Company.

b.

During the occurrence and continuance of a Monetary Event of Default, the Company shall cause all Rents to be delivered directly to the Clearing Account to the extent permitted by the loan documents evidencing the Existing Indebtedness. Upon the first occurrence of a Monetary Event of Default and in accordance with the Clearing Account Agreement, the Company and the Guarantor shall, and shall cause their Subsidiaries to, deliver written instructions (which instructions can be revoked only upon the termination of the Event of Default) to all commercial tenants under leases (or other agreements for possession or occupancy of any property), all Subsidiaries owning property and all property managers to deliver all Rents received, payable or subject to remittance thereunder directly to the Clearing Account to the extent permitted by the loan documents evidencing the Existing Indebtedness. Notwithstanding anything to the contrary contained herein or in any other Transaction Documents, in the event the Company, the Guarantor or any of their Subsidiaries shall receive any amounts constituting Rents (for the avoidance of doubt, including, without limitation, any Rents received from any hotel occupants) during the occurrence and continuance of an Event of Default, the Company and the Guarantor shall, and shall cause their Subsidiaries to, deposit all such amounts received by the Company, the Guarantor or any of their Subsidiaries into the Clearing Account within two (2)

Exhibit 6.2 – Cash Management Provisions

Business Day after receipt thereof to the extent permitted by the loan documents evidencing the Existing Indebtedness.
c.

Concurrently with the establishing of a Clearing Account, the Company shall obtain from Clearing Bank its agreement to transfer, from and after such time as the Clearing Bank has received a Cash Management Activation Notice and until such time as the Clearing Bank has received a Cash Management Deactivation Notice, all amounts on deposit in the Clearing Account to the Cash Management Account in immediately available funds by federal wire transfer once every Business Day.

d.

Upon the occurrence and during the continuation of a Monetary Event of Default, the Collateral Agent may, in addition to any and all other rights and remedies available to the Collateral Agent, apply any amounts then on deposit in the Clearing Account to the payment of the indebtedness and other obligations evidenced hereby in any order, proportion and priority as the Collateral Agent may determine in its sole and absolute discretion, subject, however, to the terms of Section 10.1(a) of the Note.

e.	The Clearing Account shall not be commingled with other monies held by the Company or Clearing Bank.
f.

The Company shall not further pledge, assign or grant any security interest in the Clearing Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming the Collateral Agent as the secured party, to be filed with respect thereto.

3.	Cash Management Account.
a.

Upon the first occurrence of a Monetary Event of Default, the Collateral Agent, on the Company’s behalf, shall establish and maintain a segregated account (the “Cash Management Account”) to be held by a bank selected by the Collateral Agent (“Cash Management Bank”) in trust and for the benefit of the Collateral Agent, which Cash Management Account shall be under the sole dominion and control of the Collateral Agent. The Company hereby grants to the Collateral Agent a first priority security interest in any Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of the Collateral Agent a perfected first priority security interest in the Cash Management Account, including, without limitation, authorizing the Collateral Agent to file UCC-1 Financing Statements and continuations thereof. The Company will not in any way alter or modify the Cash Management Account. The Collateral Agent shall have the sole right to make withdrawals from the Cash Management Account in accordance with this Note and the other Transaction Documents. All costs and expenses for establishing and maintaining the Cash Management Account shall be paid by the Company in accordance with this Note.

b.

Provided no Monetary Event of Default shall have occurred and is continuing, on each Interest Date during the continuance of an Event of Default, Cash Management Bank shall apply all funds on deposit in the Cash Management Account in the following amounts and order of priority:

i.	First, funds sufficient to pay any interest accruing at the Interest Rate, Late Charges and any other amounts then due and payable under the Transaction Documents shall

Exhibit 6.2 – Cash Management Provisions

be disbursed to the Collateral Agent to pay such interest, Late Charges and such other amounts;

Second, funds sufficient to pay the next monthly payment, escrow and other deposit obligations in accordance with the terms and conditions of the loan documents for Existing Indebtedness shall be disbursed to the lenders thereunder;

ii.	Third, funds sufficient to pay the fees and expenses of Cash Management

Bank (or any other bank or other financial institution holding a Reserve Account) then due and payable thereto in connection with the administration and maintaining of the Cash Management Account (or other Reserve Account) shall be disbursed to the Cash Management Bank (or such other bank or other financial institution) to pay such fees and expenses;

iii.	Fourth, funds sufficient to fund the Interest Reserve through the Maturity Date;
iv.

Fifth, the remaining amount (the “Excess Cash Flow”) shall be deposited into the Excess Cash Flow Account and held by the Collateral Agent as additional security for the indebtedness and other obligations evidenced hereby until disbursed in accordance with Section 4 hereof.

c.

Any disbursements or disposition of funds or assets which Cash Management Bank makes pursuant to this Note shall be subject to Cash Management Bank’s standard policies, procedures and documentation governing the type of disbursement or disposition made; provided, however, that in no circumstances will any such disbursement or disposition require the Company’s consent.

d.

All funds on deposit in the Cash Management Account following the occurrence and during the continuance of a Monetary Event of Default may be applied by the Collateral Agent to the indebtedness and other obligations evidenced hereby in any order, proportion and priority as the Collateral Agent may determine in its sole and absolute discretion, subject, however, to the terms of Section 10.1(a) of the Note.

e.

The Company shall pay to Cash Management Bank and the Collateral Agent and/or Cash Management Bank’s and the Collateral Agent’s counsel on demand, from time to time, all customary and reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements, and transfer, recording and filing fees, taxes and other charges) of, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted with respect to the Cash Management Account, the custody, care, sale, transfer, administration, collection of or realization on the Cash Management Account and the sums contained therein, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Cash Management Bank and/or the Collateral Agent relating to the Cash Management Account. Such fees and charges shall be paid to Cash Management Bank pursuant to Section 3(b)(iii) hereof and Cash Management Bank shall be entitled to charge the Cash Management Account for such fees and charges. Such fees and charges shall be customary for the services of Cash Management Bank described herein. The Company agrees to pay all Cash Management Bank’s customary fees and charges for the maintenance and administration of the Cash Management Account and for the treasury management and other account services provided with respect to the Cash Management Account (collectively “Cash Management

Exhibit 6.2 – Cash Management Provisions

Bank Fees”), including, but not limited to, the fees for (a) funds transfer services received with respect to the Cash Management Account, (b) funds advanced to cover overdrafts in the Cash Management Account (but without Cash Management Bank being in any way obligated to make any such advances), and (c) duplicate bank statements. Cash Management Bank Fees will be paid by Cash Management Bank in accordance with this Note by debiting the Cash Management Account on the Business Day that the Cash Management Bank Fees are due, without notice to the Company. If there are not sufficient funds in the Cash Management Account to cover fully the Cash Management Bank Fees on the Business Day Cash Management Bank attempts to debit them from the Cash Management Account, such shortfall or the amount of such Cash Management Bank Fees will be paid by the Company to Cash Management Bank, without setoff or counterclaim, within five (5) Business Days after demand from Cash Management Bank. The Company’s obligation to pay Cash Management Bank Fees accrued prior to the resignation or replacement of Cash Management Bank shall survive the resignation or replacement of Cash Management Bank.

f.	If invested, sums on deposit in the Cash Management Account shall be invested at the direction of the Collateral Agent.
g.

The Company hereby agrees that the Collateral Agent may maintain sub-accounts within the Cash Management Account in connection with any payments otherwise required under this Note and the other Transaction Documents, which sub-accounts may be ledger or book entry accounts and not actual accounts. All actual out-of-pocket costs and expenses for establishing and maintaining such sub-accounts shall be paid by the Company.

4.	Excess Cash Flow Reserve.
a.

Monthly, on a date reasonably selected by the Collateral Agent, from and after the occurrence and continuance of a Monetary Event of Default, an amount equal to the Excess Cash Flow generated by the properties for the immediately preceding monthly period shall be deposited with the Collateral Agent into an account in the name of the Collateral Agent (the “Excess Cash Flow Account”) in accordance with this Section 4.

b.	The Collateral Agent shall disburse funds from the Excess Cash Flow Account subject to satisfaction of the following conditions:
i.

No Monetary Event of Default, or event which would, with the giving of notice or the passage of time, or both, constitute a Monetary Event of Default, shall have occurred and be continuing at the time of the submission of an Excess Cash Requisition or as of the date of the disbursement of the Excess Cash Advance. The Company’s submission of an Excess Cash Requisition shall be deemed the Company’s certification that no Event of Default, or event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, shall have occurred and be continuing at the time of the submission of such Excess Cash Requisition.

ii.	The expenses that are subject to the Excess Cash Requisition are pursuant to a budget that the Collateral Agent has approved, such approval not to be unreasonably withheld, conditioned or delayed.

Exhibit 6.2 – Cash Management Provisions

iii.

The Collateral Agent’s receipt of a certificate from an officer of the Company certifying to the satisfaction of the condition set forth in Section 4(b)(ii) above and submitting such evidence thereof as the Collateral Agent reasonably may request.

c.

The Collateral Agent shall make disbursements from the Excess Cash Flow Account (each, an “Excess Cash Advance”) pursuant to, and in accordance with, the terms of this Section 4 not more than once in each calendar month following submission to the Collateral Agent, at least ten (10) days prior to the date on which the Company desires a disbursement of an Excess Cash Advance, of a written requisition (an “Excess Cash Requisition”), certified by the Company on such form or forms as may be reasonably required by the Collateral Agent. Each Excess Cash Requisition shall be deemed a representation by the Company that the Company is in full compliance with the terms of this Section 4.

5.

Payments Received Under Cash Management Agreement; Conflict With Existing Cash Management. The insufficiency of funds on deposit in the Cash Management Account shall not relieve the Company from the obligation to make any payments, as and when due pursuant to this Note, the Note Purchase Agreement or the other Transaction Documents, and such obligation shall be separate and independent, and not conditioned on any event or circumstance whatsoever. For the avoidance of doubt, nothing in this Exhibit 6.2, Section 6.2 hereof or otherwise contained in the Transaction Documents shall require the Company or its Subsidiaries or Affiliates to deposit, or direct any other Person to deposit, funds into the Clearing Account and/or the Cash Management Account in a manner that contradicts any cash management regime in place pursuant to the loan documents evidencing the Existing Indebtedness or in a manner that otherwise violates the loan documents evidencing the Existing Indebtedness.

6.	Reserve Funds Generally.
a.

Prohibition Against Further Encumbrance. The Company shall not, without the prior written consent of the Collateral Agent, further pledge, assign or grant any security interest in any Reserve Account or permit any Lien to attach thereto, or any levy to be made thereon or a UCC-1 financing statement, except those naming the Collateral Agent as the Secured Party, to be filed with respect thereto.

b.

Use of Deposits. All funds so deposited into the Reserve Accounts shall, until so disbursed by the Collateral Agent as set forth in the applicable provisions, constitute additional security for the indebtedness and other obligations evidenced hereby (and the Company hereby grants to the Collateral Agent a first priority security interest in such funds). Promptly following any request of the Collateral Agent, the Company shall execute and deliver any deposit account control agreement or take any other actions, which the Company hereby authorizes and directs (including, without limitation, the filing of a financing statement and the payment of any costs or expenses in connection therewith at the Company’s expense) that the Collateral Agent reasonably requires in order to perfect its security interest in the Reserve Accounts and the funds therein. If a Monetary Event of Default shall have occurred hereunder and be continuing, or if the indebtedness and other obligations evidenced hereby shall be accelerated as herein provided, all funds so deposited in any Reserve Account may, at the Collateral Agent’s option, be applied to cure said Monetary Event of Default or to reduce the indebtedness and other obligations evidenced hereby in any order, proportion and priority as the Collateral Agent may determine in its sole and absolute discretion, subject, however, to the terms of Section 10.1(a) of the Note.

Exhibit 6.2 – Cash Management Provisions

c.

Transfer of Note. Upon an assignment or other transfer of the Note, the Collateral Agent shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and the Collateral Agent shall thereupon be completely released from all liability with respect to such deposits and the Company, the Guarantor and their Subsidiaries shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of such deposits to a new assignee or transferee.

d.

Indemnification. The Company shall indemnify the Collateral Agent and hold the Collateral Agent harmless from and against any and all Losses arising from or in any way connected with the Reserve Accounts (unless arising from the gross negligence or willful misconduct of the Collateral Agent) or the performance of the obligations for which the Reserve Accounts were established; provided that the Company shall not be liable for any Losses arising from the investment by Collateral Agent of funds in the Reserve Accounts. The Company shall indemnify and hold Clearing Bank, Cash Management Bank, any other bank or other financial institution holding any other Reserve Account(s) and their employees and officers harmless from and against any Losses incurred by such arising from or in any way connected with any such Reserve Account(s) or the performance of the obligations for which such Reserve Account was established, except to the extent that such loss or damage results from the Collateral Agent’s or such bank or other financial institution’s gross negligence or willful misconduct.

e.

Satisfaction of the Note. Upon full payment or redemption of the Note or, at the Collateral Agent’s option, at any prior time, the balance of amounts deposited in the Collateral Agent’s possession in the Reserve Accounts shall be paid over to the Company.

29277053.14

Exhibit 6.2 – Cash Management Provisions

EXHIBIT A-2

Form of Second Closing Note

[Attached.]

Exhibit A-2

Final Form – Second Closing Note

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

SOTHERLY HOTELS LP

SENIOR SECURED NOTE

Issuance Date: [●], 20[●]	Original Principal Amount: U.S. $[●]

FOR VALUE RECEIVED, Sotherly Hotels LP, a Delaware limited partnership (the “Company”), hereby promises to pay to [______________________] or its registered assigns (the “Holder”) in cash the product of the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) and the applicable Repayment Factor (the “Repayment Principal Amount”) when due, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date, the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Note (including all Senior Secured Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of a series of Senior Secured Notes issued pursuant to the Note Purchase Agreement on the Issuance Date and referred to in the Note Purchase Agreement as the Second Closing Notes (collectively, the “Notes”). Certain capitalized terms used herein are defined in Section 27.

1.Payments of Principal; Conditional Prepayment. On the Maturity Date, the Company shall pay to the Holder an amount in cash equal to the sum of (i) the Repayment Principal Amount, plus (ii) all accrued and unpaid Interest and accrued and unpaid Late Charges on such Repayment Principal Amount and Interest. Notwithstanding anything herein to the contrary, with respect to any repayment or redemption hereunder, as applicable, the Company shall repay or redeem, as applicable, (i) first, all accrued and unpaid Interest hereunder and under any other Notes held by such Holder, (ii) second, all accrued and unpaid Late Charges on any Repayment Principal Amount and Interest hereunder and under any other Notes held by such Holder, (iii) third, all other amounts (other than the Original Principal) outstanding under any other Notes held by such Holder, and (v) fourth, all of the Repayment Principal Amount outstanding hereunder and under any other Notes held by such Holder, in each case, allocated pro rata among this Note and such other Notes held by such Holder. The indebtedness and other obligations evidenced hereby may be prepaid in part or in full at any time without penalty so long as the Company shall have offered to simultaneously prepay a pro rata portion of all other Notes and First Closing Notes held by each of the holders thereof on the same terms and conditions. Any and all partial prepayments shall be applied to the reduction of the indebtedness and other obligations evidenced hereby in inverse order of its maturity and shall not abridge or postpone the obligation to make the regular payments as herein provided until the indebtedness and other obligations evidenced hereby have been paid in full.

1

2.Interest. Interest on this Note shall commence accruing on the Issuance Date at the Interest Rate and shall be computed on the basis of a 360-day year and the actual number of days elapsed per month and shall be payable in arrears for each Calendar Quarter on the first (1st) Business Day of each Calendar Quarter after the Issuance Date (each, an “Interest Date”). Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company; provided funds on deposit in the Interest Reserve shall be released to Holder on each Interest Date in accordance with the terms of the Transaction Documents. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest on each Redemption Date and/or in connection with any required payment upon any Bankruptcy Event of Default.

3.Maturity Date. All obligations hereunder shall be due and payable by the Company on December 30, 2023 (the “Initial Maturity Date”). The Company shall have the one-time option (the “Extension Option”) to extend the Maturity Date under all Notes and First Closing Notes to December 30, 2024 (the “Extended Maturity Date”) on the terms and conditions set forth in this Section 3. Any exercise of the Extension Option will be subject to and conditioned upon (i) the Company’s giving Holder written notice of the exercise of the Extension Option as to all Notes and First Closing Notes at least sixty (60) days, but no more than one hundred twenty (120) days, prior to the Initial Maturity Date, (ii) both at the time of such exercise (or attempted exercise) and on the Initial Maturity Date, there existing no Event of Default or any uncured default under the terms and conditions of any Transaction Document which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, (iii) the representations and warranties of the Company remaining true and correct in all material respects (or, as to any representations and warranties that are qualified by materiality or Material Adverse Effect, true and correct in all respects), (iv) the Company’s certifying, to Holder’s reasonable satisfaction (including such evidence thereof as Holder reasonably may request), both at the time of such exercise (or attempted exercise) and on the Initial Maturity Date that, for the period of twelve (12) calendar months ending with the most recently completed calendar month preceding each such certification, FFO is equal to or greater than $10,000,000.00, (v) concurrently with the exercise (or attempted exercise) of the Extension Option, the Company’s payment to Holder of an extension fee in the amount of one percent (1.00%) of the Principal under this Note that shall remain outstanding as of the Initial Maturity Date, and (vi) on the Initial Maturity Date, replenishing the Interest Reserve, as more particularly set forth in Section 4.3 of the Note Purchase Agreement, for the period commencing on the date immediately succeeding the Initial Maturity Date and ending on the Extended Maturity Date.

4.Events of Default; Notice; Redemption.

4.1Event of Default. Unless waived in writing by the Holder, each of the following events shall constitute an “Event of Default” and (i) each of the events in clauses (d), (e) and (f) below shall constitute a “Bankruptcy Event of Default” and (ii) the events in clause (b) below shall constitute a “Monetary Event of Default”:

(a)[intentionally omitted];

(b)the Company’s or the Guarantor’s (x) failure to pay to the Holder the Repayment Principal Amount or any other amount of Principal within three (3) Business Days after such amounts were as due under this Note, or (y) failure to pay to the Holder any amount of Interest, Late Charges or other amounts (other than Principal which is covered by clause (x) above), or to pay to or deposit with the Collateral Agent any deposits to the Interest Reserve or other amounts, within five (5) Business Days after such amounts were as due under this Note or the other Transaction Documents, provided, however, that

2

such grace periods shall not be duplicative of any other grace or notice and cure period or other requirement for payment or deposit within any period expressly set forth in the Transaction Documents relating to any such payments or deposits;

(c)the occurrence of (i) any default under or redemption of any Indebtedness with regards to any Core Property where the Lender accelerates the debt or otherwise demands payment in full or such Indebtedness is not paid in full at maturity or (ii) any default under, redemption of or acceleration prior to maturity of, any Indebtedness of the Company or any of its Subsidiaries or other Affiliates, other than with respect to any Notes or First Closing Notes, which would reasonably be expected to have a Material Adverse Effect;

(d)bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company, the Guarantor, any direct owner of a Core Property, any of the Pledgors pursuant to the Security Agreement or any successor thereof, any Subsidiary if, as the result thereof, the Company or Guarantor incurs liability in respect of such Subsidiary in excess of the Company’s or Guarantor’s contingent liability therefor as of the date hereof, or more than three other Subsidiaries and, if instituted against any of the foregoing by a third party, shall not be dismissed within ninety (90) days of their initiation;

(e)the commencement by the Company, the Guarantor, any direct owner of a Core Property, any of the Pledgors pursuant to the Security Agreement or any successor thereof, any Subsidiary if, as the result thereof, the Company or Guarantor incurs liability in respect of such Subsidiary in excess of the Company’s or Guarantor’s contingent liability therefor as of the date hereof, or more than three other Subsidiaries of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of any such entities in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or other Affiliate or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing in any proceeding of its inability to pay its debts generally as they become due, the taking of corporate action by any such entities of any such action or the commencement of a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(f)the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company, the Guarantor, any direct owner of a Core Property, any of the Pledgors pursuant to the Security Agreement or any successor thereof, any Subsidiary if, as the result thereof, the Company or Guarantor incurs liability in respect of such Subsidiary in excess of the Company’s or Guarantor’s contingent liability therefor as of the date hereof, or more than three other Subsidiaries, of a voluntary or involuntary case

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or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging such entities as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary or other Affiliate under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such entities or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of ninety (90) consecutive days;

(g)a final judgment for the payment of money in excess of $500,000 is rendered against the Company and/or any of its Subsidiaries or other Affiliates and which judgment is not, within sixty (60) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary or other Affiliate (as the case may be) will receive the proceeds of such insurance or indemnity within sixty (60) days of the final resolution of such judgment;

(h)any default by the Company or the Guarantor in the due performance and observance of any of the covenants or agreements contained in Section 10; provided, that such defaults under Section 10.10 shall not be deemed an Event of Default if such default is cured prior to the tenth (10th) Business Day following the date the Company or the Guarantor becomes aware of the factual circumstances giving rise to the default;

(i)Any express representation or warranty of the Company or any Subsidiary or other Affiliate set forth in any Transaction Document or any express written certification provided by the Company or any Subsidiary or other Affiliate pursuant to any Transaction Document is incorrect or misleading in any material respect when given or, as to any representation, warranty or other written statement that is qualified by materiality or Material Adverse Effect, incorrect or misleading in any respect);

(j)other than as specifically set forth in another clause of this Section 4.1, any material default by the Company or any Subsidiary or other Affiliate in the due performance and observance of any of the covenants or agreements of any Transaction Document, except, in the case of a breach of a covenant that is curable, only if such breach remains uncured for a period of thirty (30) consecutive days; provided that, if such breach is not able to be cured within such thirty (30) day period despite the Company’s diligent efforts, such cure period shall be extended as necessary to effectuate such cure, up to an additional sixty (60) day period, provided, however, that such grace periods shall not be duplicative of any other grace or notice and cure period or other requirement for performance within any period expressly set forth in the Transaction Documents relating to any such obligations;

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(k)a false or inaccurate certification by the Company or the Guarantor of which the Company or the Guarantor has actual knowledge of its falsity or inaccuracy when given;

(l)any material provision of any Transaction Document (including the Guaranty pursuant to the Note Purchase Agreement, the Security Agreement and any other Security Document) be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or other Affiliate or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company, the Guarantor or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including the Guaranty pursuant to the Note Purchase Agreement, the Security Agreement and any other Security Document) or the Guarantor repudiates, revokes or attempts to revoke its Guaranty pursuant to the Note Purchase Agreement or any joinder thereto;

(m)the Security Agreement or any other Security Document shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral in favor of the Collateral Agent for the benefit of the Holder or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(n)any Event of Default (as defined in the other Notes or First Closing Notes) occurs with respect to any other Notes or First Closing Notes; or

(o)any failure to comply with any of the timelines set forth in Section 6.1 within five (5) Business Days following the expiration thereof.

4.2Notice of an Event of Default: Event of Default Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within five (5) Business Days of Company having actual knowledge of such Event of Default deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the twentieth (20th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4.2 shall be redeemed by the

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Company at a price equal to the Redemption Amount to be redeemed as of the date of the Event of Default (the “Event of Default Redemption Price”). Redemptions required by this Section 4.2 shall be made in accordance with the provisions of Section 8. To the extent redemptions required by this Section 4.2 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of the Company’s redemption of any portion of this Note under this Section 4.2, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

4.3Mandatory Redemption upon Bankruptcy Event of Default. To the extent permitted by applicable law, notwithstanding anything to the contrary herein, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall promptly pay to the Holder an amount in cash representing all outstanding Repayment Principal Amount, accrued and unpaid Interest, and accrued and unpaid Late Charges on such Repayment Principal Amount and Interest as of the date of the Bankruptcy Event of Default, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity; provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5.Fundamental Transactions; Change of Control.

5.1Fundamental Transactions.

(a)Restrictions. The Company shall not enter into or be party to a Fundamental Transaction unless: either (i) the Company is the surviving Person; or (ii) the Successor Entity (if other than the Company) assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents as provided in Section 5.1(b).

(b)Assumption. To satisfy clause (ii) of Section 5.1(a), (i) the Successor Entity shall assume in writing all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance reasonably satisfactory to the Holder and the Company (or the Successor Entity, as applicable), including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes, respectively, held by such holder, having similar ranking and security to the Notes, and reasonably satisfactory to the Holder and the Company (or the Successor Entity, as applicable) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to

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the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(c)Waiver. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5.1 to permit the Fundamental Transaction without the assumption of this Note.

(d)Applicability. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions.

5.2Notice of a Change of Control; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of ten (10) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Redemption Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5.2 shall be redeemed by the Company in cash at a price (the “Change of Control Redemption Price”) equal to the Redemption Amount being redeemed. Redemptions required by this Section 5.2 shall be made in accordance with the provisions of Section 8 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5.2 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of the Company’s redemption of any portion of this Note under this Section 5.2, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.

6.Additional Remedies. The rights and remedies set forth below are in addition to all other rights and remedies of the Collateral Agent and/or Holder set forth herein or in the other Transaction Documents, all of which are cumulative, non-exclusive and expressly reserved.

6.1Property Selection for Sale or Refinance.

(a)No later than ten (10) days after the occurrence of an Event of Default or a Liquidity Event, and subject to the final sentence of this Section 6.1(a), the Company, by written notice to the Collateral Agent, shall select one or more of the hotel properties owned by the Company’s Subsidiaries for consideration for Disposition or Refinancing of any Indebtedness secured thereby that is reasonably likely to generate sufficient Net Cash Proceeds as the result of such Disposition(s) and/or Refinancing(s) to eliminate the Liquidity Event or cure the Event of Default, as applicable, which shall be applied in accordance with Section 6.1(d) below. Each of the properties so selected shall be submitted

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by the Company to a commercial broker or MAI appraiser reasonably acceptable to the Collateral Agent with at least five (5) years’ commercial real estate brokerage or appraisal experience either nationally or in the metropolitan area of such property and specializing in hotel and hospitality assets. Within twenty (20) days following the selection of the properties, each of the brokers or appraisers shall provide a written opinion of the market value of each of the selected properties, including the anticipated period for marketing for Disposition, in such form as is reasonably acceptable to the Collateral Agent. Within five (5) Business Days of Company’s receipt of such opinion(s) of value, the Company shall identify one or more hotel properties, based on the anticipated Net Cash Proceeds to be realized from such Disposition or Refinancing, the anticipated length of time for marketing, negotiation and closing of any such Disposition or Refinancing, additional information regarding the credit markets for assets of such location, type and condition, and such other factors as the Company shall determine in the exercise of its good faith business judgment, for Disposition (each, a “Disposition Property”) or Refinancing of any Indebtedness secured thereby (each, a “Refinancing Property”, and any and all Disposition Properties collectively with any and all Refinancing Properties, the “Identified Properties”), each of which selection(s) shall be subject to Collateral Agent’s reasonable approval and all of which selection(s) shall be sufficient, as determined by such opinion(s) of value, to generate Net Cash Proceeds as the result of the Disposition or Refinancing thereof to eliminate the Liquidity Event or cure the Event of Default, as applicable, which shall be applied in accordance with Section 6.1(d) below; provided that Collateral Agent will be deemed to have acted reasonably in denying the selection of any of the Philadelphia, Wilmington or Savannah hotel assets as an Identified Property prior to the selection of other properties identified hereinabove, unless the disposition or refinance of such assets, individually or as part of a group of Identified Properties, is reasonably anticipated to result in sufficient Net Cash Proceeds to satisfy all obligations of the Company and the Guarantor under this Note and all of the other Transaction Documents, and, provided, further, that the Disposition(s) of any of the Philadelphia, Wilmington or Savannah hotel assets shall not occur prior to the Disposition(s) or Refinancing(s) of any other Identified Properties without the Collateral Agent’s approval in its sole discretion. Within five (5) Business Days following the Company’s selection of each Identified Property as a Disposition Property or a Refinancing Property, as applicable, the Company and the Guarantor shall, and shall cause each Subsidiary owning an Identified Property to, (x) engage a commercial broker and/or mortgage broker, as applicable, that is reasonably acceptable to the Collateral Agent, to list the Disposition Property for sale or to pursue loan commitments for the Refinancing Property, as applicable, (y) use best efforts to pursue the Disposition and/or Refinancing, as applicable, of such Identified Properties and (z) keep the Collateral Agent apprised of the status thereof. All costs incurred in connection with the determination of the market value of the properties, listing and marketing for Disposition, commissions and any and all other costs and expenses payable to commercial and mortgage brokers or otherwise incurred in connection with any of the foregoing shall be paid by the Company no later than the Disposition or Refinancing of such property, and the Collateral Agent shall have the right to secure opinions of value and to take the other actions set forth above, at the Company’s expense, following any failure of the Company to secure and provide or perform the same within the time periods set forth herein. Notwithstanding the foregoing, if the Company shall propose one or more Dispositions and/or Refinancings which collectively provide for reasonably anticipated Net Cash Proceeds sufficient to satisfy all obligations of the Company and the Guarantor under this Note and all of the other Transaction Documents, the final selection of the Identified Properties shall not require the Collateral Agent’s reasonable approval, provided, however, that the Disposition(s) of any

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of the Philadelphia, Wilmington or Savannah hotel assets shall not occur prior to the Disposition(s) or Refinancing(s) of the other Identified Properties without the Collateral Agent’s approval in its sole discretion.

(b)If (i) as to a Refinancing Property, the process described in Section 6.1(a) does not result in a signed commitment letter from a Qualified Lender for such refinance within thirty (30) days of the engaging of a mortgage broker for the purpose thereof, (ii) as to any Disposition Property, the process described in Section 6.1(a) does not result in a signed letter of intent from a Qualified Buyer for such Disposition within sixty (60) days of the engaging of a commercial broker for the purpose thereof, (iii) if the applicable Refinance has not been completed within ninety (90) days from the engaging of the applicable mortgage broker or (iv) if the applicable Disposition or Refinance has not been completed within one hundred fifty (150) days from the engaging of the applicable commercial broker, then, in each case, (x) Company shall repeat the process set forth in Section 6.1(a) for the selection of one or more additional properties for Disposition or Refinancing, and (y) the Collateral Agent, in sole discretion, shall have the right to secure and provide or perform any of the actions set forth in Section 6.1(a) and/or Section 6.1(b), at the Company’s expense.

(c)The Company acknowledges and agrees that it shall be unreasonable for it to reject any letter of intent from a Qualified Buyer – and it shall cause its Subsidiaries owning any Disposition Property to accept any such letter of intent and to promptly close the Disposition of such Disposition Property – so long as such offer is for a purchase price that is no less than ninety percent (90.0%) of the market value thereof as set forth in the opinion of value for such Disposition Property obtained pursuant to Section 6.1(a) above.

(d)Substantially concurrently with the closing of any Disposition or Refinancing of an Identified Property (i) in the event such Disposition or Refinance has occurred due to a Liquidity Event, the Company shall retain Net Cash Proceeds sufficient to cause the Company’s unencumbered and unrestricted liquid assets of cash to be equal to one hundred and ten percent (110%) of the minimum set forth in the definition of Liquidity Event, with the remainder being applied toward prepayment of the obligations of the Company under this Note and the other Transaction Documents (such prepayments to be applied in accordance with Section 1) or (ii) in the event such Disposition or Refinance has occurred due to any Event of Default, the Company shall prepay the obligations of the Company under this Note and the other Transaction Documents in the full amount of the Net Cash Proceeds of such Disposition or Refinancing (such prepayments to be applied in accordance with Section 1); provided, however, that nothing herein shall require application of Net Cash Proceeds in an amount greater than the actual outstanding obligations of the Company pursuant to this Note and the other Transaction Documents.

6.2Cash Management. From and after the occurrence of a Monetary Event of Default, and subject to the provisions of the documents governing the Existing Indebtedness, the Company, the Guarantor and their Subsidiaries will comply with the terms and conditions of Exhibit 6.2, Cash Management Provisions, attached hereto and made a part of this Note.

6.3Security Agreement. In the event that Collateral Agent exercises remedies pursuant to the Security Agreement following a Monetary Event of Default, the proceeds resulting from the resulting UCC sale or similar disposition of the applicable Collateral in accordance with the terms of the Security Agreement shall be treated as a prepayment in the full amount of such proceeds

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(such prepayment to be applied in accordance with Section 1). If, notwithstanding the foregoing, Collateral Agent’s exercise of remedies pursuant to the Security Agreement does not result in a UCC sale or similar disposition of the applicable Collateral, or if any Affiliate of (i) KW, (ii) Collateral Agent, (iii) any Holder or (iv) or any direct or indirect owner of KW, Collateral Agent or any Holder is the ultimate purchaser at such UCC sale or similar disposition, the exercise of such remedies shall be treated as a prepayment and applied pro rata to each of the Notes and First Closing Notes, or as otherwise determined by the holders thereof, in the amount of ninety percent (90.0%) of the Appraised Value on the date such Appraised Value is determined.

7.Noncircumvention. The Company hereby covenants and agrees that neither the Company nor the Guarantor will, by amendment of its certificate or articles of incorporation, bylaws or other governing document or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and that it will at all times in good faith carry out all of the provisions of this Note.

8.Redemptions.

8.1Mechanics.

(a)If the Holder has submitted an Event of Default Redemption Notice in accordance with Section 4.2, the Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (each, an “Event of Default Redemption Date”).

(b)If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5.2, the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within two (2) Business Days after the Company’s receipt of such notice otherwise (each, a “Change of Control Redemption Date”).

(c)In the event of a redemption of less than all of the Redemption Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 14.4) representing the outstanding portion of the Redemption Amount which has not been redeemed.

(d)In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Redemption Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Redemption Amount, and (y) the Company shall promptly return this Note, or issue a new Note (in accordance with Section 14.4), to the Holder; provided, that, notwithstanding the applicable Redemption Notice being deemed null and void and such return or issuance of this Note or a new Note in accordance with the foregoing, a continual Event of Default shall thereafter be deemed

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to have occurred and be continuing until the subsequent repayment of the Redemption Price. Furthermore, the Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Redemption Amount subject to such notice.

8.2Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the other Notes or First Closing Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4 or Section 5.2 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than five (5) Business Days after its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is five (5) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) and the First Closing Notes based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

9.Voting Rights. The Holder shall have no voting rights as the holder of this Note.

10.Covenants. Until all of the Notes have been converted, redeemed or otherwise satisfied, in full, in accordance with their terms:

10.1Rank. All payments due under this Note (a) shall rank pari passu with all other Notes and any Senior Secured Notes issued pursuant to the Note Purchase Agreement that are referred to in the Note Purchase Agreement as the First Closing Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries or other Affiliates (other than the Existing Indebtedness).

10.2Incurrence of Indebtedness. The Company and the Guarantor shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note, the other Notes and any Senior Secured Notes issued pursuant to the Note Purchase Agreement that are referred to in the Note Purchase Agreement as the First Closing Notes. (ii) other Permitted Indebtedness, and (iii) unsecured Indebtedness so long as the Net Cash Proceeds thereof are applied to payment or prepayment of the outstanding Notes in accordance with the Transaction Documents); provided that, for the avoidance of doubt, no additional secured Indebtedness, other than Permitted Indebtedness, shall be permitted without Holder’s prior written consent in its sole discretion and, without limiting the foregoing, any such consent shall require the application of the Net Cash Proceeds thereof to payment or prepayment of the outstanding Notes in accordance with the Transaction Documents.

10.3Existence of Liens. The Company and the Guarantor shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, allow or suffer to exist any Liens which would reasonably be expected to have a Material Adverse Effect upon or in any property or assets

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(including accounts and contract rights) owned by the Company or any of its Subsidiaries or other Affiliates other than Permitted Liens and any Liens which have been bonded over or are being contested in a commercially reasonable manner.

10.4Redemption, Dividends and Distributions. The Company and the Guarantor shall not, and shall cause each of their Subsidiaries to not, directly or indirectly, redeem, repurchase or declare, make or pay any dividend or distribution on any Equity Interests (any of the foregoing, a “Restricted Payment”), other than (i) Restricted Payments made by any Subsidiary or other Affiliate to the Company or any other Subsidiary or other Affiliate of the Company and (ii) any dividend payments or other distributions by the Company or any Subsidiary or other Affiliate payable solely in Equity Interests of such Person; provided that, for the avoidance of doubt, Guarantor may proceed with any capital markets transactions that do not result in a Restricted Payment, provided that the Net Cash Proceeds of such capital markets transactions are applied to payment or prepayment of the outstanding Notes in accordance with the Transaction Documents.

10.5Transfer of Assets. The Company and the Guarantor shall not, and shall cause each of their Subsidiaries to not, directly or indirectly, Dispose of any material assets or rights of the Company, the Guarantor or any Subsidiary whether in a single transaction or a series of related transactions, other than (i) Dispositions of such assets or rights by the Company and its Subsidiaries or other Affiliates in the ordinary course of business consistent with its past practice, provided that the Net Cash Proceeds of such Dispositions will be applied to payment or prepayment of the outstanding Notes in accordance with the terms of the Transaction Documents, (ii) sales of inventory and product in the ordinary course of business, (iii) sales or other transfers of assets from the Company, the Guarantor or any Subsidiary (other than the Issuers and Pledgors pursuant to the Security Agreement or any successor Subsidiary owning any of the Philadelphia, Wilmington or Savannah hotel assets or any interest in any Subsidiary owning any of the same) to the Company, the Guarantor or any Subsidiary or (iv) any capital markets transaction, provided the Net Cash Proceeds of such capital markets transaction will be applied to the payment or prepayment of the outstanding Notes in accordance with the terms of the Transaction Documents.

10.6Acquisitions. Without the prior written consent of the Required Holders, the Company and the Guarantor shall not, and shall cause each of their Subsidiaries to not, directly or indirectly, acquire all or substantially all of the assets or Equity Interests of any Person or acquire all or substantially all of the assets of any operating division of any Person that is not a Subsidiary of the Company (each, an “Acquisition”), provided that, for the avoidance of doubt, the Company and the Guarantor shall not, and shall not permit any of their Subsidiaries to, change (x) the Company’s and the Guarantor’s Control, and the Company’s direct or indirect ownership, of all Subsidiaries thereof that own hotel properties and (y) the Pledgors’ ownership of the Issuers under the Security Agreement (excluding any exercise of remedies thereunder by the Collateral Agent).

10.7Change in Nature of Business. The Company and the Guarantor shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries or other Affiliates on the First Closing Date or any business substantially related or incidental thereto. The Company and the Guarantor shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, modify its or their corporate or other organizational structure or purpose in any material respect.

10.8Transactions with Affiliates. The Company and the Guarantor shall not, nor shall they permit any of their Subsidiaries to, (i) enter into any new transaction or series of related

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transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except (i) transactions entered into in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, and (ii) transactions entered into for fair consideration and on terms no less favorable to them or their Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof, or (ii) amend or otherwise modify the terms of any transaction or series of related transactions with any affiliate in a manner that is inconsistent with the foregoing.

10.9Maintenance of Existence; Compliance Laws, Etc. The Company and the Guarantor shall, and shall cause their Subsidiaries to, preserve and maintain its legal existence, comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all taxes, imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Company or its Subsidiary or other Affiliate, as applicable.

10.10Insurance. The Company and the Guarantor shall, and shall cause their Subsidiaries to, maintain:

(a)insurance on its property with financially sound and reputable insurance companies against business interruption, liability, loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Company and its Subsidiaries and other Affiliates; provided that Holder agrees that any insurance reviewed by it on or prior to the date hereof has been judged to satisfy the foregoing requirements; and

(b)all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

10.11Subsidiary Matters. None of the Company, the Guarantor or any Subsidiary shall establish, form, create or acquire any new direct or indirect Subsidiary unless (i) such Subsidiary shall be a Domestic Subsidiary, is directly or indirectly wholly owned by the Company, and is being used to effectuate the refinance of any Existing Indebtedness permitted by the Transaction Documents and (ii) the same does not result in any change in the Pledgors’ ownership of the Issuers under the Security Agreement (excluding any exercise of remedies thereunder by the Collateral Agent).

10.12Maintenance of Authorizations, Intellectual Property, Etc. The Company and the Guarantor shall, and shall cause their Subsidiaries to, (i) maintain in full force and effect all Regulatory Authorizations, authorizations or other rights necessary and material for the operations of its business, and comply with the terms and conditions applicable to the foregoing, excluding the maintenance of any Regulatory Authorizations that are not commercially reasonably necessary or material for the conduct of the business of the Company and its Subsidiaries and other Affiliates; (ii) operate their business and facilities in material compliance with all applicable laws, rules and regulations, including any newly introduced or revised applicable laws, rules and regulations as they may become introduced, altered or otherwise evolve over time; (iii) [intentionally omitted]; (iv) maintain in full force and effect all Intellectual Property owned, developed or controlled (or

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jointly owned, developed or controlled) by the Company and its Subsidiaries and other Affiliates; (v) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for all Intellectual Property developed or controlled (or jointly owned, developed or controlled) by the Company or any of its Subsidiaries or other Affiliates; and (vi) not permit the activities and business of the Company or any of its Subsidiaries or other Affiliates to knowingly violate, infringe, misappropriate or misuse any Intellectual Property of any other Person.

10.13Books and Records. The Company and the Guarantor shall, and shall cause their Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions.

10.14General and Administrative Expenses. The Company and the Guarantor shall not, nor shall they permit any of their Subsidiaries to, pay, give, distribute or otherwise render any compensation – whether in the form of salary, wages, bonuses, distributions, retirement or other benefits or any other valuable consideration for services rendered – in an aggregate amount that exceeds the aggregate amount paid during the 2019 calendar year (the “G&A Cap”), provided, however, and so long as the G&A Cap is not exceeded, the foregoing shall not restrict the Company, the Guarantor or their Subsidiaries from rehiring staff and resuming contributions to employee retirement programs as they shall determine in their commercially reasonable, good faith business judgment.

10.15Capital Expenditures. The Company and the Guarantor shall not, nor shall they permit any of their Subsidiaries to, make any Capital Expenditures in excess of the aggregate amount of $6,000,000.00 (the “CapEx Limit”) per annum during the period commencing on the first date that any of the First Closing Notes was issued and expiring on the Maturity Date, provided, however, that non-recurring Capital Expenditures expressly required in a written franchise agreement as a franchisor’s condition of renewal shall be permitted and shall not be included in the aggregate amount subject to the CapEx Limit.

10.16Net Proceeds of Certain Transactions. If the Company, the Guarantor or any of their Subsidiaries Disposes of any property, Refinances any Existing Indebtedness or other Indebtedness permitted hereunder, receives any Extraordinary Receipt or executes on any capital markets transaction, any of which results in the realization by such Person of Net Cash Proceeds, the Company shall prepay an aggregate principal amount of the obligations of the Company under this Note and the other Transaction Documents equal to one hundred percent (100.0%) of such Net Cash Proceeds substantially concurrently with closing (such prepayments to be applied in accordance with Section 1).

10.17Restricted Dispositions and Refinancing. The Company, the Guarantor and their Subsidiaries shall be permitted to conduct a Disposition or Refinance any Existing Indebtedness prior to the Maturity Date without the prior written consent of the Required Holders, provided that the Net Cash Proceeds of any such Disposition or Refinance shall be applied to payment or prepayment of the outstanding Notes in accordance with the Transaction Documents, provided, however, that the Company and the Guarantor shall not, nor shall they permit any of their Subsidiaries to, (i) Refinance any of the Existing Indebtedness secured by the Philadelphia, Wilmington or Savannah hotel assets of the Subsidiaries without such Refinancing lender’s consent to the pledge of the ownership interests in the Subsidiary property owners as set forth in the Security Agreement, in such form as is reasonably acceptable to the Collateral Agent or (ii) Dispose of any interest in any Issuer pursuant to the Security Agreement (or any successor Subsidiary owning any

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of the Philadelphia, Wilmington or Savannah hotel assets) or in any of the property owned by any such Issuers or successor Subsidiaries.

10.18Default Notices. Promptly, but in any event within five (5) Business Days, following the earlier of (x) receipt by the Company, the Guarantor or any of their Subsidiaries of any notice of (i) default or exercise of remedies by any lender under the Existing Indebtedness (or any Refinancing thereof) or (ii) any litigation relating to the non-payment of any other Indebtedness in the aggregate principal amount of $250,000 or more, and irrespective of any grace or notice and cure period relating to any of the foregoing, or (y) the Company’s having actual knowledge of any such default or exercise of remedies or initiation of any such litigation, the Company shall give written notice thereof to the Collateral Agent pursuant to the Note Purchase Agreement.

10.19Accounts Payable. The Company shall not, beginning on the earlier to occur of (i) the date that is twelve (12) months from the first date that any of the First Closing Notes was issued and (ii) sixty (60) days after the Issuance Date, until the indebtedness and other obligations evidenced hereby have been paid in full, permit the aggregate accounts payable of the Company, the Guarantor and its Subsidiaries (computed in accordance with GAAP) to exceed more than $5,000,000.00 at any time. For the avoidance of doubt, the parties acknowledge and agree that “accounts payable”, as used herein, shall not include obligations for the payment of property taxes and insurance premiums.

11.Amendments and Waivers.

11.1Except as set forth in Section 11.2 below, the written consent of the Required Holders shall be required for any change or amendment or waiver of any provision to this Note or any of the other Notes or First Closing Notes; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of the Holder or any holder of any other Notes or First Closing Notes relative to the comparable rights and obligations of the Holder or any holder of any other Notes or First Closing Notes, as applicable, shall require the prior written consent of such adversely affected Holder or such adversely affected holder of the other Notes or First Closing Notes, as applicable. Any change, amendment or waiver by the Company and the Required Holders in accordance with this Section 11.1 shall be binding on the Holder of this Note and all holders of the other Notes and the First Closing Notes.

11.2Notwithstanding the provisions of Section 11.1 above, the Holder may elect to waive any provision of this Note (other than any provision of Section 10 or this Section 11) solely as to the Holder and this Note specifically in a written instrument executed by the Holder; provided that any such waiver under this Section 11.2 shall not bind or otherwise affect the terms of any Other Note or any holder thereof.

12.Collateral. This Note, the other Notes and the First Closing Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement and the other Security Documents).

13.Transfer. This Note may be offered, sold, assigned or transferred by the Holder upon notice to, but without the consent of, the Company.

14.Reissuances; New Notes.

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14.1Transfer. If this Note is to be transferred in accordance with the terms of this Note, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 14.4), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 14.4) to the Holder representing the outstanding Principal not being transferred.

14.2Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 14.4) representing the outstanding Principal; provided that Holder shall be responsible for the reasonable out-of-pocket costs and expenses of Company in connection with the delivery of such new Note.

14.3Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 14.4) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

14.4Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 14.1 or Section 14.3, the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Repayment Principal Amount and Interest of this Note, from the Issuance Date.

15.Remedies, Characterizations, other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such

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breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

16.Payment of Collection, Enforcement and Other Costs. If (a) an Event of Default has occurred and this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

17.Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the First Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

18.Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

19.Notices; Currency; Payments.

19.1Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9.4 of the Note Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Equity Interests of the Company or any of its Subsidiaries or other Affiliates, (ii) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all or substantially all of the holders of the Equity Interests of the Company or any of its Subsidiaries or other Affiliates or (iii) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

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19.2Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

19.3Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Investors attached to the Note Purchase Agreement); provided, that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid within three (3) Business Days after such amounts were due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fourteen percent (14.0%) per annum from the date such amount was due until the same is paid in full (“Late Charge”); provided, however, that no Late Charge shall be charged as the result of Collateral Agent’s failure to apply funds on deposit in the Interest Reserve to the applicable payments of

Interest.

20.Cancellation. After all Repayment Principal Amount, accrued Interest, Late Charges and other amounts at any time owed on this Note have been satisfied in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

21.Waiver of Notice. To the extent permitted by law and except as expressly set forth herein, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Note Purchase Agreement.

22.GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. THE TERMS AND CONDITIONS OF SECTION 9.9 OF THE NOTE PURCHASE AGREEMENT ARE INCORPORATED HEREIN BY THIS REFERENCE.

23.Attorneys’ Fees. In the event any legal action or other proceeding is brought by one party against the other party to enforce any provision of this Note or in which the subject matter of such legal action or other proceeding arises under, or is with respect to, the provisions of this Note, the prevailing party in any such legal action or other proceeding is entitled to recover from the other party attorneys’ fees and costs associated with defending or prosecuting such legal action or other proceeding, any appeal therefrom, and any ancillary or related proceedings.

24.Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be

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prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

25.Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries or other Affiliates, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries or other Affiliates, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries or other Affiliates.

26.Usury. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate or in an amount which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate or amount which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate or in an amount in excess of such maximum rate or amount, the rate or amount of interest under this Note shall be deemed to be immediately reduced to such maximum rate or amount and the interest payable shall be computed at such maximum rate or be in such maximum amount and all prior interest payments in excess of such maximum rate or amount shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

27.Definitions. As used in this Note, the following terms shall have the following meanings:

27.1“Acquisition” has the meaning specified in Section 10.6; provided, that an Acquisition shall not include any acquisition of assets (other than any such assets constituting (i) any capital stock, membership interests, partnership interests or other Equity Interests of any Person, or (ii) any warrants, convertible instruments or other securities or rights of any Person that are exercisable for, or convertible into, any of the Equity Interests referred to in clause (i)) completed by the Company or any Subsidiary or other Affiliate that is a party to the Security Agreement or the Guaranty pursuant to the Note Purchase Agreement.

27.2“Affiliate” has the meaning specified in the Note Purchase Agreement. For the avoidance of doubt, and without limiting the foregoing, the Guarantor is an Affiliate of the Company.

27.3“Appraised Value” means the Net Cash Proceeds that reasonably would be anticipated to be received upon Disposition of the applicable hotel property at its appraised value as hereinafter determined. Within sixty (60) days of the date of the applicable exercise of remedies pursuant to the Security Agreement, the Company and the Collateral Agent shall attempt to agree

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on the Appraised Value. Failing such agreement, Appraised Value shall be determined in the following manner:

(i)Within five (5) days of the expiration of the period permitted hereinabove to reach agreement on an Appraised Value, each of the Company and the Collateral Agent shall select an appraiser, and such appraiser shall render a written appraisal within sixty (60) days of the engagement of the appraiser. If the two (2) appraisals are within three percent (3%) of the higher appraisal, then the Appraised Value shall be the average of the two (2) appraisals, but if the difference of the appraisals is in excess of three percent (3%), then the two appraisers so chosen shall select a third appraiser (or, if the two appraisers chosen by the Company and the Collateral Agent cannot agree on a third appraiser, the third appraiser shall be designated by the American Society of Appraisers) within ten (10) Business Days after the appraisals are completed and reconciled, such third appraiser shall render a written appraisal within sixty (60) days of the engagement, the two (2) closest appraisals shall be averaged, and such average appraised value shall be the Appraised Value. The costs and expenses of the appraisers shall be paid by the Company.

(ii)All appraisers shall be members of the Appraisal Institute of the American Society of Appraisers and shall have substantial qualifications and at least five (5) years’ experience with the appraisal of hotel assets.

(iii)After the valuation reports of the two appraisers have been completed, the Company and the Collateral Agent shall simultaneously deliver copies thereof to each other, either in person or in the manner provided in the Note Purchase Agreement for the giving of notices. At the time of appointment, the third appraiser shall be directed to promptly deliver copies of his valuation report to both the Company and the Collateral Agent in an agreed upon manner. Time is of the essence for the appraisal process described herein.

27.4“Bankruptcy Event of Default” has the meaning specified in Section 4.1.

27.5“Business Day” has the meaning specified in the Note Purchase Agreement.

27.6“Calendar Quarter” means each of: (i) the period beginning on and including January 1 and ending on and including the next occurring March 31; (ii) the period beginning on and including April 1 and ending on and including the next occurring June 30; (iii) the period beginning on and including July 1 and ending on and including the next occurring September 30; (iv) and the period beginning on and including October 1 and ending on and including the next occurring December 31.

27.7“CapEx Limit” has the meaning specified in Section 10.15.

27.8“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

27.9“Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Equity Interests of the Company or any of its Subsidiaries or other Affiliates in which holders of the voting power in such Person immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization,

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recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries or other Affiliates, so long as, in any event set forth above, (x) Collateral Agent is given written notice no less than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation thereof and (y) a first priority Lien on the Collateral is maintained at all times in favor of the Collateral Agent for the benefit of the Holder; provided that, for the avoidance of doubt, no transfers of existing publicly traded shares of the Company shall be deemed a Change of Control.

27.10“Change of Control Date” has the meaning specified in Section 5.2.

27.11“Change of Control Notice” has the meaning specified in Section 5.2.

27.12“Change of Control Redemption Date” has the meaning specified in Section 8.1.

27.13“Change of Control Redemption Notice” has the meaning specified in Section 5.2.

27.14“Change of Control Redemption Price” has the meaning specified in Section 5.2.

27.15“Collateral” has the meaning specified in the Note Purchase Agreement.

27.16“Collateral Agent” has the meaning specified in the Note Purchase Agreement.

27.17“Common Stock” means (i) the Equity Interests constituting common stock of the Guarantor, and (ii) any share capital into which such common stock shall be changed or any share capital resulting from a reclassification of such common stock.

27.18“Company” has the meaning specified in the preamble to this Note.

27.19“Control” has the meaning specified in the Note Purchase Agreement.

27.20“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

27.21“Core Property” means any of the hotel properties owned by Savannah Hotel Associates, L.L.C., a Virginia limited liability company, SOHO Wilmington LLC, a Delaware limited liability company, Philadelphia Hotel Associates LP, a Pennsylvania limited partnership, Tampa Hotel Associates LLC, a Delaware limited liability company, MHI Jacksonville LLC, a Delaware limited liability company, or SOHO Atlanta LLC, a Delaware limited liability company.

27.22“Disposition” means the sale, transfer, license, lease, spin-off, split-off, closing, conveyance or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts

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receivable or any rights and claims associated therewith; and the term “Dispose” shall have a meaning correlative to the foregoing.

27.23“Disposition Properties” has the meaning specified in Section 6.1(a).

27.24“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

27.25“Eligible Market” means the NYSE American, New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTCBB.

27.26“Equity Interest” has the meaning specified in the Note Purchase Agreement.

27.27“Event of Default” has the meaning specified in Section 4.1.

27.28“Event of Default Notice” has the meaning specified in Section 4.2.

27.29“Event of Default Redemption Date” has the meaning specified in Section 8.1.

27.30“Event of Default Redemption Notice” has the meaning specified in Section 4.2.

27.31“Event of Default Redemption Price” has the meaning specified in Section 4.2.

27.32“Event of Default Right Expiration Date” has the meaning specified in Section 4.2.

27.33“Exchange Act” means the Securities Exchange Act of 1934, as amended.

27.34Existing Indebtedness” has the meaningspecified in the Note Purchase Agreement.

27.35“Extended Maturity Date” has the meaning specified in Section 3.

27.36“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received or to the extent disposition of such proceeds, awards or payments are governed pursuant to the Existing Indebtedness and are not actually made available to Company, the Guarantor or any of their Subsidiaries and following the Company’s giving written notice to Collateral Agent along with such supporting documentation as Collateral Agent reasonably may request.

27.37“First Closing Date” has the meaning specified in the Note Purchase Agreement.

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27.38“First Closing Notes” has the meaning specified in the Note Purchase Agreement.

27.39“FFO” shall mean net income for the Company (computed in accordance with GAAP), excluding (u) depreciation and amortization related to real estate, (v) gains and losses from the sale of certain real estate assets, (w) gains and losses from change in control, (x) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, (y) any and all hotel mortgage and note prepayment or yield maintenance fees paid by the Company during such period, and (z) the write-off of unamortized loan finance costs in connection with a repayment or refinance of such amounts prior to maturity.

27.40“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through any of its subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, (ii) Dispose of all or substantially all of the properties or assets of the Company, the Guarantor or any of their “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities (except with regard to the sale of any asset in accordance with the terms of the Transaction Documents), or (iii) the Company shall cease to own, directly or indirectly, one hundred percent (100%) of the record and beneficial ownership of their Subsidiaries or Guarantor ceases to be the general partner of the Company or fails to own at least the percentage interest in Company that Guarantor owns on the date hereof or (B) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

27.41“G&A Cap” has the meaning specified in Section 10.14.

27.42“GAAP” has the meaning specified in the Note Purchase Agreement.

27.43“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

27.44“Guarantor” has the meaning specified in the Note Purchase Agreement.

27.45“Guaranty” has the meaning specified in the Note Purchase Agreement.

27.46“Holder” has the meaning specified in the preamble to this Note.

27.47“Identified Properties” has the meaning specified in Section 6.1(a).

27.48“Indebtedness” has the meaning specified in the Note Purchase Agreement.

27.49“Initial Maturity Date” has the meaning specified in Section 3.

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27.50“Intellectual Property” means all patents, trademarks, service marks, logos and other business identifiers, trade names, trade styles, trade dress, copyrights, proprietary know-how, processes, computer software and all registrations, applications and licenses therefor.

27.51“Interest” has the meaning specified in the preamble to this Note.

27.52“Interest Date” has the meaning specified in Section 2.

27.53“Interest Rate” means, as to the period of time commencing on the Issuance Date and ending on the Initial Maturity Date, an annual rate per annum equal to six percent (6.00%), and as to the period of time commencing on the date immediately succeeding the Initial Maturity Date and ending on the Extended Maturity Date, an annual rate per annum equal to ten percent (10.00%); provided, that, on any date when an Event of Default shall have occurred and be continuing, the “Interest Rate” shall be the applicable “Interest Rate” determined in accordance with the foregoing plus six percent (6.00%), subject, however, to Section 26 hereof.

27.54“Interest Reserve” has the meaning specified in the Note Purchase Agreement.

27.55“Investment” means, with respect to any Person, any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any guarantee of any obligation of or other contingent liability with respect to the Equity Interests, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interest, general partnership interest, or other Equity Interests of any such other Person.

27.56“Issuance Date” has the meaning specified in the preamble to this Note.

27.57“Late Charge” has the meaning specified in Section 19.3.

27.58“Lien” has the meaning specified in the Note Purchase Agreement.

27.59“Liquidity Event” means the failure of the Company, the Guarantor and their Subsidiaries at any time to maintain unencumbered and unrestricted liquid assets of cash in a minimum amount of $5,000,000; provided that a Liquidity Event will not be deemed to have occurred prior to the date that is eighteen (18) months after the first date that any of the First Closing Notes was issued.

27.60Maturity Date” shall mean the Initial Maturity Date or, if extended in accordance with the terms of Section 3, the Extended Maturity Date; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date.

27.61“Monetary Event of Default” shall have the meaning specified in Section 4.1 of this Note.

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27.62“Net Cash Proceeds” means (a) with respect to any Disposition by the Company, the Guarantor or any of their Subsidiaries, or any Extraordinary Receipt received or paid to the account of the Company, the Guarantor or any of their Subsidiaries, the excess, if any, of (i) the sum of cash and other proceeds received in connection with such transaction (including any cash and other proceeds received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than the obligations of the Company under this Note and the other Transaction Documents), (B) the reasonable and customary out-of-pocket fees and expenses incurred by the Company, the Guarantor or such Subsidiary in connection with such transaction (including reasonable and customary fees of attorneys, accountants, consultants and investment advisers, reasonable and customary out-of-pocket costs associated with title insurance policies, surveys, lien and judgment searching, recording documents, and transaction and recording taxes and including fees required to be paid or reimbursed to a third-party that is not an Affiliate of the Company or the Guarantor pursuant to the terms of the applicable Indebtedness), (C) income taxes reasonably estimated to be actually payable within two (2) years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to this subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds and (D) amounts held in any reserve created for escrow, holdback, indemnity or similar obligations of the Company, the Guarantor or any of their Subsidiaries in connection with such Disposition (provided that (1) such amounts held in such reserves shall not exceed ten percent (10%) of the gross cash proceeds received with respect to such Disposition and (2) such amounts held in such reserves shall constitute Net Cash Proceeds upon release to, or receipt by, the Company, the Guarantor or any of their Subsidiaries); and (b) with respect to the incurrence or issuance of any Indebtedness by the Company, the Guarantor or any of their Subsidiaries to Refinance any Existing Indebtedness or other Indebtedness permitted hereunder, the excess of (i) the sum of the cash and other proceeds received in connection with such transaction over (ii) the sum of (A) the amount of Existing Indebtedness or other Indebtedness permitted hereunder that is Refinanced thereby and (B) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Company, the Guarantor or such Subsidiary in connection therewith.

27.63“Note” has the meaning specified in the preamble to this Note.

27.64“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of the first date that any of the First Closing Notes was issued, by and among the Company, the investors identified therein, and the Collateral Agent, pursuant to which the Company issued, among other securities, the Notes, as such agreement may be amended, restated or otherwise modified from time to time.

27.65“Notes” has the meaning specified in the preamble to this Note.

27.66“Options” means any rights, warrants, grants or options to subscribe for or purchase Equity Interests or Convertible Securities.

27.67“Other Redemption Notice” has the meaning specified in Section 8.2.

27.68“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on

25

an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

27.69“Permitted Indebtedness” means (i) Indebtedness evidenced by this Note, the other Notes and any Senior Secured Notes issued pursuant to the Note Purchase Agreement that are referred to in the Note Purchase Agreement as the First Closing Notes, (ii) the Existing Indebtedness or any Indebtedness incurred in the Refinancing of the Existing Indebtedness, subject, however, to Section 10.16, Section 10.17 and the other terms and conditions hereof, (iii) Indebtedness secured by Permitted Liens under clause (ii) or (iii) of the definition of Permitted Liens in incurred in the ordinary course of business and otherwise in accordance with the terms of the Transaction Documents, and (iv) in addition to the Existing Indebtedness, unsecured Indebtedness for trade payables incurred in the ordinary course of business and otherwise in accordance with the terms of the Transaction Documents. For the avoidance of doubt, the parties acknowledge and agree that “trade payables”, as used herein, shall not include obligations for the payment of property taxes and insurance premiums.

27.70“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iii) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries or other Affiliates to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, or (C) in respect of capitalized lease obligations, provided that the Lien is confined solely to the property leased by the Company or any of its Subsidiaries or other Affiliates pursuant to the applicable capital lease, (iv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (v) Liens arising in connection with the Existing Indebtedness.

27.71“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

27.72“Principal” has the meaning specified in the preamble to this Note.

27.73“Principal Market” means the Nasdaq Capital Market.

27.74“Qualified Buyer” shall mean a potential purchaser that has, or whose principals and/or investors have, at least five (5) years’ experience in acquiring properties of greater or substantially similar value as the subject Disposition Property, tenders a written offer in good faith, provides reasonable evidence of the financial wherewithal to consummate the acquisition of the subject Disposition Property, and is not an Affiliate of the Company.

27.75Qualified Lender” shall mean a financial institution that has, or whose principals and/or investors have, at least five (5) years’ experience in financing properties of greater or substantially similar value as the subject Refinancing Property, tenders a written commitment in

26

good faith, provides reasonable evidence of the financial wherewithal to consummate the subject Refinance, and is not an Affiliate of the Company.

27.76“Redemption Amount” means the sum of (x) the portion of the Repayment Principal Amount to be redeemed or otherwise with respect to which this determination is being made, (y) all accrued and unpaid Interest with respect to such portion of the Repayment Principal Amount, and (z) accrued and unpaid Late Charges with respect to such portion of such Repayment Principal Amount and such Interest, if any.

27.77“Redemption Date” means, as applicable, the Event of Default Redemption Date or the Change of Control Redemption Date.

27.78“Redemption Notice” means, as applicable, an Event of Default Redemption Notice or a Change of Control Redemption Notice.

27.79“Redemption Price” means, as applicable, the Event of Default Redemption Price or the Change of Control Redemption Price.

27.80“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Indebtedness in exchange or replacement for such Indebtedness in whole or in part; and the terms “Refinanced” and “Refinancing” shall have meanings correlative to the foregoing.

27.81“Refinancing Properties” has the meaning specified in Section 6.1(a).

27.82“Regulatory Authorizations” means all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable laws and regulations in order to carry on the business of the Company and its Subsidiaries or other Affiliates as currently conducted or proposed to be conducted, including any newly introduced or revised applicable laws and regulations as they may become introduced, altered or otherwise evolve over time.

27.83“Repayment Factor” means (x) one and forty-seven hundredths (1.47) at all times on or prior to the Initial Maturity Date and (y) one and sixty-five hundredths (1.65) at all times after the Initial Maturity Date.

27.84“Repayment Principal Amount” has the meaning specified in the preamble to this Note.

27.85“Required Holders” has the meaning specified in the Note Purchase Agreement.

27.86“Restricted Payment” has the meaning specified in Section 10.4.

27.87“SEC” means the United States Securities and Exchange Commission or the successor thereto.

27.88“Security Agreement” has the meaning specified in the Note Purchase Agreement.

27.89“Security Documents” has the meaning specified in the Note Purchase Agreement.

27.90“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

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27.91“Subsidiary” has the meaning specified in the Note Purchase Agreement.

27.92“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

27.93“Trading Day” has the meaning specified in the Note Purchase Agreement.

27.94“Transaction Documents” has the meaning specified in the Note Purchase Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has executed this Senior Secured Note as of the Issuance Date set out above.

SOTHERLY HOTELS LP,
a Delaware limited partnership

By:	SOTHERLY HOTELS INC., its general partner

By:
	Name:	David R. Folsom
	Title:	President and Chief Executive Officer

Accepted and Agreed:

[______________________]

By:
Name:
Title:

Signature Page to Senior Secured Note

EXHIBIT 6.2

CASH MANAGEMENT PROVISIONS

1.	Defined Terms.
a.	“Cash Management Account” has the meaning specified in Section 3(a) hereof.
b.

“Cash Management Activation Notice” means a written notice from the Collateral Agent to Clearing Bank stating that an Event of Default has commenced and instructing Clearing Bank to transfer all available funds in the Clearing Account to the Cash Management Account in accordance with the Clearing Account Agreement.

c.	“Cash Management Bank” has the meaning specified in Section 3(a) hereof.
d.	“Cash Management Bank Fees” has the meaning specified in Section 3(e) hereof.
e.

“Cash Management Deactivation Notice” means a written notice from the Collateral Agent to Clearing Bank stating that an Event of Default no longer exists and instructing Clearing Bank to transfer all available funds in the Clearing Account to an account designated by the Company in accordance with the Clearing Account Agreement.

f.	“Clearing Account” has the meaning specified in Section 2(a) hereof.
g.	“Clearing Account Agreement” has the meaning specified in Section 2(a) hereof.
h.	“Clearing Bank” has the meaning specified in Section 2(a) hereof.
i.	“Excess Cash Advance” has the meaning specified in Section 4(c) hereof.
j.	“Excess Cash Flow” has the meaning specified in Section 3(b)(v) hereof.
k.	“Excess Cash Flow Account” has the meaning specified in Section 4(a) hereof.
l.	“Excess Cash Requisition” has the meaning specified in Section 4(c) hereof.
m.

“Losses” shall mean any and all losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs and reasonable attorneys’ fees, in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

Exhibit II

n.

“Rents” means all of the rents, royalties, bonuses, issues, profits, revenue, income, deposits, escrow accounts and other benefits derived from the properties of the Company, the Guarantor and their Subsidiaries or arising from the use or enjoyment of any portion thereof or from any existing or future lease or agreement pertaining thereto and liquidated damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of such properties, together with any and all rights that the Company, the Guarantor or any of their Subsidiaries may have against any tenant under such leases or any subtenants or occupants of any part of such properties and any award made hereafter to the Company, the Guarantor or any of their Subsidiaries in any court proceeding involving any of the tenants or occupants or in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court, and all payments by tenants or occupants in lieu of rent other than any payments in lieu of taxes.

o.

“Reserve Accounts” shall mean the Cash Management Account, the Clearing Account, the Excess Cash Flow Account and any other deposit account established by this Note or the other Transaction Documents, including, without limitation, the deposit account for the Interest Reserve.

2.	Clearing Account.
a.

Upon the occurrence of a Monetary Event of Default, the Company shall establish and, thereafter until the Maturity Date, maintain an account (the “Clearing Account”) with a bank selected by the Company and approved by the Collateral Agent (which approval shall not be unreasonably withheld, conditioned or delayed) (the “Clearing Bank”) in trust for the benefit of the Collateral Agent in accordance with an agreement among the Company, the Collateral Agent, the Company and the Clearing Bank in form and substance reasonably acceptable to the Collateral Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (the “Clearing Account Agreement”). The Clearing Account shall be under the sole dominion and control of the Collateral Agent. The Collateral Agent shall have the sole right to make withdrawals from the Clearing Account. All costs and expenses for establishing and maintaining the Clearing Account shall be paid by the Company.

b.

During the occurrence and continuance of a Monetary Event of Default, the Company shall cause all Rents to be delivered directly to the Clearing Account to the extent permitted by the loan documents evidencing the Existing Indebtedness. Upon the first occurrence of a Monetary Event of Default and in accordance with the Clearing Account Agreement, the Company and the Guarantor shall, and shall cause their Subsidiaries to, deliver written instructions (which instructions can be revoked only upon the termination of the Event of Default) to all commercial tenants under leases (or other agreements for possession or occupancy of any property), all Subsidiaries owning property and all property managers to deliver all Rents received, payable or subject to remittance thereunder directly to the Clearing Account to the extent permitted by the loan documents evidencing the Existing Indebtedness. Notwithstanding anything to the contrary contained herein or in any other Transaction Documents, in the event the Company, the Guarantor or any of their Subsidiaries shall receive any amounts constituting Rents (for the avoidance of doubt, including, without limitation, any Rents received from any hotel occupants) during the occurrence and continuance of an Event of Default, the Company and the Guarantor shall, and shall cause their Subsidiaries to, deposit all such amounts received by the Company, the Guarantor or any of their Subsidiaries into the Clearing Account within two (2) Business Day after receipt thereof to the extent permitted by the loan documents evidencing the Existing Indebtedness.

Exhibit 6.2 – Cash Management Provisions

c.

Concurrently with the establishing of a Clearing Account, the Company shall obtain from Clearing Bank its agreement to transfer, from and after such time as the Clearing Bank has received a Cash Management Activation Notice and until such time as the Clearing Bank has received a Cash Management Deactivation Notice, all amounts on deposit in the Clearing Account to the Cash Management Account in immediately available funds by federal wire transfer once every Business Day.

d.

Upon the occurrence and during the continuation of a Monetary Event of Default, the Collateral Agent may, in addition to any and all other rights and remedies available to the Collateral Agent, apply any amounts then on deposit in the Clearing Account to the payment of the indebtedness and other obligations evidenced hereby in any order, proportion and priority as the Collateral Agent may determine in its sole and absolute discretion, subject, however, to the terms of Section 10.1(a) of the Note.

e.	The Clearing Account shall not be commingled with other monies held by the Company or Clearing Bank.
f.

The Company shall not further pledge, assign or grant any security interest in the Clearing Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming the Collateral Agent as the secured party, to be filed with respect thereto.

3.	Cash Management Account.
a.

Upon the first occurrence of a Monetary Event of Default, the Collateral Agent, on the Company’s behalf, shall establish and maintain a segregated account (the “Cash Management Account”) to be held by a bank selected by the Collateral Agent (“Cash Management Bank”) in trust and for the benefit of the Collateral Agent, which Cash Management Account shall be under the sole dominion and control of the Collateral Agent. The Company hereby grants to the Collateral Agent a first priority security interest in any Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of the Collateral Agent a perfected first priority security interest in the Cash Management Account, including, without limitation, authorizing the Collateral Agent to file UCC-1 Financing Statements and continuations thereof. The Company will not in any way alter or modify the Cash Management Account. The Collateral Agent shall have the sole right to make withdrawals from the Cash Management Account in accordance with this Note and the other Transaction Documents. All costs and expenses for establishing and maintaining the Cash Management Account shall be paid by the Company in accordance with this Note.

b.

Provided no Monetary Event of Default shall have occurred and is continuing, on each Interest Date during the continuance of an Event of Default, Cash Management Bank shall apply all funds on deposit in the Cash Management Account in the following amounts and order of priority:

i.

First, funds sufficient to pay any interest accruing at the Interest Rate, Late Charges and any other amounts then due and payable under the Transaction Documents shall be disbursed to the Collateral Agent to pay such interest, Late Charges and such other amounts;

Exhibit 6.2 – Cash Management Provisions

Second, funds sufficient to pay the next monthly payment, escrow and other deposit obligations in accordance with the terms and conditions of the loan documents for Existing Indebtedness shall be disbursed to the lenders thereunder;

ii.

Third, funds sufficient to pay the fees and expenses of Cash Management Bank (or any other bank or other financial institution holding a Reserve Account) then due and payable thereto in connection with the administration and maintaining of the Cash Management Account (or other Reserve Account) shall be disbursed to the Cash Management Bank (or such other bank or other financial institution) to pay such fees and expenses;

iii.	Fourth, funds sufficient to fund the Interest Reserve through the Maturity Date;
iv.

Fifth, the remaining amount (the “Excess Cash Flow”) shall be deposited into the Excess Cash Flow Account and held by the Collateral Agent as additional security for the indebtedness and other obligations evidenced hereby until disbursed in accordance with Section 4 hereof.

c.

Any disbursements or disposition of funds or assets which Cash Management Bank makes pursuant to this Note shall be subject to Cash Management Bank’s standard policies, procedures and documentation governing the type of disbursement or disposition made; provided, however, that in no circumstances will any such disbursement or disposition require the Company’s consent.

d.

All funds on deposit in the Cash Management Account following the occurrence and during the continuance of a Monetary Event of Default may be applied by the Collateral Agent to the indebtedness and other obligations evidenced hereby in any order, proportion and priority as the Collateral Agent may determine in its sole and absolute discretion, subject, however, to the terms of Section 10.1(a) of the Note.

e.

The Company shall pay to Cash Management Bank and the Collateral Agent and/or Cash Management Bank’s and the Collateral Agent’s counsel on demand, from time to time, all customary and reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements, and transfer, recording and filing fees, taxes and other charges) of, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted with respect to the Cash Management Account, the custody, care, sale, transfer, administration, collection of or realization on the Cash Management Account and the sums contained therein, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Cash Management Bank and/or the Collateral Agent relating to the Cash Management Account. Such fees and charges shall be paid to Cash Management Bank pursuant to Section 3(b)(iii) hereof and Cash Management Bank shall be entitled to charge the Cash Management Account for such fees and charges. Such fees and charges shall be customary for the services of Cash Management Bank described herein. The Company agrees to pay all Cash Management Bank’s customary fees and charges for the maintenance and administration of the Cash Management Account and for the treasury management and other account services provided with respect to the Cash Management Account (collectively “Cash Management Bank Fees”), including, but not limited to, the fees for (a) funds transfer services received with respect to the Cash Management Account, (b) funds advanced to cover overdrafts in the Cash Management Account (but without Cash Management Bank being in any way obligated to make any such advances), and (c) duplicate bank statements. Cash Management Bank Fees will be paid by Cash Management Bank in accordance with this Note by debiting the Cash Management Account on the Business Day that

Exhibit 6.2 – Cash Management Provisions

the Cash Management Bank Fees are due, without notice to the Company. If there are not sufficient funds in the Cash Management Account to cover fully the Cash Management Bank Fees on the Business Day Cash Management Bank attempts to debit them from the Cash Management Account, such shortfall or the amount of such Cash Management Bank Fees will be paid by the Company to Cash Management Bank, without setoff or counterclaim, within five (5) Business Days after demand from Cash Management Bank. The Company’s obligation to pay Cash Management Bank Fees accrued prior to the resignation or replacement of Cash Management Bank shall survive the resignation or replacement of Cash Management Bank.

f.	If invested, sums on deposit in the Cash Management Account shall be invested at the direction of the Collateral Agent.
g.

The Company hereby agrees that the Collateral Agent may maintain sub-accounts within the Cash Management Account in connection with any payments otherwise required under this Note and the other Transaction Documents, which sub-accounts may be ledger or book entry accounts and not actual accounts. All actual out-of-pocket costs and expenses for establishing and maintaining such sub-accounts shall be paid by the Company.

4.	Excess Cash Flow Reserve.
a.

Monthly, on a date reasonably selected by the Collateral Agent, from and after the occurrence and continuance of a Monetary Event of Default, an amount equal to the Excess Cash Flow generated by the properties for the immediately preceding monthly period shall be deposited with the Collateral Agent into an account in the name of the Collateral Agent (the “Excess Cash Flow Account”) in accordance with this Section 4.

b.	The Collateral Agent shall disburse funds from the Excess Cash Flow Account subject to satisfaction of the following conditions:
i.

No Monetary Event of Default, or event which would, with the giving of notice or the passage of time, or both, constitute a Monetary Event of Default, shall have occurred and be continuing at the time of the submission of an Excess Cash Requisition or as of the date of the disbursement of the Excess Cash Advance. The Company’s submission of an Excess Cash Requisition shall be deemed the Company’s certification that no Event of Default, or event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, shall have occurred and be continuing at the time of the submission of such Excess Cash Requisition.

ii.	The expenses that are subject to the Excess Cash Requisition are pursuant to a budget that the Collateral Agent has approved, such approval not to be unreasonably withheld, conditioned or delayed.
iii.

The Collateral Agent’s receipt of a certificate from an officer of the Company certifying to the satisfaction of the condition set forth in Section 4(b)(ii) above and submitting such evidence thereof as the Collateral Agent reasonably may request.

c.

The Collateral Agent shall make disbursements from the Excess Cash Flow Account (each, an “Excess Cash Advance”) pursuant to, and in accordance with, the terms of this Section 4 not more than once in each calendar month following submission to the Collateral Agent, at least ten (10) days prior to the date on which the Company desires a disbursement of an Excess Cash Advance, of a written requisition (an “Excess Cash Requisition”), certified by the Company

Exhibit 6.2 – Cash Management Provisions

on such form or forms as may be reasonably required by the Collateral Agent. Each Excess Cash Requisition shall be deemed a representation by the Company that the Company is in full compliance with the terms of this Section 4.

5.

Payments Received Under Cash Management Agreement; Conflict With Existing Cash Management. The insufficiency of funds on deposit in the Cash Management Account shall not relieve the Company from the obligation to make any payments, as and when due pursuant to this Note, the Note Purchase Agreement or the other Transaction Documents, and such obligation shall be separate and independent, and not conditioned on any event or circumstance whatsoever. For the avoidance of doubt, nothing in this Exhibit 6.2, Section 6.2 hereof or otherwise contained in the Transaction Documents shall require the Company or its Subsidiaries or Affiliates to deposit, or direct any other Person to deposit, funds into the Clearing Account and/or the Cash Management Account in a manner that contradicts any cash management regime in place pursuant to the loan documents evidencing the Existing Indebtedness or in a manner that otherwise violates the loan documents evidencing the Existing Indebtedness.

6.	Reserve Funds Generally.
a.

Prohibition Against Further Encumbrance. The Company shall not, without the prior written consent of the Collateral Agent, further pledge, assign or grant any security interest in any Reserve Account or permit any Lien to attach thereto, or any levy to be made thereon or a UCC-1 financing statement, except those naming the Collateral Agent as the Secured Party, to be filed with respect thereto.

b.

Use of Deposits. All funds so deposited into the Reserve Accounts shall, until so disbursed by the Collateral Agent as set forth in the applicable provisions, constitute additional security for the indebtedness and other obligations evidenced hereby (and the Company hereby grants to the Collateral Agent a first priority security interest in such funds). Promptly following any request of the Collateral Agent, the Company shall execute and deliver any deposit account control agreement or take any other actions, which the Company hereby authorizes and directs (including, without limitation, the filing of a financing statement and the payment of any costs or expenses in connection therewith at the Company’s expense) that the Collateral Agent reasonably requires in order to perfect its security interest in the Reserve Accounts and the funds therein. If a Monetary Event of Default shall have occurred hereunder and be continuing, or if the indebtedness and other obligations evidenced hereby shall be accelerated as herein provided, all funds so deposited in any Reserve Account may, at the Collateral Agent’s option, be applied to cure said Monetary Event of Default or to reduce the indebtedness and other obligations evidenced hereby in any order, proportion and priority as the Collateral Agent may determine in its sole and absolute discretion, subject, however, to the terms of Section 10.1(a) of the Note.

c.

Transfer of Note. Upon an assignment or other transfer of the Note, the Collateral Agent shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and the Collateral Agent shall thereupon be completely released from all liability with respect to such deposits and the Company, the Guarantor and their Subsidiaries shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of such deposits to a new assignee or transferee.

d.

Indemnification. The Company shall indemnify the Collateral Agent and hold the Collateral Agent harmless from and against any and all Losses arising from or in any way connected with the Reserve Accounts (unless arising from the gross negligence or willful misconduct of the

Exhibit 6.2 – Cash Management Provisions

Collateral Agent) or the performance of the obligations for which the Reserve Accounts were established; provided that the Company shall not be liable for any Losses arising from the investment by Collateral Agent of funds in the Reserve Accounts. The Company shall indemnify and hold Clearing Bank, Cash Management Bank, any other bank or other financial institution holding any other Reserve Account(s) and their employees and officers harmless from and against any Losses incurred by such arising from or in any way connected with any such Reserve Account(s) or the performance of the obligations for which such Reserve Account was established, except to the extent that such loss or damage results from the Collateral Agent’s or such bank or other financial institution’s gross negligence or willful misconduct.

e.

Satisfaction of the Note. Upon full payment or redemption of the Note or, at the Collateral Agent’s option, at any prior time, the balance of amounts deposited in the Collateral Agent’s possession in the Reserve Accounts shall be paid over to the Company.

29487916.3

Exhibit 6.2 – Cash Management Provisions

EXHIBIT B

Form of Security Agreement

[Attached.]

Exhibit B

Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made effective as of December 31, 2020, by the Pledgors set forth on Schedule 1 attached hereto (collectively or individually, as the context reasonably may require, “Pledgor”), in favor of KWHP SOHO, LLC, a Delaware limited liability company, as collateral agent for the Investors (as defined below; together with its successors and assigns in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, on the date hereof, Sotherly Hotels LP, a Delaware limited partnership (the “Company”), the investors identified therein (collectively, the “Investors”), and the Collateral Agent entered into that certain Note Purchase Agreement, pursuant to which the Company issued, among other securities, certain First Closing Notes, as defined therein, and the Investors purchased the same and committed to purchase certain Second Closing Notes, as defined therein (the First Closing Notes and the Second Closing Notes, collectively, the “Notes”), as such agreement may be amended, restated or otherwise modified from time to time (the “Note Purchase Agreement”);

WHEREAS, the Company is the direct or indirect owner of all of the interests in each of the Pledgor and will derive substantial direct and indirect benefits from the transactions contemplated by the Note Purchase Agreement;

WHEREAS, each of the Pledgors is the legal and beneficial owner of its respective Equity Interests of the Issuers (as such terms are defined below) as set forth on Schedule 1 attached hereto ;

WHEREAS, each of the Issuers was formed as the entity indicated and in the jurisdiction of formation as set forth on Schedule 1 and is governed by the terms and provisions of its respective limited liability company agreement, operating agreement or limited partnership agreement, as applicable, as certified to the Collateral Agent on or about the date hereof (as to each Issuer, respectively, and as the same may be hereinafter amended, modified, supplemented or restated from time to time, the “Issuer Operating Agreement”, collectively or individually, as the context reasonably may require);

WHEREAS, to induce Investors to make the Notes, Pledgor has agreed to pledge all of its right, title and interest in, to and under the Pledged Collateral (as defined below).

NOW, THEREFORE, for Ten Dollars ($10.00) and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1Definitions. All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement or, in the absence thereof, in the Notes, and, for the purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Article 8 Matter” means any action, decision, determination or election by Issuer or its member(s) or partner(s), as applicable, that its membership interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the UCC, and all other matters related to any such action, decision, determination or election.

“Company” has the meaning set forth in the recitals hereto.

“Equity Interests” means all limited liability company membership interests, partnership interests or other equity interests of, and all other right, title and interest (including, without limitation, any and all other Equity Interests, as defined in the Note Purchase Agreement) now owned or hereafter acquired by, Pledgor in and to Issuer, including the interests described on Schedule 1 attached hereto.

“Event of Default” shall have the meaning ascribed to the term Monetary Event of Default in each of the Notes.

“Investors” has the meaning set forth in the recitals hereto.

“Issuer” means each of the entities set forth on Schedule 1 attached hereto, collectively or individually, as the context reasonably may require.

“Issuer Operating Agreement” has the meaning set forth in the recitals hereto.

“Legal Requirements” means all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits or governmental concessions, grants, agreements or restrictions.

“Obligations” shall have the meaning ascribed thereto in the Note Purchase Agreement.

“Pledged Collateral” has the meaning set forth in Section 2.1 of this Agreement.

“Proceeds” means (i) each Pledgor’s share, right, title and interest in and to all distributions, monies, fees, payments, compensations and proceeds now or hereafter becoming due and payable to Pledgor by Issuer with respect to the Equity Interests whether payable as profits, distributions, asset distributions, repayment of loans or capital or otherwise and including all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC; (ii) all contract rights, general intangibles, claims, powers, privileges, benefits and remedies of the Pledgors relating to the foregoing; and (iii) all cash or non-cash proceeds of any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent for the benefit of the Investors pursuant to this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“Voting Rights” means all of each Pledgor’s rights under its Issuer Operating Agreement to vote and give approvals, consents, decisions and directions and exercise any other similar right with respect to the Pledged Collateral.

ARTICLE 2

GRANT OF SECURITY INTEREST

Section 2.1Pledge; Grant of Security Interest. Each Pledgor hereby pledges and grants to the Collateral Agent, for the benefit of the Investors, as collateral security for the prompt and complete payment and performance when due of the Obligations, a first priority security interest in all of such Pledgor’s right, title and interest to the following (collectively, the “Pledged Collateral”):

(a)all Equity Interests;

(b)all securities, moneys or property representing dividends or interest on any of the Equity Interests, or representing a distribution in respect of the Equity Interests, or resulting from a split-up, revision, reclassification or other like change of the Equity Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Equity Interests;

(c)any policy of insurance payable by reason of loss or damage to the Equity Interests, if any;

(d)all “accounts”, “general intangibles”, “instruments” and “Pledged Collateral” (in each case as defined in the UCC) constituting or relating to the foregoing;

(e)all Proceeds of any of the foregoing property of Pledgor (including any proceeds of insurance thereon);

(f)all Voting Rights, claims, powers, privileges, benefits, options or rights of any nature whatsoever which currently exist or may be issued or granted by Issuer to Pledgor, and all instruments, whether heretofore or hereafter acquired, evidencing such rights and interests;

(g)all other rights appurtenant to the property described in foregoing clauses (a) through (f); and

(h)any stock certificates, share certificates, limited liability company certificates, partnership certificates or other certificates or instruments evidencing the foregoing, if any.

Section 2.2Voting Rights.

(a)Each Pledgor hereby collaterally assigns its Voting Rights to the Collateral Agent, for the benefit of the Investors, subject to the terms and provisions of this Agreement and the other Transaction Documents.

(b)Except during the continuance of an Event of Default, Pledgor may exercise the Voting Rights, provided that Pledgor shall not exercise the Voting Rights in a manner which would be inconsistent with or result in a violation of any provision of this Agreement, the Note Purchase Agreement or any other Transaction Document. Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the Voting Rights shall cease and the Collateral Agent shall have the right to exercise, in person or by its nominees or proxies, all Voting Rights assigned to it hereunder and the Collateral Agent shall exercise such Voting Rights in such manner as the Collateral Agent in its sole discretion shall deem to be in the Investors’ best interests (subject to the terms of this Agreement, the other Transaction Documents and the Issuer Operating Agreement). Upon the occurrence and during the continuance of an Event of Default, Pledgor shall effect the directions of the Collateral Agent in connection with any such exercise in accordance with this Agreement.

(c)In connection with the Collateral Agent’s exercise of the Voting Rights, Issuer may rely on a notice from the Collateral Agent stating that an Event of Default has occurred and is continuing under the Note Purchase Agreement or any other Transaction Document, in which event no further direction from Pledgor shall be required to effect the assignment of Voting Rights hereunder from Pledgor to the Collateral Agent, and Issuer shall immediately permit the Collateral Agent to exercise all of the Voting Rights in respect of the business and affairs of Issuer.

(d)Pledgor acknowledges that, except for this Agreement and the Note Purchase Agreement, it is not bound by the terms of, any agreement or understanding, whether oral or written, with respect to the purchase, sale, transfer or voting of any Voting Rights.

Section 2.3No Certification; Assignment of Interests. Under no circumstances shall the Pledged Collateral or any portion thereof be represented by any certificates or instruments without the prior written consent of the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, at any time, in its discretion upon written notice to Pledgor and Issuer, to transfer to or to register in the name of the Collateral Agent or its nominee any or all of the Collateral. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to the Collateral Agent an assignment of Equity Interests endorsed by Pledgor in blank (an “Assignment of Interest”), in the form set forth on Exhibit A hereto, for the Equity Interests, transferring all of such Equity Interests in blank, duly executed by Pledgor and undated. The Collateral Agent shall have the right, at any time in its discretion but only upon the occurrence and during the continuance of an Event of Default and upon notice to Pledgor and Issuer, to transfer to, and to designate on such Pledgor’s Assignment of Interest, any Person to whom the Equity Interests are sold in accordance with the provisions hereof.

Section 2.4Financing Statements. Pledgor hereby authorizes the filing of financing statements, and continuation statements and amendments thereto and assignments thereof, describing the Pledged Collateral covered thereby (a) as “all of debtor’s right, title and interest in, to and under all Pledged Collateral, whether now owned or hereafter acquired, now existing or hereafter created, and wherever located” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Article II and regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Article 9 of the UCC or (b) as being of an equal or lesser scope or with greater detail, and any other filing, recording or registration (including any filing, recording or registration that may be necessary or appropriate under Article II that the Collateral Agent may deem necessary or appropriate to further protect or maintain the perfection of the security interests). This Agreement shall constitute a security agreement under applicable law.

Section 2.5Confirmation Statement; Control Agreement. To better assure the perfection of the security interest of the Collateral Agent in the Pledged Collateral, concurrently with the execution and delivery of this Agreement, Pledgor shall send written instructions in the form of Exhibit B hereto to Issuer, and shall cause Issuer to, and Issuer shall, deliver to the Collateral Agent the Confirmation Statement and Control Agreement in the form of Exhibit C hereto pursuant to which Issuer will confirm that it has registered the pledge effected by this Agreement on its books and will agree, upon the occurrence and during the continuation of an Event of Default under the Note Purchase Agreement or any other Transaction Document, to comply with the instructions of the Collateral Agent in respect of the Pledged Collateral without further consent of Pledgor or any other Person.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Pledgor represents and warrants to the Collateral Agent as of the date hereof as follows:

Section 3.1Ownership of Pledged Collateral. Pledgor is the direct and beneficial owner of all Equity Interests, free and clear of any Liens, except for the security interest granted to the Collateral Agent hereunder. Pledgor further represents and warrants that (i) all Equity Interests have been duly and validly issued and, as of the date hereof, constitute all of the membership or partnership interests, as applicable, in Issuer outstanding and (ii) the applicable Pledgor(s) constitute either the sole member or partner or all of the members or partners, as applicable, of the respective Issuer therefor.

Section 3.2No Prohibition on Pledge. On or prior to the date hereof, each of Savannah Hotel Associates, L.L.C. and SOHO Wilmington LLC has secured from its respective lender(s) any required consent to or approval of the pledge of the Pledged Collateral in such Issuer and the exercise of the Collateral Agent’s rights in and to the Pledged Collateral thereof as set forth herein. Accordingly, and except for restrictions and limitations imposed by the Transaction Documents, or securities laws generally, (a) the Pledged Collateral is and will continue to be freely transferable and assignable and (b) none of the Pledged Collateral is or will be subject to any option, right of first refusal, contractual restriction or Legal Requirements of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Collateral Agent (i) the pledge of such Pledged Collateral hereunder, (ii) the sale or disposition thereof pursuant hereto or (iii) the exercise by the Collateral Agent of rights and remedies hereunder; provided that Collateral Agent and the Investors acknowledge that the exercise of the pledge in the Pledged Collateral of Philadelphia Hotel Associates LP as set forth herein requires the approval of its the mortgage lender under the applicable mortgage loan for the Philadelphia hotel property.

Section 3.3Perfection. This Agreement creates a valid security interest in the Pledged Collateral, and upon the filing of the financing statement referred to in Section 2.4 with the Secretary of State of the state of formation of each Pledgor, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken. No financing statement or security agreement describing all or any portion of the Pledged Collateral which has not lapsed or been terminated naming Pledgor as debtor has been filed or is of record in any jurisdiction except financing statements naming the Collateral Agent as the secured party.

Section 3.4Article 8 Prohibition. The limited liability company membership interests or general or limited partnership interests, as applicable, in Issuer are not and shall never be, without the prior written consent of the Collateral Agent, “securities” governed by and within the meaning of Article 8 of the UCC, as from time to time amended and in effect, in any jurisdiction. Any action, decision or election by Pledgor or Issuer that purports to characterize the limited liability company interests or partnership interests in Issuer as “securities” within the meaning of Article 8 of the UCC while any Obligation remains outstanding without the prior written consent of the Collateral Agent shall be null and void and of no force or effect. Any and all certificated interests in Issuer have been redeemed or exchanged for uncertificated limited liability company membership interests or general or limited partnership interests, as applicable, in Issuer.

Section 3.5Certain Understandings of Parties. The parties acknowledge and agree that the terms of the Equity Interests do not and will not provide that they shall constitute a “security” within the meaning of Article 8 of the UCC (including Section 8-102(a)(15) thereof); and that this Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. The parties acknowledge and agree that the Equity Interests do not constitute and will not constitute “certificated security” (as defined in the UCC). Pledgor therefore covenants and agrees that, except as permitted under the Note Purchase Agreement, Pledgor shall not, directly or indirectly, without the prior written consent of the Collateral Agent, attempt to alter, amend, modify, supplement or change in any way, the operating agreement of Issuer as in effect on the date hereof.

ARTICLE 4

COVENANTS

From the date of this Agreement and thereafter until the indefeasible payment and performance in full of the Obligations, Pledgor agrees as follows:

Section 4.1Acknowledgements of Parties.

(a)If Pledgor shall, as a result of its ownership of the Equity Interests, become entitled to receive or shall receive any limited liability company certificate or partnership certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Equity Interests, or otherwise in respect thereof, Pledgor shall accept the same as the Collateral Agent’s agent, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by Pledgor to the Collateral Agent, together with an undated limited liability company or partnership interest power, as applicable, covering such certificate duly executed in blank, to be held by the Collateral Agent hereunder as additional security for the Obligations. Any sums paid upon or in respect of the Equity Interests upon the liquidation or dissolution of Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Equity Interests or any property shall be distributed upon or with respect to the Equity Interests pursuant to the recapitalization or reclassification of the capital of Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Collateral Agent to be held by it, subject to the terms hereof, as additional security for the Obligations. If any sums of money or property so paid or distributed in respect of the Equity Interests shall be received by Pledgor, Pledgor shall deliver the same to the Collateral Agent and, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of Pledgor, as additional security for the Obligations.

(b)Without the prior written consent of the Collateral Agent, Pledgor shall not, directly or indirectly (i) vote to enable, or take any other action to permit, Issuer to issue any additional limited liability company or partnership interests or to issue any other securities convertible into or granting the right to purchase or exchange for any membership or partnership interests, as applicable, in Issuer, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, or (iii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Collateral, or any interest therein, except for the Lien provided for by this Agreement. Pledgor shall defend the right, title and interest of the Collateral Agent in, to and under the Pledged Collateral against the claims and demands of all Persons whomsoever.

(c)At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of Pledgor, Pledgor shall promptly and duly give, execute, deliver file and/or record such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted including filing UCC financing or continuation statements, provided that the amount of the Obligations shall not be increased thereby; provided that no amendment or modification of the Issuer organizational documents shall at any time be required. Pledgor hereby authorizes the Collateral Agent to file any such financing statement or continuation statement without the signature of Pledgor to the extent permitted by law.

Section 4.2Cash Dividends; Voting Rights. Notwithstanding anything herein to the contrary, unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to receive all limited liability company or partnership interest distributions or cash dividends paid in the normal course of business of Issuer and to exercise all voting and limited liability company or partnership interests or other rights with respect to the Equity Interests, provided that no vote shall be cast or right exercised or other action taken which could reasonably be expected to impair the Pledged Collateral or which would be inconsistent with or result in any violation of any provision of the Transaction Documents.

Section 4.3Registration and Exercise of Rights. At any time after the occurrence and during the continuance of an Event of Default: (a) at the request of the Collateral Agent, Pledgor will permit any registrable Pledged Collateral owned by Pledgor to be registered in the name of the Collateral Agent or its nominee and (b) Pledgor will permit the Collateral Agent or its nominee, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral owned by Pledgor or any part thereof, and to receive all dividends and interest in respect of such Pledged Collateral.

ARTICLE 5

REMEDIES UPON EVENT OF DEFAULT

Section 5.1Acceleration and Remedies.

(a)Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies:

(i)Those rights and remedies provided in any Transaction Document, provided that this clause (i) shall not be understood to limit any rights or remedies available to the Collateral Agent prior to an Event of Default.

(ii)Those rights and remedies available to a secured party under the UCC or under any other applicable law when a debtor is in default under a security agreement.

(iii)Upon written notice to Pledgor, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Pledged Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at Pledgor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable.

(iv)Upon written notice to Pledgor, transfer, exchange and register in its name or in the name of its nominee the whole or any part certificates or instruments representing or evidencing Pledged Collateral (if any) for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

(b)The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Pledged Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Pledged Collateral.

(c)The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent, the whole or any part of the Pledged Collateral so sold, free of any right of equity redemption, which equity redemption Pledgor hereby expressly releases.

(d)Until the Collateral Agent is able to effect a sale, lease, or other disposition of Pledged Collateral, the Collateral Agent shall have the right to hold or use Pledged Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Pledged Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Pledged Collateral and to enforce any of the Collateral Agent’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(e)Notwithstanding the foregoing, the Collateral Agent shall not be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Company, any other obligor, guarantor, Pledgor or any other Person with respect to the payment and performance of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Pledged Collateral therefor, any other collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Pledged Collateral, any such other collateral or any guarantee of the Obligations or to resort to the Pledged Collateral, any such other pledged collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Pledged Collateral.

Section 5.2Certain Rights Relating to Equity Interests.

(a)Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all Equity Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit Pledgor to register such Pledged Collateral for public sale under the Securities Act or under applicable state securities laws, even if Pledgor would agree to do so.

(b)Pledgor further shall use commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Equity Interests pursuant to this Section 5.2 valid and binding and in compliance with any and all applicable Legal Requirements. Pledgor further agrees that a breach of any of the covenants contained in this Section 5.2 will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.2 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Note Purchase Agreement.

(c)The UCC states that the Collateral Agent is able to purchase the Equity Interests only if it is sold at a public sale. The Collateral Agent has advised Pledgor that SEC staff personnel have issued various No-Action Letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the UCC, yet not public for purposes of Section 4(2) of the Securities Act. The UCC permits Pledgor to agree on the standards for determining whether the Collateral Agent has complied with its obligations under Article 9. Pursuant to the UCC, Pledgor specifically agrees (i) that it shall not raise any objection to the Collateral Agent’s or any Investor’s purchase of the Equity Interests (through bidding on the Obligations or otherwise) and (ii) that a foreclosure sale conducted in conformity with the principles set forth in such No-Action Letters (A) shall be considered to be a “public” sale for purposes of the UCC; (B) will be considered commercially reasonable notwithstanding that the Collateral Agent and the Investors have not registered or sought to register the Equity Interests under applicable securities laws, even if Pledgor agrees to pay all costs of the registration process; and (C) shall be considered to be commercially reasonable notwithstanding that the Collateral Agent or any Investor(s) purchase the Pledged Collateral at such a sale.

(d)Pledgor agrees that the Collateral Agent shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Collateral sold by the Collateral Agent pursuant to this Agreement. The Collateral Agent may, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. The Collateral Agent may determine to offer the Pledged Collateral only to Persons who are engaged in the same business as Issuer and who have sufficient financial resources to purchase all of the Pledged Collateral in one sale. Without in any way limiting the Collateral Agent’s right to conduct a foreclosure sale in any commercially reasonable manner, Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered commercially reasonable:

(i)Not more than thirty (30) days before, and not less than ten (10) days in advance of the sale, the Collateral Agent notifies Pledgor in writing at the address described in Section 6.13 of the time and place of such sale,

(ii)The sale is conducted by a nationally or regionally recognized real estate brokerage or auction firm, and

(iii)Such real estate brokerage or auction firm shall solicit bids for the offered Pledged Collateral from no less than three prospective purchasers who have sufficient financial resources to purchase the offered Pledged Collateral and are provided with at least fourteen (14) days to conduct due diligence on the offered Pledged Collateral and the Properties owned by the Issuer.

Section 5.3Pledgor’s Obligations Upon an Event of Default. Upon the request of the Collateral Agent after the occurrence of an Event of Default, Pledgor will: (a) furnish to the Collateral Agent, or cause Issuer to furnish to the Collateral Agent, any information regarding the Pledged Collateral in such detail as the Collateral Agent may reasonably require and (b) take, or cause Issuer to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Collateral.

Section 5.4Notice of Disposition of Pledged Collateral; Condition of Pledged Collateral. Collateral Agent shall provide notice to Pledgor of the time and place of any public sale or the time after which any private sale or other disposition may be made and any notice made shall be deemed reasonable if sent to Pledgor, addressed as set forth in Section 6.13, at least ten (10) days (but no more than thirty

(30) days) prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, Pledgor waives all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention or sale of the Pledged Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent. To the extent it may lawfully do so, Pledgor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Pledged Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, Pledgor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Pledged Collateral.

Section 5.5Limitation on the Collateral Agent’s Duty with Respect to the Pledged Collateral. The Collateral Agent shall have no obligation to prepare the Pledged Collateral for sale. The Collateral Agent shall use reasonable care with respect to the Pledged Collateral in its possession or under its control and in substantially the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall not have any other duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, Pledgor acknowledges and agrees that it is commercially reasonable for the Collateral Agent to (a) not incur expenses deemed significant by the Collateral Agent to prepare Pledged Collateral for disposition, (b) not obtain third party consents for access to Pledged Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Pledged Collateral to be collected or disposed of, (c) advertise dispositions of Pledged Collateral through publications or media of general circulation, whether or not the Pledged Collateral is of a specialized nature, (d) contact other Persons, whether or not in the same business as Pledgor, for expressions of interest in acquiring all or any portion of such Pledged Collateral, (e) hire one or more professional auctioneers to assist in the disposition of Pledged Collateral, whether or not the Pledged Collateral is of a specialized nature, (f) dispose of Pledged Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (g) dispose of assets in wholesale rather than retail markets, (h) disclaim disposition warranties, such as title, possession or quiet enjoyment, (i) purchase insurance or credit enhancements to insure the Collateral Agent and the Investors against risks of loss, collection or disposition of Pledged Collateral or to provide to the Collateral Agent and/or the Investors a guaranteed return from the collection or disposition of Pledged Collateral, or (j) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Pledged Collateral. Pledgor acknowledges that the purpose of this Section 5.5 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Pledged Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.5. Without limitation upon the foregoing, nothing contained in this Section 5.5 shall be construed to grant any rights to Pledgor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 5.5.

Section 5.6Collateral Agent Performance of Pledgor’s Obligations. Without having any obligation to do so, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may perform or pay any obligation which Pledgor has agreed to perform or pay in this Agreement and Pledgor shall reimburse the Collateral Agent for any reasonable amounts paid by the Collateral Agent pursuant to this Section 5.6. Pledgor’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

Section 5.7Authorization for Collateral Agent to Take Certain Action. Pledgor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and irrevocably appoints the Collateral Agent as its attorney in fact, coupled with an interest, (a) to execute on behalf of Pledgor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Pledged Collateral, (b) to indorse and collect any cash Proceeds of the Pledged Collateral, (c) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Pledged Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Pledged Collateral, (d) to apply the Proceeds of any Pledged Collateral received by the Collateral Agent to the Obligations and (e) to discharge past due taxes, assessments, charges, fees or Liens on the Pledged Collateral (except for such Liens as are specifically permitted hereunder or under any other Transaction Document), and Pledgor agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent in connection therewith, provided that this authorization shall not relieve Pledgor of any of its obligations under this Agreement. The Collateral Agent agrees not to exercise the power of attorney granted under clauses (b), (d) and (e) of this Section 5.7 except after the occurrence and during the continuance of an Event of Default.

ARTICLE 6

GENERAL PROVISIONS

Section 6.1Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any bankruptcy occur with respect to Pledgor, the Company and/or the Guarantor and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 6.2Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Pledgor, the Collateral Agent and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that Pledgor shall not have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the obligations under this Agreement or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent hereunder and any attempted assignment without consent will be null and void. The Collateral Agent shall have the right to assign or transfer its rights under this Agreement in connection with any assignment of the Notes and the Transaction Documents, and any assignee or transferee shall be entitled to all the benefits afforded to the Collateral Agent under this Agreement.

Section 6.3Survival. Without prejudice to the survival of any other agreement of Pledgor under this Agreement or any other Transaction Document, the agreements and obligations of Pledgor contained in Sections 6.1, 6.4 and 6.12, and the representations and warranties of Pledgor contained in this

Agreement shall (a) survive until the Obligations have been paid in full and (b) be deemed to have been relied upon by the Collateral Agent notwithstanding any investigation heretofore or hereafter made by the Collateral Agent or on its behalf.

Section 6.4Taxes. Any taxes (including income taxes) payable or ruled payable by a federal or state authority in respect of this Agreement shall be paid by Pledgor, together with interest and penalties, if any.

Section 6.5Principles of Construction. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Assignment unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof or thereof. When used in this Agreement, the word “including” shall mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. References herein to any Transaction Document include such document as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Section 6.6Termination and Release. This Agreement and the security interests granted herein shall continue in full force and effect until, subject to reinstatement pursuant to Section 6.1, payment in full of the Obligations. In connection with any termination or release pursuant to this Section 6.6, the Collateral Agent shall execute and deliver to Pledgor, at Pledgor’s expense, all documents that Pledgor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by Pledgor to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 6.6 shall be without recourse to or warranty by the Collateral Agent.

Section 6.7Entire Agreement. This Agreement embody the entire agreement and understanding among the Pledgor and the Collateral Agent relating to the Pledged Collateral and supersede all prior agreements and understandings among the Pledgor and the Collateral Agent relating to the Pledged Collateral.

Section 6.8Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(b)EACH PLEDGOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN MEMPHIS, SHELBY COUNTY, TENNESSEE, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PLEDGOR IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH PLEDGOR AGREES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT A FINAL JUDGMENT IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 6.8(B) BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON IT SUBJECT TO RIGHTS OF APPEAL, AS THE CASE MAY BE, AND MAY BE ENFORCED IN THE COURTS OF THE UNITED STATES OR THE STATE OF TENNESSEE (OR ANY OTHER COURTS TO THE JURISDICTION OF WHICH IT OR ANY OF ITS ASSETS IS OR MAY BE SUBJECT) BY A SUIT UPON SUCH JUDGMENT.

(d)EACH PLEDGOR CONSENTS TO PROCESS BEING SERVED BY OR ON BEHALF OF THE COLLATERAL AGENT IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 6.8(B) BY MAILING A COPY THEREOF BY REGISTERED, CERTIFIED, PRIORITY OR EXPRESS MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT OR DELIVERY CONFIRMATION REQUESTED, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 6.13 OR AT SUCH OTHER ADDRESS OF WHICH THE COLLATERAL AGENT SHALL THEN HAVE BEEN NOTIFIED PURSUANT TO SAID SECTION. EACH PLEDGOR AGREES THAT SUCH SERVICE UPON RECEIPT (1) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (2) SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTICES HEREUNDER SHALL BE CONCLUSIVELY PRESUMED RECEIVED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY REPUTABLE COMMERCIAL DELIVERY SERVICE.

(e)NOTHING IN THIS SECTION 6.8 SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW, OR LIMIT ANY RIGHT THAT THE COLLATERAL AGENT MAY HAVE TO BRING PROCEEDINGS AGAINST A PLEDGOR IN THE COURTS OF ANY APPROPRIATE JURISDICTION OR TO ENFORCE IN ANY LAWFUL MANNER A JUDGMENT OBTAINED IN ONE JURISDICTION IN ANY OTHER JURISDICTION.

(f)THE PARTIES HERETO, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES HERETO AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE PARTIES HERETO ARE EACH HEREBY INDIVIDUALLY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 6.9Modifications. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, nor consent to any departure by Pledgor or the Collateral Agent therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Pledgor shall entitle Pledgor to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of the Collateral Agent in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Collateral Agent shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, or to declare a default for failure to effect prompt payment of any such other amount. The Collateral Agent shall have the right to waive or reduce any time periods that the Collateral Agent is entitled to under this Agreement in its sole and absolute discretion.

Section 6.10Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid pursuant to all Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid pursuant to Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 6.11Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

Section 6.12Payment of Expenses.

(a)Pledgor shall reimburse the Collateral Agent for any and all reasonable costs and expenses (including attorneys’ fees and expenses and auditors’ and accountants’ fees) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the audit, analysis, administration, collection, preservation or sale of the Pledged Collateral (including the expenses and charges associated with any periodic or special audit of the Pledged Collateral). Any and all costs and expenses incurred by Pledgor in the performance of actions required pursuant to the terms hereof shall be borne solely by Pledgor.

(b)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (OTHER THAN INTEREST, FEES AND OTHER AMOUNTS DUE AND PAYABLE UNDER THE TRANSACTION DOCUMENTS OR ARISING OUT OF CLAIMS BY THIRD PARTIES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY.

(c)All amounts due under this Section shall be payable promptly (and in any event within ten (10) Business Days after demand therefor).

Section 6.13Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, by telecopier, if a telecopy/facsimile number is listed below for such party (with answer back acknowledged), addressed to the party to be so notified at its address hereinafter set forth, or to such other addresses as such party may hereafter specify in accordance with the provisions of this Section 6.13. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), (c) on the next Business Day if sent by an overnight commercial courier, and (d) in the case of telecopy (if a telecopy/facsimile number is listed above for such party), upon sender’s receipt of a machine generated confirmation of successful transmission, in each case addressed to the parties as follow:

Pledgors:	c/o Sotherly Hotels, Inc. 306 S. Henry St., Suite 100 Williamsburg, Virginia 23185 Attn: Scott M. Kucinski
with a copy to:	Frost Brown Todd LLC 400 West Market Street 32nd Floor Louisville, Kentucky 40202-3363 Attn: Geoffrey M. White, Esq.
Collateral Agent:	KWHP SOHO, LLC c/o Kemmons Wilson Hospitality Partners LP 8700 Trail Lake Drive West, Suite 300 Memphis, Tennessee 38125 Attn: Webb Wilson
with a copy to:	Bass Berry & Sims PLC The Tower at Peabody Place 100 Peabody Place, Suite 1300 Memphis, Tennessee 38103 Attn: T. Gaillard Uhlhorn, Esq.
and a copy to:	MIG SOHO, LLC c/o Machine Investment Group 609 Greenwich Street, 4th Floor New York, New York 10014 Attn: Eric Rosenthal
and a copy to:	DLA Piper LLP (US) One Fountain Square 11911 Freedom Drive, Suite 300 Reston, Virginia 20190-5602 Attn: Mark J. Fiekers, Esq.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Pledgor and the Collateral Agent have executed this Agreement as of the date first above written.

PLEDGOR:

SOTHERLY HOTELS LP,
a Delaware limited partnership

By:	SOTHERLY HOTELS INC., its general partner

By:
	Name:	David R. Folsom
	Title:	President and Chief Executive Officer

CAPITOL HOTEL ASSOCIATES, L.P., L.L.P.,
a Virginia limited liability partnership

By:	MHI GP LLC, its general partner

	By:	SOTHERLY HOTELS LP, its sole member

		By:	SOTHERLY HOTELS INC.,
its general partner
By:
			Name:	David R. Folsom
			Title:	President and Chief Executive Officer

MHI GP LLC,
a Delaware limited liability company

By:	SOTHERLY HOTELS LP, its sole member

	By:	SOTHERLY HOTELS INC.,
its general partner

By:
		Name:	David R. Folsom
		Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, Pledgor and the Collateral Agent have executed this Agreement as of the date first above written.

THE COLLATERAL AGENT:

KWHP SOHO, LLC,
a Delaware limited liability company

By:	KEMMONS WILSON HOSPITALITY
PARTNERS GP, LLC,
its Manager

By:
Name:
Title:

CONSENT OF ISSUER

(Pledge and Security Agreement)

Issuer hereby (I) acknowledges receipt of a copy of the executed Pledge and Security Agreement (the “Pledge Agreement”) to which this Consent of Issuer is attached, (II) consents to the Pledge Agreement, (III) agrees to comply with the terms and provisions thereof, (IV) agrees not to do anything or cause, permit or suffer anything to be done which is prohibited by, or contrary to, the terms of the Pledge Agreement, and (V) agrees to register on its books and records the Collateral Agent’s security interest in the Pledged Collateral as provided in the Pledge Agreement.

Without limiting the foregoing (and notwithstanding anything to the contrary in the Issuer Operating Agreement or any other organizational documents of Issuer), from and after the date hereof, Issuer agrees:

(a)to deliver directly to the Collateral Agent any and all instruments evidencing any right, option or warrant, issued to, or to be received by, Pledgor by virtue of its ownership of the Pledged Collateral issued by Issuer or upon exercise by Pledgor of any option, warrant or right attached to such Pledged Collateral;

(b)to recognize the Collateral Agent’s, any Investor’s or any other successful bidder’s automatic right to become a member or partner, as applicable, in Issuer following a sale of the Equity Interests in accordance with Section 5.1 of the Pledge Agreement; and

(c)in the event of a sale of the Equity Interests in accordance with Section 5.1 of the Pledge Agreement, Issuer will, upon the Collateral Agent’s written request and at Pledgor’s expense: (i) provide the Collateral Agent with such other information in Issuer’s possession and financial projections as may be necessary or, in the Collateral Agent’s reasonable opinion, advisable to enable the Collateral Agent to effect the sale of the Pledged Collateral; and (ii) do or cause to be done all such other acts and things as may be reasonably necessary to make the sale of the Equity Interests or any part thereof valid and binding and in compliance with applicable law provided that performance of the foregoing in this subclause (ii) does not increase Pledgor’s liabilities or obligations hereunder.

Issuer further acknowledges and agrees that it shall do all of the foregoing without any further notice from or consent or agreement of Pledgor.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Issuer has executed this Consent as of the date first set forth above.

ISSUER:

SAVANNAH HOTEL ASSOCIATES, L.L.C.,
a Virginia limited liability company

By:	SOTHERLY HOTELS LP, its sole member

	By:	SOTHERLY HOTELS INC.,
its general partner

By:
		Name:	David R. Folsom
		Title:	President and Chief Executive Officer

SOHO WILMINGTON LLC,
a Delaware limited liability company

By:
Name:	David R. Folsom
Title:	Manager

PHILADELPHIA HOTEL ASSOCIATES LP,
a Pennsylvania limited partnership

By:	MHI GP LLC, its general partner

	By:	SOTHERLY HOTELS LP, its sole member

	By:	SOTHERLY HOTELS INC.,
its general partner

By:
		Name:	David R. Folsom
		Title:	President and Chief Executive Officer

SCHEDULE 1

DESCRIPTION OF EQUITY INTERESTS

ISSUER	PLEDGOR	CLASS	% OWNED
Savannah Hotel Associates, L.L.C., a Virginia limited liability company	Sotherly Hotels LP, a Delaware limited partnership	Membership Interest	100%
SOHO Wilmington LLC, a Delaware limited liability company	Capitol Hotel Associates, L.P., L.L.P., a Virginia limited partnership	Membership Interest	100%
Philadelphia Hotel Associates LP, a Pennsylvania limited partnership	MHI GP LLC, a Delaware limited liability company	General Partnership Interest	1%
	Sotherly Hotels LP, a Delaware limited partnership	Limited Partnership Interest	99%

EXHIBIT A

FORM OF ASSIGNMENT OF MEMBERSHIP OR PARTNERSHIP INTEREST

THIS ASSIGNMENT OF MEMBERSHIP OR PARTNERSHIP INTEREST (this “Assignment of Membership Interest”), dated as of ____________, 20__ (the “Effective Date”), is made by ______________________, a ______________________________ (together with its successors and assigns, the “Assignor”) to _______________________________, a ____________________________ (the “Assignee”).

RECITALS

The Assignor has entered into a certain Pledge and Security Agreement dated as of [●], 2020 (such Agreement, as it may be amended or otherwise modified from time to time, the “Pledge Agreement”), with KWHP SOHO, LLC, a Delaware limited liability company (together with its successors and assigns, the “Collateral Agent”), as collateral agent for the benefit of the Investors. Unless otherwise noted, terms defined in the Pledge Agreement are used herein as defined therein.

The Assignor is a member or partner, as applicable, of ______________________, a ______________________________ (the “Issuer”), existing under and evidenced by the _____________________ Agreement of the Issuer dated as of ________________, 20____ (such agreement, as it may be amended, supplemented or otherwise modified from time to time, the “Operating Agreement”). Under the Operating Agreement, the Assignor has certain rights, title and interest in and to Issuer and its assets and distributions (collectively, the “Interest”). The Collateral Agent has required that the Assignor shall have executed and delivered this Assignment of Membership or Partnership Interest.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.Assignment and Acceptance of Assigned Interest. As of the Effective Date, the Assignor hereby sells, transfers, conveys and assigns (without recourse and, except as set forth herein, representation or warranty) to the Assignee all of the Assignor’s right, title and interest in and to the Interest and of its rights under the Operating Agreement, including, without limitation, all its (a) rights to receive moneys due and to become due under or pursuant to the Operating Agreement related to the Interest, (b) rights to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Operating Agreement related to the Interest, (c) claims for damages arising out of or for breach of or default under the Operating Agreement related to the Interest, and (d) rights to perform thereunder and to compel performance, and otherwise exercise all rights and remedies thereunder related to the Interest. The Assignor’s right, title and interest in the Interest and of the Assignor’s rights under the Operating Agreement that are being assigned to the Assignee pursuant to the Pledge Agreement are hereinafter referred to as the “Assigned Interest”. The Assignee, upon the execution of this Assignment of Membership or Partnership Interest, hereby accepts from the Assignor the Assigned Interest and agrees to become a successor member or partner, as applicable, of the Issuer in the place and stead of the Assignor to the extent of the Assigned Interest and to be bound by the terms and provisions of the Operating Agreement, subject to the terms of the Pledge Agreement and assumes all of Assignor’s rights, obligations and duties under the Operating Agreement with respect to the Assigned Interests arising from and after the Effective Date.

2.Capital Account. On or prior to the Effective Date, the Assignee shall notify each of the other members or partners, as applicable, in Issuer required to be so notified under the terms of the Operating Agreement and thereafter, the portion of all profits and losses, and all other items of income, gain, loss, deduction or credit, allocable to the Assigned Interest shall be credited or charged, as the case may be, to the Assignee and the Assignee shall be entitled to the portion of all distributions, payments or other allocations payable in respect of the Assigned Interest, regardless of the source of such distributions, payments or other allocations or the date on which they were earned.

3.Representations and Warranties of the Assignor. The Assignor represents to the Collateral Agent, as of the Effective Date of this Assignment of Membership or Partnership Interest, and to the Collateral Agent and the Assignee as of the Effective Date, that:

a.

This Assignment of Membership or Partnership Interest has been duly executed and delivered by the Assignor and is a valid and binding obligation of the Assignor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity; and

b.	The Assignor is the sole owner of the Assigned Interest free and clear of any liens, except for the liens created by the Pledge Agreement.

4.Filings. On or as soon as practicable after the Effective Date, the Assignee shall file and record or cause to be filed and recorded with all proper offices or agencies all documents and instruments required to effect the terms herein, if any, including, without limitation, (a) this Assignment of Membership or Partnership Interest and (b) any limited liability company, partnership and assumed or fictitious name certificate or certificates and any amendments thereto.

5.Future Assurances. Each of the Assignor and the Assignee mutually agrees to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute such further deeds, bills of sale, assignments, releases, assumptions, notifications or other documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the assignment evidenced hereby.

6.Successors and Assigns. This Assignment of Membership or Partnership Interest shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

7.Modification and Waiver. No supplement, modification, waiver or termination of this Assignment of Membership or Partnership Interest or any provisions hereof shall be binding unless executed in writing by all parties hereto and the original or a copy of such writing has been delivered to Assignee.

8.Counterparts. Any number of counterparts of this Assignment of Membership or Partnership Interest may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Assignment of Membership or Partnership Interest by facsimile, telecopier or other electronic means shall be as effective as delivery of a manually executed counterpart of this Assignment of Membership or Partnership Interest.

9.Execution; Effective Date. This Assignment of Membership or Partnership Interest will be binding and effective and will result in the assignment of the Assigned Interest on the Effective Date.

10.Governing Law. This Assignment of Membership or Partnership Interest will be governed by the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Membership or Partnership Interest to be executed and delivered.

ASSIGNOR:

		,	a

By:
Name:
Title:

ASSIGNEE:

		,	a

By:
Name:
Title:

EXHIBIT B

FORM OF INSTRUCTION TO REGISTER PLEDGE

[●], 2020

To:_____________________________

In accordance with the requirements of that certain Pledge and Security Agreement, dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), between KWHP SOHO, LLC, a Delaware limited liability company (the “Collateral Agent”), as collateral agent for the benefit of the Investors, ______________________, a ______________________________ (“Pledgor”), and the other pledgors thereunder, you are hereby instructed, to assure the perfection of the security interest of the Collateral Agent in the membership or partnership interests, as applicable, described below, to register the pledge of the following interests in the name of the Collateral Agent, as collateral agent for the benefit of the Investors, as follows:

All of the membership interests or partnership interests, as applicable, of Pledgor in ______________________,a______________________________(“Issuer”),includingwithout limitation, all of the following property now owned or at any time hereafter acquired by Pledgor or in which Pledgor now has or at any time in the future may acquire any right, title or interest:

(a)all Equity Interests;

(b)all securities, moneys or property representing dividends or interest on any of the Equity Interests, or representing a distribution in respect of the Equity Interests, or resulting from a split-up, revision, reclassification or other like change of the Equity Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Equity Interests;

(c)any policy of insurance payable by reason of loss or damage to the Equity Interests;

(d)all “accounts”, “general intangibles”, “instruments” and “Pledged Collateral” (in each case as defined in the UCC) constituting or relating to the foregoing;

(e)all Proceeds of any of the foregoing property of Pledgor (including any proceeds of insurance thereon);

(f)all Voting Rights, claims, powers, privileges, benefits, options or rights of any nature whatsoever which currently exist or may be issued or granted by Issuer to Pledgor, and all instruments, whether heretofore or hereafter acquired, evidencing such rights and interests;

(g)all other rights appurtenant to the property described in foregoing clauses (a) through (f); and

(h)any stock certificates, share certificates, limited liability company certificates, partnership certificates or other certificates or instruments evidencing the foregoing, if any.

You are hereby further authorized and instructed to execute and deliver to the Collateral Agent a Confirmation Statement and Control Agreement, substantially in the form of Exhibit C to the Pledge Agreement and, to the extent provided more fully therein, to comply with the instructions of the Collateral Agent in respect of the pledged Collateral without further consent of, or notice to, the undersigned. Initially capitalized terms used herein and not otherwise defined shall have the meanings given to such words in the Pledge Agreement.

[SIGNATURES CONTINUE NEXT PAGE]

Very truly yours,

PLEDGOR:

, a

By:
Name:
Title:

ACCEPTED BY THE COLLATERAL AGENT:

KWHP SOHO, LLC,
a Delaware limited liability company

By:	KEMMONS WILSON
HOSPITALITY PARTNERS GP, LLC, its Manager

By:
Name:
Title:

EXHIBIT C

FORM OF CONFIRMATION STATEMENT AND CONTROL AGREEMENT

Date: [●], 2020

To:	KWHP SOHO, LLC

c/o Kemmons Wilson Hospitality Partners LP

8700 Trail Lake Drive West, Suite 300

Memphis, Tennessee 38125

Attn: Webb Wilson

Pursuant to the requirements of that certain Pledge and Security Agreement dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), between KWHP SOHO, LLC (the “Collateral Agent”), as collateral agent for the benefit of the Investors, ______________________, a ______________________________ (“Pledgor”), and the other pledgors thereunder, this Confirmation Statement and Control Agreement relates to the Pledged Collateral of Pledgor in and to the undersigned Issuer. Capitalized terms used but not defined herein have the meanings provided in the Pledge Agreement. In connection with the pledge of the Pledged Collateral to you by the Pledgor, the undersigned hereby represents, warrants and agrees with you, as collateral agent for the benefit of the Investors, as follows:

(a)Attached hereto as Exhibit A is a true, correct and complete copy of the Issuer Operating Agreement, including any amendments to or other modifications thereof;

(b)The Issuer Operating Agreement is in full force and effect and has not been further modified or amended;

(c)The registered pledgee of the Equity Interests in the undersigned Issuer is KWHP SOHO, LLC, a Delaware limited liability company, as collateral agent for the benefit of the Investors;

(d)Issuer has registered the Pledged Collateral in the name of the registered pledgee on the date hereof. No other pledge or other interest adverse to that of the registered pledgee is currently registered on the books and records of Issuer with respect to the Pledged Collateral.

(e)Until the Obligations are indefeasibly paid in full, Issuer agrees:(i) upon the occurrence and during the continuation of an Event of Default under the Note Purchase Agreement or any other Transaction Document, to comply with the written instructions of the Collateral Agent, without any further consent from Pledgor or any other Person, in respect of the Pledged Collateral; and (ii) upon the occurrence and during the continuation of an Event of Default under the Note Purchase Agreement or any other Transaction Document, to disregard any request made by Pledgor or any other person which contravenes the written instructions of the Collateral Agent with respect to the Pledged Collateral; and (iii) to recognize the Collateral Agent’s or any other successful bidder’s right to become a member or partner, as applicable, in Issuer following a sale of the Equity Interests in accordance with Section 5.1 of the Pledge Agreement and the UCC. Initially capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Pledge Agreement.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

		,	a

By:
Name:
Title:

EXHIBIT A TO CONFIRMATION STATEMENT AND CONTROL AGREEMENT

ISSUER OPERATING AGREEMENT

(attached hereto)

29276886.10

EXHIBIT C

Form of Board Observer Agreement

[Attached.]

29250315.12

Exhibit C

Execution Version

BOARD OBSERVER AGREEMENT

This Board Observer Agreement, dated effective as of December 31, 2020 (this “Agreement”), is entered into by and between Sotherly Hotels Inc., a Maryland corporation operating as a real estate investment trust (the “REIT”), and KWHP SOHO, LLC (the “Investor”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement (defined below).

WHEREAS, pursuant to and subject to the terms and conditions of that certain Note Purchase Agreement by and among Sotherly Hotels LP, a Delaware limited partnership and the operating partnership of the REIT (the “Operating Partnership”), the REIT, the Investor, the other investors party thereto, and KWHP SOHO, LLC, as collateral agent, dated as of December 31, 2020 (the “Purchase Agreement”), the Operating Partnership has agreed to issue and sell to the Investor, and the Investor has agreed to purchase from the Operating Partnership, certain promissory notes (the “Notes”), and the REIT has agreed to guarantee all obligations of the Operating Partnership under the Purchase Agreement, the Notes and other Transaction Documents, all as more particularly described in the respective Transaction Documents; and

WHEREAS, as an inducement to the Investor to enter into the Purchase Agreement and purchase the Notes, the REIT desires to provide the Investor with certain observation rights regarding the REIT’s board of directors (the “Board”) and committees thereof (“Committees”), as further described, and subject to the terms and conditions set forth, herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Observer Rights.

(a)Beginning on the First Closing Date (as defined in the Purchase Agreement) and ending on the date on which all principal, interest and all other sums payable under the Notes held by the Investor and any of its Affiliates are paid and satisfied in full (the “Board Rights Termination Date” and such period from the date of this Agreement to the Board Rights Termination Date, the “Observation Period”), the REIT grants to the Investor the option and right, exercisable at any time during the Observation Period by delivering a written notice of such appointment to the REIT, to appoint a single representative (the “Observer”) to attend all meetings (including telephonic or videoconference meetings and meetings held in executive session) of the Board and all Committees during the Observation Period in a non-voting, observer capacity; provided, that (x) for the avoidance of doubt, Investor may designate more than one representative of Investor as an Observer but only one such representative shall be entitled to attend any particular meeting of the Board or Committee, and (y) any such representative shall have executed and delivered to the REIT a copy of the Acknowledgement and Agreement to be Bound in the form attached hereto as Exhibit A (the “Acknowledgement”). The Observer may participate fully in discussions of all matters brought to the Board or Committee, as the case may be, for consideration, but in no event shall the Observer (i) be deemed to be a member of the Board or any Committee; (ii) except for (and without limitation of) the obligations expressly set forth in this Agreement and the Acknowledgement, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the REIT or its stockholders; or (iii) have the right to propose or offer any motions or resolutions to the Board or Committees. Upon request, the REIT shall allow the Observer to attend Board or Committee meetings by telephone or electronic communication. The presence of the Observer shall not be required for purposes of establishing a quorum.

(b)The REIT shall provide to the Observer copies of all notices, minutes, consents and other materials that it provides to Board members (collectively, “Board Materials”), including any draft versions, proposed written consents, and exhibits and annexes to any such materials, at the same time and in the same manner as such information is delivered to the Board members.

(c)Notwithstanding anything herein to the contrary, the REIT may exclude the Observer from access to any Board Materials, meeting or portion thereof if the Board concludes, acting in good faith, that (i) such exclusion is reasonably necessary to preserve the attorney-client or work product privilege between the REIT or its Affiliates and its counsel (provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to preserve such privilege); or (ii) such Board Materials or discussion relates to an existing or potential contractual relationship or transaction between the REIT or any of its Affiliates and the Investor or its Affiliates.

(d)From and after the Board Rights Termination Date, any rights of Investor and the Observer provided in Sections 1(a) and 1(b) shall cease.

2.Confidential Information.

(a)To the extent that any information obtained by the Observer from the REIT (or any director, officer, employee or agent thereof) is Confidential Information (as defined below), the Investor shall, and shall cause the Observer to, treat any such Confidential Information as confidential in accordance with the terms and conditions set out in this Section 2.

(b)As used in this Agreement, “Confidential Information” means any and all information or data concerning the REIT or its Affiliates, whether in verbal, visual, written, electronic or other form, which is disclosed to the Observer by the REIT or any director, officer, employee or agent of the REIT (including all Board Material that is non-public information), together with all information discerned from, based on or relating to any of the foregoing which may be prepared or created by the Observer, the Investor or any of its Affiliates, or any of their respective directors, officers, employees, agents or advisors (each, a “Representative”); provided, however, that “Confidential Information” shall not include information that:

(i)is or becomes generally available to the public other than as a result of disclosure of such information by the Investor, any of its Affiliates, any of their Representatives, or the Observer;

(ii)is independently developed by the Investor, any of its Affiliates, any of their Representatives, or the Observer without use of Confidential Information provided by the REIT or by any director, officer, employee or agent thereof;

(iii)becomes available to the recipient of such information at any time on a non-confidential basis from a third party that is not, to the recipient's knowledge, prohibited from disclosing such information to the Investor or any of its Affiliates, any of their respective Representatives, or the Observer by any contractual, legal or fiduciary obligation to the REIT; or

(iv)was known by the Investor, any of its Affiliates, or the Observer prior to receipt from the REIT or from any director, officer, employee or agent thereof.

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(c)The Investor shall, and shall cause the Observer to, (i) retain all Confidential Information in strict confidence; (ii) not release or disclose Confidential Information in any manner to any other person (other than disclosures to the Investor, its Affiliates or to any of its or their Representatives who (A) have a need to know such information; and (B) are informed of its confidential nature); and (iii) use the Confidential Information solely in connection with the Investor’s and Observer’s rights hereunder and not for any other purpose; provided, however, that the foregoing shall not apply to the extent the Investor, its Affiliates, any of its or their Representatives or the Observer is compelled to disclose Confidential Information by judicial or administrative process, pursuant to the advice of its outside counsel, or by requirements of law; provided, further, however, that, if legally permissible, prior written notice of such disclosure shall be given to the REIT so that the REIT may take action, at its expense, to prevent such disclosure and any such disclosure is limited only to that portion of the Confidential Information which such person is compelled to disclose.

(d)The Investor, on behalf of itself and the Observer, acknowledges that the Confidential Information is proprietary to the REIT and may include trade secrets or other business information the disclosure of which could harm the REIT. None of the Investor, any of its Affiliates, their Representatives or the Observer shall, by virtue of the REIT's disclosure of, or such person's use of any Confidential Information, acquire any rights with respect thereto, all of which rights (including intellectual property rights) shall remain exclusively with the REIT. The Investor shall be responsible for any breach of this Section 2 by the Observer, any of its Affiliates, or its or their Representatives.

(e)The Investor agrees that, upon the request of the REIT following the Board Rights Termination Date, it will (and will cause the Observer, its Affiliates and its and their Representatives to) promptly (i) return or destroy all physical materials containing or consisting of Confidential Information and all hard copies thereof in their possession or control; and (ii) destroy all electronically stored Confidential Information in their possession or control; provided, however, that each of the Investor, its Affiliates, and its and their Representatives may retain any electronic or written copies of Confidential Information as may be (A) stored on its electronic records or storage system resulting from automated back-up systems; (B) required by law, other regulatory requirements, or internal document retention policies; or (C) contained in board presentations or minutes of board meetings of the Investor or its Affiliates; provided, further, however, that any such retained Confidential Information shall remain subject to this Section 2.

3.Expenses. The REIT agrees to reimburse the Investor for reasonable out-of-pocket expenses incurred in connection with the Observer’s attendance at Board and Committee meetings; provided, that all reimbursements payable by the REIT pursuant to this Section 3 shall be payable in accordance with and subject to the REIT’s policies and practices with respect to director expense reimbursement then in effect.

4.Miscellaneous.

(a)Notices. All notices provided for in this Agreement shall be in writing and shall be given as provided in Section 9.4 of the Purchase Agreement.

(b)Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties regarding the matters set out in this Agreement.

(c)Modification. No provision of this Agreement may be amended, modified or waived, except in a writing signed by the parties hereto.

3

(d)Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party.

(e)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law.

(f)Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

(g)Counterparts. This Agreement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument.

(h)No Waiver. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be construed as a waiver or deprive such party of the right to thereafter insist on strict adherence to that term or any other term of this Agreement.

(i)Remedies. The REIT, on the one hand, and the Investor, on the other hand, each acknowledge and agree that monetary damages may not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (i) the non-breaching party shall have the right to seek immediate injunctive and other equitable relief, without proof of actual damages; (ii) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (iii) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies that may be available to the non-breaching party at law or in equity.

(j)Applicable Law; Venue; Waiver of Jury Trial. This Agreement and the agreements, instruments, and documents contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any applicable principles of conflicts of law that might require the application of the laws of any other jurisdiction. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the actions contemplated hereby, each party: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with the preceding clause (i), (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 4(a) of this Agreement. The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement or any other document executed in connection herewith or therewith.

(k)Survival. The provisions of Sections 2, 3, 4(i) and 4(j) will survive termination of this Agreement.

[Remainder of page intentionally left blank. Signature page to follow.]

4

IN WITNESS WHEREOF, the parties hereto have caused this Board Observer Agreement to be duly executed as of the date first indicated above.

COMPANY:

SOTHERLY HOTELS INC.,
a Maryland corporation

By:
Name:	David R. Folsom
Title:	President and Chief Executive Officer

INVESTOR:

KWHP SOHO, LLC,
a Delaware limited liability company

By:	KEMMONS WILSON HOSPITALITY PARTNERS GP, LLC,
its Manager

By:
Name:
Title:

[Signature Page to Board Observer Agreement]

EXHIBIT A

ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND

This Acknowledgement and Agreement to be Bound, dated effective as of December 31, 2020 (“Acknowledgement”) is given by the undersigned as a representative designated by KWHP SOHO, LLC (the “Investor”) to act as the Observer pursuant to that certain Board Observer Agreement by and between Sotherly Hotels Inc., a Maryland corporation operating as a real estate investment trust (the “REIT”), and the Investor dated as of December 31, 2020 (the “Agreement”). Capitalized terms used, but not defined, herein have the meanings ascribed thereto in the Agreement.

1.By his execution of this Acknowledgement, the undersigned acknowledges and agrees:

(a)That he has received and reviewed a copy of the Agreement and that his execution of this Acknowledgement is a condition precedent to his appointment as the Observer under the Agreement.

(b)To treat any Confidential Information obtained by him from the REIT (or any director, officer, employee or agent thereof) in accordance with Section 2 of the Agreement.

(c)That either the Investor or the undersigned may terminate the undersigned's service as the Observer as set forth in the Agreement. If the undersigned ceases to serve as the Observer, he shall (i) no longer be entitled to exercise any rights afforded to the Observer under Section 1 of the Agreement and (ii) as promptly as practicable (but in any event not later than three business days thereafter) deliver or destroy all physical materials containing or consisting of Confidential Information in his possession or control to the Investor.

2.No provision of this Acknowledgement may be amended, modified or waived, except in a writing signed by the undersigned and the REIT. The invalidity or unenforceability of any provision of this Acknowledgement shall not affect the validity or enforceability of any other provision, and if any restriction in this Acknowledgement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. This Acknowledgement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument.

3.The undersigned acknowledges and agrees that monetary damages may not be a sufficient remedy for any breach (or threatened breach) of this Agreement by him and that, in the event of any breach or threatened breach hereof, (a) the REIT shall have the right to seek immediate injunctive and other equitable relief, without proof of actual damages; (b) he will not plead in defense thereto that there would be an adequate remedy at law, and (c) he agrees to waive any applicable right or requirement that a bond be posted by the REIT. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies that may be available to the REIT at law or in equity.

4.Section 4(j) (Applicable Law; Venue) of the Agreement shall be applicable to this Acknowledgement, and the undersigned hereby agrees to be bound thereby, as if set forth herein. If any notice, request, demand or other communication is given to the undersigned under this Acknowledgement, it shall be given to him at his address set forth on the signature page hereto or such other address as the undersigned shall have provided in writing to the REIT in accordance with Section 4 of the Agreement.

[Remainder of Page Intentionally Left Blank. Signature Page to Follow.]

IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement as of the date first above written.

Printed Name:

c/o Kemmons Wilson Hospitality Partners LP
8700 Trail Lake Drive West, Suite 300
Memphis, Tennessee 38125

ACKNOWLEDGED AND ACCEPTED as of this 31st day of December, 2020:

COMPANY:

SOTHERLY HOTELS INC.,
a Maryland corporation

By:
Name:	David R. Folsom
Title:	President and Chief Executive Officer

INVESTOR:

KWHP SOHO, LLC,
a Delaware limited liability company

By:	KEMMONS WILSON HOSPITALITY PARTNERS GP, LLC,
its Manager

By:
Name:
Title:

29302145.4